EXECUTION COPY















                      AMENDED AND RESTATED CREDIT AGREEMENT


                            Dated as of June 3, 1996


                                      Among


                         COLLINS & AIKMAN PRODUCTS CO.,
                                  as Borrower,


                          COLLINS & AIKMAN CANADA INC.,
                              as Canadian Borrower,


                          COLLINS & AIKMAN CORPORATION,
                                  as Guarantor,


                            THE LENDERS NAMED HEREIN,

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                               NATIONSBANK, N.A.,
                               as Managing Agents,


                                       And


                                 CHEMICAL BANK,
                             as Administrative Agent












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

Article    Section                                                                                              Page








                                                 TABLE OF CONTENTS


Article    Section                                                         Page
I.         DEFINITIONS

           SECTION 1.01.  Defined Terms.........................................................................  1
           SECTION 1.02.  Terms Generally....................................................................... 20

II.        THE CREDITS

           SECTION 2.01.  Loans; Revolving Credit Commitments................................................... 20
           SECTION 2.02.  Loans................................................................................. 23
           SECTION 2.03.  Notice of Revolving Borrowings........................................................ 24
           SECTION 2.04.  Notes; Repayment of Loans............................................................. 24
           SECTION 2.05.  Fees.................................................................................. 25
           SECTION 2.06.  Interest on Loans..................................................................... 26
           SECTION 2.07.  Default Interest...................................................................... 26
           SECTION 2.08.  Alternate Rate of Interest............................................................ 26
           SECTION 2.09.  Termination and Reduction of Revolving Credit Commitments............................. 27
           SECTION 2.10.  Conversion and Continuation of Tranche A Term, Tranche B Term and
                            Canadian Term Borrowings............................................................ 27
           SECTION 2.11.  Repayment of Tranche A Term, Tranche B Term and Canadian Term
                            Borrowings.......................................................................... 28
           SECTION 2.12.  Prepayment............................................................................ 29
           SECTION 2.13.  Reserve Requirements; Change in Circumstances......................................... 31
           SECTION 2.14.  Change in Legality.................................................................... 32
           SECTION 2.15.  Indemnity............................................................................. 32
           SECTION 2.16.  Pro Rata Treatment.................................................................... 33
           SECTION 2.17.  Payments.............................................................................. 33
           SECTION 2.18.  Taxes................................................................................. 33
           SECTION 2.19.  Issuance of Letters of Credit......................................................... 36
           SECTION 2.20.  Participations; Unconditional Obligations............................................. 36
           SECTION 2.21.  Letter of Credit Fee.................................................................. 37
           SECTION 2.22.  Agreement To Repay Letter of Credit Disbursements..................................... 37
           SECTION 2.23.  Letter of Credit Operations........................................................... 38
           SECTION 2.24.  Cash Collateralization................................................................ 38
           SECTION 2.25.  Termination and Reduction of Letter of Credit Commitment.............................. 38

III.       REPRESENTATIONS AND WARRANTIES

           SECTION 3.01.  Organization, Corporate Powers........................................................ 39
           SECTION 3.02.  Authorization......................................................................... 39
           SECTION 3.03.  Enforceability........................................................................ 40
           SECTION 3.04.  1996 Transactions..................................................................... 40
           SECTION 3.05.  Use of Proceeds....................................................................... 40
           SECTION 3.06.  Federal Reserve Regulations........................................................... 40
           SECTION 3.07.  Capitalization of the Borrower and Holdings........................................... 40
           SECTION 3.08.  Pledge Agreement...................................................................... 41
           SECTION 3.09.  Financial Statements.................................................................. 41
           SECTION 3.10.  No Material Adverse Change............................................................ 41

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Article    Section                                                                                              Page

           SECTION 3.11.  Title to Properties; Possession Under Leases.......................................... 41
           SECTION 3.12.  Subsidiaries.......................................................................... 42
           SECTION 3.13.  Litigation; Compliance with Laws...................................................... 42
           SECTION 3.14.  Agreements............................................................................ 42
           SECTION 3.15.  Investment Company Act................................................................ 42
           SECTION 3.16.  Public Utility Holding Company Act.................................................... 43
           SECTION 3.17.  Tax Returns........................................................................... 43
           SECTION 3.18.  No Material Misstatements............................................................. 43
           SECTION 3.19.  Employee Benefit Plans................................................................ 43
           SECTION 3.20.  Labor Matters......................................................................... 44
           SECTION 3.21.  Environmental Matters................................................................. 44
           SECTION 3.22.  Solvency.............................................................................. 45
           SECTION 3.23.  Absence of Certain Restrictions....................................................... 45
           SECTION 3.24.  No Foreign Assets Control Regulation Violation........................................ 45
           SECTION 3.25.  Insurance............................................................................. 46
           SECTION 3.26.  Certain Other Representations......................................................... 46
           SECTION 3.27.  Senior Debt........................................................................... 46

IV.        CONDITIONS

           SECTION 4.01.  All Credit Events..................................................................... 46
           SECTION 4.02.  Conditions to Effectiveness........................................................... 47

V.         AFFIRMATIVE COVENANTS

           SECTION 5.01.  Existence; Businesses and Properties.................................................. 49
           SECTION 5.02.  Insurance............................................................................. 49
           SECTION 5.03.  Taxes................................................................................. 50
           SECTION 5.04.  Financial Statements, Reports, Amendments, etc........................................ 50
           SECTION 5.05.  Litigation and Other Notices.......................................................... 52
           SECTION 5.06.  ERISA................................................................................. 52
           SECTION 5.07.  Maintaining Records; Access to Properties and Inspections............................. 52
           SECTION 5.08.  Use of Proceeds....................................................................... 52
           SECTION 5.09.  Further Assurances.................................................................... 53
           SECTION 5.10.  Change in Ownership................................................................... 53
           SECTION 5.11.  Fiscal Year; Accounting............................................................... 53
           SECTION 5.12.  Dividends............................................................................. 53
           SECTION 5.13.  Rate Protection Agreements............................................................ 53
           SECTION 5.14.  Corporate Separateness................................................................ 53
           SECTION 5.15.  Business of Restricted Subsidiaries................................................... 53

VI.        NEGATIVE COVENANTS

           SECTION 6.01.  Indebtedness.......................................................................... 54
           SECTION 6.02.  Dividends and Distributions........................................................... 56
           SECTION 6.03.  Capital Expenditures.................................................................. 57
           SECTION 6.04.  Liens................................................................................. 57
           SECTION 6.05.  Priority of Loan Payments............................................................. 59
           SECTION 6.06.  Sale and Lease-Back Transactions...................................................... 60
           SECTION 6.07.  Investments, Loans and Advances....................................................... 60
           SECTION 6.08.  Mergers, Consolidations, Sales of Assets and Acquisitions............................. 61
           SECTION 6.09.  Transactions with Affiliates and Stockholders......................................... 63

                                                       ii


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Article    Section                                                                                              Page

           SECTION 6.10.  Subordinated Indebtedness............................................................. 63
           SECTION 6.11.  Amendment of Constitutive Documents; Change in Corporate Structure.................... 63
           SECTION 6.12.  Business of Holdings and Restricted Subsidiaries...................................... 63
           SECTION 6.13.  Restrictive Agreements................................................................ 63
           SECTION 6.14.  Interest Coverage Ratio............................................................... 63
           SECTION 6.15.  EBITDA................................................................................ 64
           SECTION 6.16.  Leverage Ratio........................................................................ 64
           SECTION 6.17.  Current Ratio......................................................................... 64
           SECTION 6.18.  Tax Sharing........................................................................... 64
           SECTION 6.19.  Significant Subsidiaries.............................................................. 64
           SECTION 6.20.  Inactive Subsidiaries................................................................. 64

VII.       EVENTS OF DEFAULT

VIII.      THE ADMINISTRATIVE AGENT

IX.        MISCELLANEOUS

           SECTION 9.01.  Notices............................................................................... 69
           SECTION 9.02.  Survival of Agreement................................................................. 70
           SECTION 9.03.  Binding Effect........................................................................ 70
           SECTION 9.04.  Successors and Assigns................................................................ 70
           SECTION 9.05.  Expenses; Indemnity................................................................... 72
           SECTION 9.06.  Right of Setoff; Sharing.............................................................. 74
           SECTION 9.07.  Applicable Law........................................................................ 74
           SECTION 9.08.  Waivers; Amendment.................................................................... 74
           SECTION 9.09.  Interest Rate Limitation.............................................................. 75
           SECTION 9.10.  Entire Agreement...................................................................... 75
           SECTION 9.11.  Waiver of Jury Trial.................................................................. 75
           SECTION 9.12.  Severability.......................................................................... 75
           SECTION 9.13.  Counterparts.......................................................................... 76
           SECTION 9.14.  Headings.............................................................................. 76
           SECTION 9.15.  Jurisdiction; Consent to Service of Process........................................... 76
           SECTION 9.16.  Conversion of Currencies.............................................................. 76
           SECTION 9.17.  Confidentiality....................................................................... 76


                                                       iii


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Exhibits

Exhibit A-1       Revolving Credit Note
Exhibit A-2       Tranche A Term Note
Exhibit A-3       Tranche B Term Note
Exhibit A-4       Swingline Note
Exhibit A-5       Canadian Term Note
Exhibit A-6       Intercompany Note
Exhibit B         Assignment and Acceptance
Exhibit C         Administrative Questionnaire
Exhibit D         Form of Opinion of Cravath, Swaine & Moore,
                  Elizabeth R. Philipp, Esq. and Stikeman, Elliott
Exhibit E         Form of Compliance Certificate
Exhibit F         Form of Acknowledgement and Consent


Schedules

1.01(A)           Applicable Margin
1.01(B)           Applicable Prepayment Percentage
1.01(C)           Additional Designated Persons
1.01(D)           Subordination Terms
2.01              Commitments
2.11(a)           Term Loan Amortization Schedule; Canadian Term Loan
                  Amortization Schedule
3.07(b)(1)        Holdings Common Stock By Designated Persons
3.07(b)(2)        Options and Rights Regarding Holdings
                  Capital Stock
3.12(a)           Subsidiaries of Holdings
3.12(b)           Outstanding Commitments Relating to Capital Stock
3.17              Tax Matters
6.01              Existing Indebtedness
6.04              Existing Liens
6.07              Existing Investments




                                                       iv


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                                                                               1











                   AMENDED AND  RESTATED  CREDIT  AGREEMENT  dated as of June 3,
              1996, among COLLINS & AIKMAN PRODUCTS CO., a Delaware  corporation
              (the  "Borrower"),  COLLINS & AIKMAN CANADA INC. (f/k/a WCA Canada
              Inc.), a Canadian corporation (the "Canadian Borrower"), COLLINS &
              AIKMAN  CORPORATION,  a  Delaware  corporation  ("Holdings"),  the
              financial   institutions  parties  hereto  (the  "Lenders"),   and
              CHEMICAL  BANK, a New York banking  corporation  ("Chemical"),  as administrative  agent for the Lenders  and the  Issuing  Banks (in such capacity, the "Administrative Agent").

              The Borrower, the Canadian Borrower, Holdings, the Lenders parties thereto (the "1994 Lenders") and the Administrative Agent are parties to the Credit Agreement, dated as of June 22, 1994 (as amended, supplemented or otherwise modified to the date hereof, the "1994 Credit Agreement") pursuant to which the 1994 Lenders have made loans and other extensions of credit to the Borrower and the Canadian Borrower. The Borrower, Holdings, the Lenders parties thereto (the "Larizza Lenders") and the Administrative Agent are parties to the Credit Agreement, dated as of December 22, 1995 (as amended, supplemented or otherwise modified to the date hereof, the "Larizza Credit Agreement"; and together with the 1994 Credit Agreement, the "Existing Credit Agreements") pursuant to which the Larizza Lenders have made term loans to the Borrower. In connection with a series of transactions (the "1996 Transactions") involving, inter alia, (i) the issuance by the Borrower of its Senior Subordinated Notes due 2006 and (ii) the spin-off to the shareholders of Holdings, or the sale, of the Borrower's Wallcoverings business, the Borrower, the Canadian Borrower and Holdings have requested the Administrative Agent, the Issuing Banks and the Lenders to amend and restate the Existing Credit Agreements as set forth herein.
The Administrative Agent, the Issuing Banks and the Lenders are willing to so amend and restate the Existing Credit Agreements.

         Accordingly,   the  Borrower,  the  Canadian  Borrower,  Holdings,  the
Lenders,  the Issuing Banks and the  Administrative  Agent amend and restate the
Existing Credit Agreements as follows effective as of the Effective Date:


                                   ARTICLE I.

                                   DEFINITIONS

     SECTION 1.01. Defined Terms. In addition to the terms defined above, as used in this Agreement the following terms shall have the meanings specified below:

              "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

              "ABR Canadian Term Loan" shall mean any Canadian Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

              "ABR Loan" shall mean any ABR  Tranche A Term Loan,  ABR Tranche B
         Term Loan,  ABR  Revolving  Loan,  ABR Canadian  Term Loan or Swingline
         Loan.

              "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

              "ABR Tranche A Term Loan" shall mean any Tranche A Term Loan bearing interest at a rate determined by reference to the Alternate
         Base Rate in accordance with the provisions of Article II.

              "ABR Tranche B Term Loan" shall mean any Tranche B Term Loan bearing interest at a rate determined by reference to the Alternate
         Base Rate in accordance with the provisions of Article II.

              "Adjusted  LIBO Rate" shall mean,  with respect to any  Eurodollar
         Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
         (a) the LIBO Rate in effect for such Interest  Period and (b) Statutory
         Reserves. For purposes hereof, (a)



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                                                                               2



         if at least two  offered  rates for  deposits  in dollars  for a period comparable to the  applicable  Interest  Period appear on page 3750 (or any successor  page) of the Dow Jones Telerate Screen as of 11:00 a.m.,
         London time,  on the day that is two  Business  Days prior to the first day of such  Interest  Period,  the term  "LIBO  Rate"  shall  mean the arithmetic  mean of all such  offered  rates and (b) if fewer  than two such offered  rates so appear on page 3750 (or any  successor  page) of the Dow Jones Telerate Screen, the term "LIBO Rate" shall mean the rate
         (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits  approximately equal in principal amount to Chemical's portion
         (or, if Chemical shall not have any portion,  the portion of the Lender
         having  the  largest   applicable  Type  of  Loan)  of  the  applicable
         Eurodollar  Borrowing  and for a period  comparable  to the  applicable
         Interest  Period  are  offered  to  Chemical's   office  in  which  its
         eurodollar   operations  in  respect  of  eurodollar  loans  are  being conducted in immediately  available  funds in the eurodollar  market at approximately  11:00  a.m.,  New  York  time,  on the  day  that is two
         Business Days prior to the first day of such Interest Period.

              "Administrative   Questionnaire"   shall  mean  an  Administrative
         Questionnaire substantially in the form of Exhibit C.

              "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

              "Agency  Fees"  shall have the  meaning  assigned  to such term in
         Section 2.05(c).

              "Agents" shall mean the collective reference to the Administrative
         Agent and the Managing Agents.

              "Alternate  Base Rate" shall  mean,  for any day, a rate per annum
         (rounded  upwards,  if necessary,  to the next 1/16 of 1%) equal to the greatest  of (a) the Prime Rate in effect on such day,  (b) the Base CD
         Rate in effect on such day plus 1% and (c) the Federal Funds  Effective
         Rate in effect on such day plus 1/2 of 1%. For purposes hereof,  "Prime
         Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical  as its prime rate in effect at its  principal office  in New York  City;  each  change  in the  Prime  Rate  shall be effective  on the date  such  change  is  publicly  announced  as being effective.  "Base CD Rate" shall mean the sum of (a) the product of (i)
         the Three-Month  Secondary CD Rate and (ii) Statutory  Reserves and (b)
         the Assessment  Rate.  "Three-Month  Secondary CD Rate" shall mean, for any day, the  secondary  market rate for  three-month  certificates  of deposit  reported as being in effect on such day (or, if such day shall not be a Business  Day, the next  preceding  Business Day) by the Board through the public  information  telephone line of the Federal  Reserve
         Bank of New York (which rate will,  under the current  practices of the
         Board, be published in Federal Reserve  Statistical  Release  H.15(519)
         during the week  following  such day), or, if such rate shall not be so reported on such day or such next  preceding  Business Day, the average of the secondary  market  quotations for  three-month  certificates  of deposit  of major  money  center  banks in New York  City  received  at approximately  10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by
         the   Administrative   Agent  from  three  New  York  City   negotiable
         certificate of deposit dealers of recognized  standing  selected by it.
         "Federal  Funds  Effective  Rate" shall mean, for any day, the weighted average  of the rates on  overnight  Federal  funds  transactions  with members  of the  Federal  Reserve  System  arranged  by  Federal  funds brokers,  as  published  on the  next  succeeding  Business  Day by the
         Federal  Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the  quotations for the day of such transactions  received by the Administrative Agent from three Federal funds brokers of recognized  standing  selected by it. If for any reason the  Administrative  Agent shall have determined  (which determination  shall be conclusive  absent  manifest  error) that it is unable to  ascertain  the Base CD Rate or the Federal  Funds  Effective
         Rate or both for any reason,  including the inability or failure of the
         Administrative Agent to obtain sufficient quotations in accordance with the terms thereof,  the Alternate Base Rate shall be determined without regard to clause (b) or (c),  or both,  of the first  sentence  of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal



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                                                                               3



         Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds
         Effective Rate, respectively.

              "Amendment  Fees" shall have the meaning  assigned to such term in
         Section 2.05(b).

              "Applicable Asset Sale Prepayment Percentage" shall mean 50%.

              "Applicable Excess Cash Flow Prepayment Percentage" shall mean initially 50% or, if the Applicable Level at any time is higher than Level I, the Excess Cash Flow Prepayment Percentage set forth in
         Schedule 1.01(B) opposite the Applicable Level in effect on the last day of the fiscal year to which the prepayment relates.

              "Applicable Level" shall mean at any time the highest of Level I, Level II, Level III and Level IV in effect determined in accordance with Schedule 1.01(A).

              "Applicable  Margin"  means  (i) for  any  date  on or  after  the
         Effective Date to but excluding the first day of the second full fiscal quarter commencing after the Effective Date, with respect to Eurodollar
         Loans,  1- 3/4% and with respect to ABR Loans,  3/4 of 1%, and (ii) for any date on or after the first day of the second  full  fiscal  quarter commencing  after the Effective  Date,  with respect to any  Eurodollar
         Loans or ABR Loans, as the case may be, the applicable margin set forth on Schedule 1.01(A)  opposite the Applicable  Level, in each case as of the last day of the Borrower's fiscal quarter most recently ended as of such date; provided that,  notwithstanding the foregoing, for Tranche B
         Term Loans the Applicable Margin with respect to Eurodollar Loans shall
         be  2-1/4%   and  with   respect   to  ABR  Loans   shall  be   1-1/4%.
         Notwithstanding  anything  herein to the  contrary,  from and after the fifth anniversary of the 1994 Closing Date the Applicable Margin except in respect of Tranche B Term Loans  shall be 1/4 of 1% higher  than the rate otherwise determined pursuant to this definition.

              "Applicable  Percentage" shall mean, with respect to any Revolving
         Lender, the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Lender's Revolving Credit Commitment.

              "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by Chemical to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at Chemical's domestic offices.

              "Assignment   and   Acceptance"   shall  mean  an  assignment  and
         acceptance  entered into by a Lender and an  assignee,  and accepted by the  Administrative  Agent,  substantially  in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

              "Available Wallcoverings Proceeds" shall mean the Net Proceeds of any sale (in whole or in part) of Wallcoverings Subsidiaries other than Net Proceeds required to be applied in accordance with Section 6.08(k).

              "Blackstone"  shall  mean  Blackstone  Capital  Partners  L.P.,  a
         Delaware limited partnership.

              "Blackstone  Entities" shall mean  Blackstone,  Blackstone  Group,
         Blackstone Management Partners, L.P., Blackstone Management Associates,
         L.P. or any of their Affiliates.

              "Blackstone  Group"  shall  mean  The  Blackstone  Group  L.P.,  a
         Delaware limited partnership.

              "Board"  shall mean the Board of Governors of the Federal  Reserve
         System of the United States (or any successor).





                                                                               4




              "Borrower Common Stock" shall have the meaning assigned to that term in Section 3.07(a).

              "Borrowing" shall mean a group of Loans of a single Type made to the Borrower or the Canadian Borrower on a single date and as to which a single Interest Period is in effect.

              "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

              "Canadian Term Borrowing" shall mean a Borrowing comprised of Canadian Term Loans.

              "Canadian Term Loan Maturity Date" shall mean July 13, 2002.

              "Canadian Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11.

              "Canadian Term Loans" shall mean the term loans made to the Canadian Borrower pursuant to Section 2.01(e) of the 1994 Credit
         Agreement.  Each Canadian Term Loan shall be a Eurodollar Canadian Term
         Loan or an ABR Canadian Term Loan.

              "Canadian Term Note" shall mean a promissory  note of the Canadian
         Borrower, substantially in the form of Exhibit A-5, evidencing Canadian
         Term Loans.

              "Capital  Expenditures"  shall mean, for any person in any period, the aggregate amount of all capital  expenditures of such person during such period  (but not  including  Permitted  Business  Acquisitions  or
         Investments permitted pursuant to subsection 6.07(l)). For the purposes hereof, the amount of any Capital  Expenditure shall not include (i) an amount equal to that portion of the  proceeds  received  upon any sale, transfer  or other  disposition  of assets or  properties  pursuant  to
         Section  6.08(a),  (g) or (i)  which  is  applied  to the  purchase  of replacement  assets or  properties  within  12  months  of the  receipt
         thereof,   (ii)   expenditures   that  are  accounted  for  as  capital
         expenditures  of such person and that  actually are paid for by a third party  (excluding  Holdings or any  subsidiary  thereof)  and for which neither Holdings nor any subsidiary thereof has provided or is required to provide,  directly or indirectly,  any  consideration  to such third party or any  other  person  (whether  before,  during  or  after  such period),  (iii) the book value of any asset owned by such person  prior to or during such period to the extent that such book value is included as a capital  expenditure during such period as a result of such person reusing or beginning  to reuse such asset during such period  without a corresponding  expenditure  actually  having been made in such  period, provided that any  expenditure  necessary in order to permit such asset to be reused  shall be  included  as a Capital  Expenditure  during the period that such expenditure  actually is made or (iv)  expenditures of insurance  proceeds or condemnation  awards received in connection with the loss,  damage,  destruction or condemnation of property of Holdings or its subsidiaries.

              "Capital  Lease   Obligations"   of  any  person  shall  mean  the
         obligations of such person to pay rent or other amounts under any lease of (or other  arrangement  conveying the right to use) real or personal property,  or a combination thereof,  which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

              "Cash Interest Expense" shall mean Interest Expense paid or required to be paid in cash (but excluding any amortization of debt discounts and fees included in the calculation of Interest Expense).

              A "Change  in  Control"  shall be deemed to have  occurred  if (a)
         Holdings shall cease to directly own, beneficially and of record, free and clear of any and all Liens (other than Liens in favor of the Collateral Agent pursuant to the Pledge Agreement), 100% of the issued and outstanding capital stock of the Borrower;



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                                                                               5



         (b) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof)
         (other than (i) any Designated Person or (ii) any combination of Designated Persons) shall own beneficially, directly or indirectly, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings at a time when Designated Persons or any combination of Designated Persons do not beneficially own shares representing at least
         50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; or (c) the Continuing
         Directors shall cease to occupy a majority of the seats (excluding vacant seats) on the Board of Directors of Holdings. For purposes of clause (b) of this definition, the term "Designated Person" shall be deemed to include any other holder or holders of shares of Holdings having ordinary voting power if any Blackstone Entity or WP Entity shall hold the irrevocable general proxy of each such holder in respect of the shares held by such holder.

              "Charges" shall have the meaning  assigned to that term in Section
         9.09.

              "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              "Collateral Agent" shall mean Chemical, as Collateral Agent under the Pledge Agreement and the Guarantee Agreement.

              "Commitment" shall mean, with respect to any Lender, such Lender's
         Swingline Loan Commitment and Revolving Credit Commitment.

              "Commitment  Fee" shall have the meaning  assigned to such term in
         Section 2.05(a).

              "Compliance Certificate" shall have the meaning assigned to such term in Section 5.04(c).

              "Contaminants" means those substances which are regulated by or form the basis of liability under any Environmental Law, including asbestos, polychlorinated biphenyls, Hazardous Materials, pollutants or solid wastes.

              "Continuing Directors" shall mean the collective reference to (i) all members of the Board of Directors of Holdings who have held office continuously since the 1994 Closing Date and (ii) all members of the Board of Directors of Holdings who assumed office after the 1994
         Closing Date and whose election and nomination for election by Holdings' shareholders was approved by a vote of a majority of the then
         Continuing Directors.

              "Control"  shall mean the possession,  directly or indirectly,  of the  power to  direct  or cause  the  direction  of the  management  or
         policies  of  a  person,   whether  through  the  ownership  of  voting
         securities,   by  contract  or   otherwise,   and   "Controlling"   and
         "Controlled" shall have meanings correlative thereto.

              "Credit Agreement Creditors" shall mean the Administrative Agent, the Issuing Banks and the Lenders.

              "Current Assets" shall mean, with respect to any person at any date, the consolidated aggregate amount of all assets of such person which would be classified as current assets at such date, other than cash and cash equivalents.

              "Current Liabilities" shall mean, with respect to any person at any date, the consolidated aggregate amount of all liabilities of such person (including tax and other proper accruals) which would be classified as current liabilities at such date, other than (without duplication) (i) the current portion of long-term debt, (ii) accruals of Interest Expense (excluding Interest Expense which is due and unpaid) and losses or expenses on the sale of receivables to the Finance Subsidiary, (iii) Revolving Loans classified as current, (iv) accruals of transaction costs resulting from the Recapitalization
         Transactions and (v) accruals of any costs or expenses related to severance or termination of employees accrued prior to the date hereof.






                                                                               6



              "Current Ratio" shall mean, with respect to Holdings on any date, the ratio of (a) Current Assets plus (without duplication) the accounts receivable owned by any Finance Subsidiary or related trust to (b)
         Current Liabilities.

              "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

              "Designated  Persons" shall mean any one or more of the Blackstone
         Entities, the WP Entities and the persons listed on Schedule 1.01(C).

              "Dividend Condition" shall mean that the Applicable Level is at least Level II.

              "dollars" or "$" shall mean lawful money of the United States of America. All Loans and Letters of Credit shall be denominated in dollars and all payment obligations of the Borrower and the Canadian
         Borrower under the Loan Documents shall be in dollars.

              "Dollar Equivalent Amount" shall mean with respect to the amount of any Indebtedness of a Foreign Restricted Subsidiary under Section
         6.01(r) or (s) (i) denominated in a Foreign Currency on any date, the equivalent amount in dollars of such amount of Foreign Currency, as determined by the Administrative Agent using the Exchange Rate and (ii) denominated in dollars, such amount in dollars.

              "Domestic Restricted Subsidiary" means any Restricted Subsidiary incorporated or organized under the laws of the United States of America or any state thereof at least 90% of the capital stock of which is owned directly or indirectly by the Borrower.

              "EBITDA" shall mean, without  duplication,  for any fiscal period, the sum of the amounts for such fiscal  period of (i) Net Income,  (ii)
         provision for taxes based on income, (iii) depreciation  expense,  (iv)
         total interest  expense  (whether shown as interest  expense or as loss and expenses on sales of  receivables),  (v)  amortization  expense and
         (vi) other non-cash  items reducing Net Income,  all as determined on a consolidated  basis for Holdings  and its  Restricted  Subsidiaries  in
         conformity  with  GAAP;  provided,   however,   that  for  purposes  of
         calculating  the  Leverage  Ratio  under  Section  6.16,  EBITDA  shall include, in addition, the pro forma EBITDA of any person (calculated as aforesaid  but with  respect to such person and its  subsidiaries  on a consolidated  basis and after giving  effect to pro forma  adjustments)
         prior to the date it becomes a Restricted  Subsidiary of Holdings or is merged into or is  consolidated  with Holdings or any of the Restricted
         Subsidiaries or that person's assets are acquired by Holdings or any of the Restricted Subsidiaries.

              "Effective  Date" shall mean the date on which the  conditions  in
         Section 4.01 and 4.02 are satisfied.

              "Environmental  Claim" means any written  accusation,  allegation, notice of violation,  claim, demand,  order,  directive,  cost recovery
         action  or  proceeding  by  any  Governmental   Authority  or,  if  any
         Responsible  Officer of Holdings has knowledge of it, by any person for damages,  injunctive or equitable  relief,  personal injury  (including sickness,  disease  or  death),  remedial  action  costs,  tangible  or intangible  property  damage,  damage  to the  environment  or  natural resources, nuisance, pollution,  contamination or other adverse effects on the environment, or for fines, penalties or restrictions,  resulting from or  based  upon  (i) the  existence,  or the  continuation  of the existence, of a Release (including sudden or non-sudden,  accidental or non-accidental  Releases) of, or exposure to, any  Contaminant or odor,
         (ii) the presence, use, handling, transportation, storage, treatment or the disposal of  Contaminants  in connection  with the operation of the facilities  to which such  Release  relates or (iii) the  violation  or alleged violation of any Environmental Law.

              "Environmental Law" means any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, variances, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources or to the





                                                                               7



         management,  Release or threatened  Release of  Contaminants or noxious odor,  including the Hazardous Materials  Transportation Act, 49 U.S.C.
         ss.ss. 1801 et seq., Comprehensive Environmental Response, Compensation
         and Liability Act of 1980, as amended by the Superfund  Amendments  and
         Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq., Solid Waste
         Disposal Act, as amended by the Resource  Conservation and Recovery Act of 1976 and  Hazardous  and Solid Waste  Amendments  of 1984, 42 U.S.C.
         ss.ss.  6901, et seq.,  Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.  ss.ss.  1251 et seq.,  Clean
         Air Act of 1970,  as amended  42  U.S.C.  ss.ss.  7401 et seq.,  Toxic
         Substances  Control  Act of  1976,  15  U.S.C.  ss.ss.  2601  et  seq.,
         Emergency  Planning and Community  Right-to-Know Act of 1986, 42 U.S.C.
         ss.ss.  11001 et seq.,  National  Environmental  Policy Act of 1975, 42
         U.S.C.  ss.ss.  4321 et seq.,  Safe  Drinking  Water  Act of  1974,  as
         amended,   42  U.S.C.  ss.ss.  300(f)  et  seq.,  and  any  similar  or implementing  state or foreign law, and all  amendments or  regulations promulgated thereunder.

              "Environmental Permit" means any permit, approval,  authorization,
         license,   variance,  or  permission  required  from  any  Governmental
         Authority pursuant to any applicable Environmental Law.

              "ERISA" shall mean the Employee  Retirement Income Security Act of
         1974, as the same may be amended from time to time.

              "ERISA Affiliate" with respect to any person shall mean any trade or business (whether or not incorporated) that is a member of a group of which such person is a member and which is treated as a single employer under Section 414 of the Code.

              "ESOP" shall mean any employee stock ownership plan to be established by the Borrower or a subsidiary Guarantor thereof to make the ESOP Investment.

              "ESOP Investment" shall mean the issuance and sale of shares of Holdings Common Stock to, or the purchase of shares of Holdings Common
         Stock in open market or privately negotiated transactions by, the ESOP from time to time.

              "ESOP Loans" shall mean a loan or loans to be made from time to time by the Borrower to the ESOP in an aggregate amount not to exceed
         $25,000,000, solely to enable the ESOP to effect the ESOP Investment.

              "Eurodollar   Borrowing"  shall  mean  a  Borrowing  comprised  of
         Eurodollar Loans.

              "Eurodollar Canadian Term Loan" shall mean any Canadian Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO
         Rate in accordance with the provisions of Article II.

              "Eurodollar  Loan" shall mean any Eurodollar  Tranche A Term Loan,
         Eurodollar  Tranche  B Term  Loan,  Eurodollar  Canadian  Term  Loan or
         Eurodollar Revolving Loan.

              "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

              "Eurodollar  Tranche A Term Loan"  shall  mean any  Tranche A Term
         Loan bearing interest at a rate determined by reference to the Adjusted
         LIBO Rate in accordance with the provisions of Article II.

              "Eurodollar  Tranche B Term Loan"  shall  mean any  Tranche B Term
         Loan bearing interest at a rate determined by reference to the Adjusted
         LIBO Rate in accordance with the provisions of Article II.

              "Event of Default" shall have the meaning assigned to such term in
         Article VII.

              "Excess  Cash  Flow"  shall mean for any period (i) the Net Income
         for  such  period  plus  (minus)  (ii)  the  amount  of   depreciation,
         depletion,  amortization of intangibles,  deferred taxes,  accreted and zero coupon





                                                                               8



         bond interest and other noncash expenses (revenues) which, pursuant to GAAP, were deducted (added) in determining such Net Income minus (plus)
         (iii) additions (reductions, other than reductions attributable solely to Specified Asset Sales) to working capital for such period (i.e., the increase or decrease in Current Assets of Holdings and the Restricted
         Subsidiaries  minus Current  Liabilities of Holdings and the Restricted
         Subsidiaries from the beginning to the end of such period, as adjusted to exclude reductions attributable solely to Specified Asset Sales) minus (iv) the amount of Capital Expenditures for such period paid by Holdings and the Restricted Subsidiaries in cash from funds other than from the proceeds of Borrowings minus (v) the sum of (a) scheduled
         Tranche A Term Loan, Canadian Term Loan and Tranche B Term Loan repayments made during such period pursuant to Section 2.11, (b) optional prepayments of the Tranche A Term Loans, the Canadian Term
         Loans and the Tranche B Term Loans made during such period  pursuant to
         Section 2.12(a) and (c) Revolving Loan repayments made during such period that were required to be made as a result of voluntary reductions of the Revolving Commitment pursuant to Section 2.09(b) minus (vi) scheduled mandatory payments of principal of Indebtedness of Holdings and the Restricted Subsidiaries other than the Loans made during such period minus (vii) fees and expenses paid in cash in connection with the Recapitalization Transactions and fees and expenses related to the Transactions to the extent not deducted in determining
         Net Income and provided that such amounts are paid from reserves established by the Borrower on the 1994 Closing Date (in the case of the Recapitalization Transactions) or on the Effective Date (in the case of the Transactions) minus (viii) amounts paid in cash for liabilities relating to discontinued operations which were discontinued prior to the 1994 Closing Date to the extent not deducted in determining Net Income, provided that such amounts are paid from reserves established by the Borrower for such liabilities prior to the 1994 Closing Date minus (ix) cash payments described in the Preliminary
         Prospectus related to the Wallcoverings Disposition.

              "Exchange Rate" shall mean with respect to any Foreign Currency on any  Business  Day,  the rate at which  such  Foreign  Currency  may be exchanged into dollars, as set forth in the Wall Street Journal on such
         Business  Day.  In the event that such rate does not appear in the Wall
         Street  Journal on such Business Day, the "Exchange  Rate" with respect to such  Foreign  Currency  shall be  determined  by  reference to such publicly  available  service for  displaying  exchange  rates as may be agreed upon by the  Administrative  Agent and the  Borrower  or, in the
         absence of such  agreement,  such "Exchange  Rate" shall instead be the
         Administrative  Agent's spot rate of exchange in the  interbank  market where its  foreign  currency  exchange  operations  in  respect of such
         Foreign  Currency  are then being  conducted,  at or about  10:00 A.M., local time,  at such date for the purchase of dollars with such Foreign
         Currency,  for delivery two Business Days later;  provided,  that if at the time of any such determination, no such spot rate can reasonably be quoted,  the  Administrative  Agent may use any reasonable method as it deems applicable to determine such rate, and such  determination  shall
         be  conclusive   absent  manifest  error  (without   prejudice  to  the
         determination of the reasonableness of such method).

              "Executive Officer" of any corporation shall mean the president, any senior vice president or any vice president of such person.

              "Existing Credit Agreements" have the meaning given thereto in the recitals hereto.

              "Fees" shall mean the Agency Fees, the Amendment Fees, the Fronting Fees, the Commitment Fees and the Letter of Credit Fees.

              "Finance Subsidiary" shall mean Carcorp, Inc. and any other wholly-owned subsidiary of the Borrower that is formed for the sole purpose of engaging in Permitted Receivables Financings.

              "Financial Officer" of any corporation shall mean the chief financial officer, Senior Vice President-Finance and Accounting, Vice
         President-Finance, Controller, or Treasurer of such corporation.

              "Foreign Currency" shall mean any available and freely-convertible non-dollar currency selected by the Borrower and approved by the Administrative Agent.






                                                                               9



              "Foreign Currency Fluctuation Amount" means, with respect to any Indebtedness of a Foreign Restricted Subsidiary incurred pursuant to
         Section 6.01(r) or (s), an increase in the Dollar Equivalent Amount of the principal amount of such Indebtedness resulting from foreign currency fluctuations after the incurrence of such Indebtedness not to exceed 5% of the original Dollar Equivalent Amount of the principal amount of such Indebtedness.

              "Foreign   Restricted   Subsidiary"   shall  mean  any  Restricted
         Subsidiary not organized or  incorporated  under the laws of the United
         States of  America  or any state  thereof  at least 90% of the  capital stock of each class of which is owned  directly  or  indirectly  by the
         Borrower.

              "Foreign Subsidiary Letter of Credit" shall mean a Letter of Credit issued to support Indebtedness of a Foreign Subsidiary incurred pursuant to Section 6.01(r).

              "Fronting  Fees" shall have the  meaning  assigned to such term in
         Section 2.05(d).

              "Funded  Debt"  shall  mean,   as  applied  to  any  person,   all
         Indebtedness for borrowed money (including, without limitation, Capital
         Lease Obligations and unreimbursed drawings under letters of credit) or evidenced  by a note,  bond,  debenture or similar  instrument  of that person  (it  being  understood  that  all  Loans  shall  at  all  times constitute "Funded Debt" for all purposes  hereunder) but excluding all intercompany  obligations  that would be eliminated  in a  consolidated balance sheet of such person determined in accordance with GAAP.

              "GAAP" shall mean United States generally accepted accounting principles.

              "Governmental Authority" shall mean any international, Federal, state, regional, local or foreign court or governmental agency, authority, instrumentality or regulatory body.


              "Guarantors"  shall mean Holdings and each  Restricted  Subsidiary
         (other than Inactive Subsidiaries) incorporated or organized under the laws of the United States or any State thereof.

              "Guarantee" of or by any person shall mean (i) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person
         (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement conditions or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (ii) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

              "Guarantee Agreement" shall mean the Guarantee Agreement dated as of July 13, 1994 made by Holdings, the Borrower and each other
         Guarantor in favor of the Collateral Agent, as amended and in effect from time to time.

              "Hazardous Materials" means all explosive or regulated radioactive materials or substances, hazardous or toxic wastes or substances, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or material containing asbestos and all materials regulated pursuant to any Environmental Law,





                                                                              10



         including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of the Comprehensive
         Environmental Response, Compensation and Liability Act of 1980, as amended.

              "Holdings  Common  Stock" shall mean the Common  Stock,  par value
         $.01 per Share, of Holdings.

              "Inactive  Subsidiary"  shall  mean  the  Restricted  Subsidiaries
         listed  as  Inactive   Subsidiaries  on  Schedule   3.12(a)  and  which
         Restricted  Subsidiaries  (i) individually and in the aggregate have no material  net assets and (ii) do not engage in any  operating  activity
         (other than payroll or the leasing of immaterial property).

              "Indebtedness" of any person shall mean, without duplication,  (a)
         all  indebtedness of such person for borrowed money or for the deferred purchase  price of  property  or services  (other  than  current  trade liabilities incurred in the ordinary course of business), (b) any other indebtedness  of such  person  which  is  evidenced  by a  note,  bond, debenture or similar  instrument,  (c) all Capital Lease Obligations of such person,  (d) all obligations of such person in respect of bankers'
         acceptances  issued or created for the account of such person,  (e) all
         Indebtedness  of others  secured  by (or for  which the  holder of such
         Indebtedness  has an existing  right,  contingent or  otherwise,  to be secured by) any Lien on any  property  owned or acquired by such person even though such person has not assumed or otherwise  become liable for the payment  thereof,  (f) all obligations of such person in respect of
         Interest Rate  Agreements  which,  in accordance with the definition of
         Interest Rate  Agreement,  constitute (or would upon early  termination constitute)  Indebtedness  and (g) all  Guarantees  by such  person  of
         Indebtedness  of others.  The  Indebtedness of any person shall include the  Indebtedness  of any partnership in which such person is a general partner; provided that, if the sole asset of such person is its general
         partnership   interest  in  such   partnership,   the  amount  of  such
         Indebtedness  shall  be  deemed  equal  to the  value  of such  general partnership  interest and the amount of any  Indebtedness in respect of any Guarantee of such partnership  Indebtedness shall be limited to the same extent as such Guarantee may be limited.

              "Indemnitee"  shall  have the  meaning  assigned  to that  term in
         Section 9.05(b).

              "Intercompany Loan" shall mean a loan made by any subsidiary of the Borrower to the Borrower or any Domestic Restricted Subsidiary or by any Restricted Subsidiary to any other Restricted Subsidiary, evidenced by an Intercompany Note pledged pursuant to the Pledge
         Agreement in the case of such loans from any such person to another such person aggregating more than $10,000,000 (or in the case of a borrower which is a Foreign Restricted Subsidiary, $5,000,000).

              "Intercompany  Note" shall mean an  intercompany  note  evidencing
         Indebtedness   owed  by  the  Borrower  or  any  of  its   wholly-owned
         subsidiaries  to the Borrower or any of its  wholly-owned  subsidiaries and pledged pursuant to the Pledge Agreement in accordance with Section
         6.01(d), in substantially the form of Exhibit A-6 annexed hereto (or to the 1994 Credit Agreement).

              "Intercreditor Agreement" shall mean the Master Collateral and Intercreditor Agreement dated as of July 13, 1994 among the Guarantors, the Administrative Agent and the Collateral Agent, as amended and in effect from time to time.

              "Interest Coverage Ratio" shall mean, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA on a consolidated basis for such period to (b) the sum of Cash Interest Expense of Holdings and the Restricted Subsidiaries on a consolidated basis for such period and losses or expenses on the sale of receivables to the Finance Subsidiary.

              "Interest Expense" shall mean, with respect to any person for any period, the gross interest expense of such person for such period determined on a consolidated basis in accordance with GAAP consistently applied, including (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (c) the portion of any payments or accruals with respect to





                                                                              11



         Capital Lease Obligations allocable to interest expense, net of all interest income for such period (except for purposes of the definition of Cash Interest Expense, in which case only interest income paid or required to be paid in cash shall be netted against cash interest expense). For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by such person with respect to interest rate protection agreements entered into as a hedge against interest rate exposure.

              "Interest Payment Date" shall mean, (a)(i) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar
         Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive
         Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment, refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (ii) with respect to any ABR Loan or Swingline Loan, the last day of each March, June, September and December and (b) the Revolving
         Credit  Maturity  Date,  the  Tranche A Term Loan  Maturity  Date,  the
         Canadian  Term Loan  Maturity  Date or the Tranche B Term Loan Maturity
         Date, as applicable.

              "Interest  Period" shall mean (a) as to any Eurodollar  Borrowing, the period  commencing on the date of such Borrowing or on the last day of  the  immediately  preceding  Interest  Period  applicable  to  such
         Borrowing,   as  the  case  may  be,  and  ending  on  the  numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the  calendar  month that is 1, 2, 3 or 6 (or,  except with respect to Tranche B Loans, subject to availability (as determined by all applicable Lenders), 9 or 12) months thereafter, as the Borrower or the Canadian  Borrower,  as the case may be, may elect and (b) as to any ABR Borrowing or Swingline Loan, the period  commencing on the date of  such  Borrowing  or  Loan  or on the  last  day of the  immediately preceding  Interest Period applicable to such Borrowing or Loan, as the case may be,  and  ending on the  earliest  of (i) the next  succeeding
         March 31,  June 30,  September  30 or December  31, (ii) the  Revolving
         Credit  Maturity  Date,  the  Tranche A Term Loan  Maturity  Date,  the
         Canadian  Term Loan  Maturity  Date or the Tranche B Term Loan Maturity
         Date, as applicable,  and (iii) the date such Borrowing is converted to a Borrowing  of a different  Type in  accordance  with  Section 2.10 or repaid or prepaid in  accordance  with Section  2.01(d),  2.11 or 2.12;
         provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding  Business Day unless, in the case of a Eurodollar  Borrowing only, such next succeeding Business Day would fall in the next calendar month,  in  which  case  such  Interest  Period  shall  end on the next preceding  Business Day.  Interest  shall accrue from and including the first day of an Interest  Period to but  excluding the last day of such
         Interest Period.

              "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency hedge agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Restricted Subsidiaries against fluctuations in interest rates or currency exchange rates;
         provided that the calculation of payments for early termination shall be made on a reasonable basis in accordance with customary industry practices; provided further that all obligations to make such payments for early termination (guaranteed or unguaranteed) shall, to the extent matured, constitute Indebtedness.

              "Issuing Bank" shall mean, with respect to any Letter of Credit, the Revolving Lender which has agreed to issue such Letter of Credit.

              "Larizza  Acquisition"  shall  mean  the  acquisition  of  Larizza
         Industries,  Inc.  by  the  Borrower  pursuant  to the  Larizza  Merger
         Agreement.

              "Larizza"   shall  mean   Larizza   Industries,   Inc.,   an  Ohio
         corporation,  which  immediately  after  the  Larizza  Acquisition  was reincorporated in Delaware under the name Manchester Plastics, Inc.

              "Larizza Closing Date" shall mean January 3, 1996.





                                                                              12




              "Larizza Credit Agreement" shall have the meaning given thereto in the recitals hereto.

              "Larizza Lenders" shall have the meaning given thereto in the recitals hereto.

              "Letter  of Credit"  shall mean any letter of credit  issued by an
         Issuing  Bank   pursuant  to  Section   2.19(a)   (including,   without
         limitation, any Foreign Subsidiary Letter of Credit).

              "Letter of Credit Commitment" shall mean $50,000,000, as the same may be reduced from time to time pursuant to Section 2.25.

              "Letter   of  Credit   Disbursement"   shall  mean  a  payment  or
         disbursement made by an Issuing Bank pursuant to a Letter of Credit.

              "Letter of Credit Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit and
         (b) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.22.

              "Letter of Credit Fee" shall have the meaning assigned to such term in Section 2.21.

              "Leverage Ratio" shall mean, with respect to Holdings and the Restricted Subsidiaries on the last day of any fiscal quarter, the ratio of (a) Funded Debt of Holdings and the Restricted Subsidiaries
         (other than the Permitted Subordinated Indebtedness) as of such date to
         (b) EBITDA for the period of twelve consecutive fiscal months then ended.

              "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

              "Loans" shall mean the Revolving Loans, the Tranche A Term Loans, the Swingline Loans, the Canadian Term Loans and the Tranche B Term
         Loans.

              "Loan Documents" shall mean this Agreement and the Notes, the Letters of Credit (and any instrument or document executed by the Borrower relating to any Letter of Credit), the Pledge Agreement, the Guarantee Agreement and the Intercreditor Agreement.

              "Managing  Agents" shall mean Bank of America  National  Trust and
         Savings Association and NationsBank, N.A.

              "Margin Stock" shall have the meaning assigned to such term under Regulation U.

              "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, properties, operations or financial condition of Holdings and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of Holdings or any Subsidiary of Holdings to perform any of its material obligations under any Loan Document to which it is or will be a party or to consummate the Recapitalization Transactions or (c) an impairment of the validity or enforceability of, or material impairment of the rights, remedies or benefits available to the Credit Agreement Creditors under, any Loan
         Document.

              "Maximum  Rate"  shall have the  meaning  assigned to such term in
         Section 9.09.

              "Multiemployer Plan" with respect to any person shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such person or any ERISA Affiliate of such person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
         Section 414 of the Code) is making





                                                                              13



         or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

              "Net Income" shall mean, for any fiscal period, the net income (or loss) of  Holdings  and its  Restricted  Subsidiaries  and the  Finance
         Subsidiary  on a  consolidated  basis for such fiscal period taken as a single accounting  period determined in conformity with GAAP;  provided that  there  shall  be  excluded  (i)  the  income  (or  loss)  of  any
         Unrestricted  Subsidiary  (other  than the Finance  Subsidiary)  or any person (other than a Restricted  Subsidiary)  in which any other person
         (other than Holdings or any of the Restricted Subsidiaries) has a joint
         interest,   but  shall   include  the  amount  of  dividends  or  other
         distributions (including return of capital or any other cash receipt in respect of ownership or beneficial  interest) actually paid to Holdings or any of the Restricted  Subsidiaries by such Unrestricted  Subsidiary or such  person  during such  period,  (ii) the income (or loss) of any person accrued prior to the date it becomes a Restricted  Subsidiary of
         Holdings or is merged into or consolidated  with Holdings or any of the
         Restricted  Subsidiaries  or  that  person's  assets  are  acquired  by
         Holdings or any of the Restricted  Subsidiaries and (iii) the income of
         any   Restricted   Subsidiary  of  Holdings  to  the  extent  that  the
         declaration  or payment of dividends or similar  distributions  by that
         Restricted  Subsidiary  of that income is not at the time  permitted by operation  of the terms of its  charter or any  agreement,  instrument, judgment, decree, order, statute, rule or governmental regulation after tax gains or losses  attributable  to Specified  Asset Sales;  provided further,  that,  solely for the purposes of determining  EBITDA,  there shall be excluded any charges,  losses,  fees or expenses to Net Income incurred in connection with the  consummation  of the  Recapitalization
         Transactions and the Transactions.

              "Net  Proceeds"  shall mean with respect to any sale,  transfer or other disposition (including by casualty,  loss or condemnation) of any assets  or  properties  or any  other  Prepayment  Event  (a  "Proceeds
         Transaction")  (i) the gross  amount of any cash paid to or received by
         Holdings  or any of the  Restricted  Subsidiaries  in  respect  of such
         Proceeds Transaction (including insurance proceeds, condemnation awards and payments from time to time in respect of  installment  obligations, if  applicable),  less (ii) the amount,  if any, of (a) Holdings'  good faith  best  estimate  of  all  taxes  attributable  to  such  Proceeds
         Transaction  which it in good faith  expects to be paid in the  taxable year in which  such  Proceeds  Transaction  shall  occur or in the next
         taxable  year,   (b)   reasonable   and  customary   fees,   discounts,
         commissions,  costs and other  expenses  (other  than those  payable to
         Holdings or any Affiliate of Holdings,  except that  Blackstone  and WP and their respective  Affiliates may receive customary fees on terms no less favorable to Holdings or any of the Restricted  Subsidiaries  than would be obtained in a comparable  arm's-length  transaction for acting as financial  advisor in  connection  with such  Proceeds  Transaction)
         which are incurred in connection with such Proceeds Transaction and are payable by Holdings or any of the  Restricted  Subsidiaries  and (c) in
         the case of a Proceeds  Transaction  that is a sale,  transfer or other disposition of assets or properties, proceeds required to (x) discharge
         Liens in respect of such assets or properties permitted by Section 6.04 or (y) to repay,  or compensate for reductions in  availability  under, any  Permitted  Receivables  Financing as a result  thereof;  provided, however,  that Net  Proceeds  shall not  include  (1) any  amount  that otherwise  would  constitute  Net Proceeds to the extent such amount is excluded  from  the  definition  of  the  term  "Capital  Expenditures"
         pursuant to clause (i) or (iv) of the second sentence  thereof;  or (2)
         any amount being reserved for application as contemplated in clause (i)
         or (iv) of such second sentence, except that in the event any amount so reserved  is not in fact so applied or  contractually  committed  to be applied  within the  permitted  12-month  period,  such amount shall be deemed for all purposes  (including  the definition of Excess Cash Flow and  Section  2.12(f))  to be Net  Proceeds  of a Proceeds  Transaction
         received upon such Proceeds Transaction.

              "1994 Closing Date" shall mean July 13, 1994.

              "1994 Credit Agreement" shall have the meaning given thereto in the recitals hereto.

              "1994 Delayed Draw Term Loans" shall have the meaning given to the term "Delayed Draw Term Loans" in the 1994 Credit Agreement.






                                                                              14



              "1994 Lenders" shall have the meaning given thereto in the recitals hereto.

              "1996 Transactions" shall have the meaning given thereto in the recitals hereto.

              "Notes"  shall mean the Tranche A Term  Notes,  the Tranche B Term
         Notes,  the Canadian Term Notes,  the Swingline  Note and the Revolving
         Credit Notes.

              "Obligations"  shall mean all  obligations  defined as "Guaranteed
         Obligations" in the Guarantee Agreement and "Secured Obligations" in the Pledge Agreement in each case owing by the Borrower, the Canadian
         Borrower and the other Guarantors, or any of them, as the context may require, to any Credit Agreement Creditor.

              "Operating Lease" shall mean a lease which is not required to be accounted for or classified as a capital lease under GAAP. The "amount" of any Operating Lease shall be the amount that, if such Operating
         Lease were accounted for as a Capital Lease Obligation, would be recorded as a liability in accordance with GAAP.

              "Other  Taxes"  shall have the  meaning  assigned  to such term in
         Section 2.18.

              "Overallotment Option" shall mean the option granted to the underwriters in connection with the Public Offering pursuant to which the underwriters may elect to purchase pursuant to the Holdings
         Underwriting  Agreement up to 2,250,000  additional  shares of Holdings
         Common Stock to cover overallotments.

              "PBGC"  shall  mean  the  Pension  Benefit  Guaranty   Corporation
         referred to and defined in ERISA (or any such successor).

              "Permitted Acquisition Indebtedness" shall mean Indebtedness of the Borrower permitted by Section 6.01(l).

              "Permitted  Business  Acquisitions" shall mean acquisitions of all or  substantially  all of the  assets  of, or  shares  or other  equity interests  in, a person or  division  or line of  business  of a person
         engaged  in  the  same   business  as  Holdings   and  the   Restricted
         Subsidiaries  or in a related  business  if  immediately  after  giving effect thereto:  (i) no Default or Event of Default shall have occurred and be  continuing,  (ii) all  transactions  related  thereto  shall be consummated in accordance with applicable  laws,  (iii) at least 90% of the  outstanding  capital  stock or other  ownership  interests  of any acquired  or newly  formed  corporation  or other  entity must be owned directly by the Borrower or a Domestic  Restricted  Subsidiary and such corporation  or  entity  shall  become a  Restricted  Subsidiary  and a
         Guarantor and execute a counterpart to the Guarantee Agreement, and all
         capital  stock  or  other  equity  interest   created  or  acquired  in
         connection with such  acquisition  shall be duly and validly pledged to the Collateral  Agent for the ratable benefit of the Lenders,  and (iv)
         (A) Holdings  shall be in  compliance,  on a pro forma basis,  with the covenants  contained in Sections 6.14,  6.16 and 6.17  recomputed as at the last day of the most recently ended fiscal quarter of Holdings, and the  Borrower  shall  have  delivered  to the  Administrative  Agent an officers'  certificate  to such  effect,  together  with  all  relevant financial information for such acquired corporation,  entity or assets, and (B) the acquired  corporation or entity shall not be liable for any
         Indebtedness (except for Indebtedness permitted by Section 6.01 and the
         Guarantee  Agreement).  For  purposes  of  Section  6,  any  Restricted
         Subsidiary  satisfying the  requirements of clause (iii) above shall be deemed to be a "wholly owned subsidiary".

              "Permitted Investments" shall mean:

              (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;





                                                                              15




              (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either
         Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

              (c) investments in commercial paper maturing no more than six months from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-1 or higher from Standard & Poor's
         Ratings Group or P-1 or higher from Moody's Investors Service, Inc.;

              (d)  investments  in  domestic  and  Eurodollar   certificates  of
         deposit,  banker's  acceptances  and time deposits  maturing within six months from the date of acquisition  thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by (w)
         any domestic  office of any commercial bank organized or licensed under the laws of the United States of America or any State thereof which has a combined  capital and surplus and undivided  profits of not less than
         $500,000,000,  (x) any  Lender,  (y) any  branch  of any  Lender or any commercial bank organized under the laws of the United Kingdom, Canada,
         France or Japan having combined capital,  surplus and undivided profits
         (less any undivided  losses) of not less than $500,000,000 or (z) other than in the case of banker's acceptances,  any domestic commercial bank
         whose  deposits  are  guaranteed  by  the  Federal  Deposit   Insurance
         Corporation  (or any  successor)  and with whom deposits  maintained by
         Holdings  or any of  its  subsidiaries  do not  exceed  the  amount  so guaranteed; and

              (e) investments in money market funds or other mutual funds that invest in the types of Permitted Investments described in clauses (a) through (d) above.

              "Permitted  Receivables  Financing"  shall  mean  any  sale by the
         Borrower or a Restricted Subsidiary of accounts receivable to a Finance
         Subsidiary  intended to be (and which shall be treated for the purposes hereof as) a true sale  transaction  with  customary  limited  recourse
         based  upon  the   collectibility  of  the  receivables  sold  and  the
         corresponding  sale  or  pledge  of  such  accounts  receivable  (or an interest therein) by the Finance  Subsidiary,  in each case without any
         Guarantee  by  Holdings  or any other  subsidiary  thereof,  including, without  limitation,  the transactions  contemplated by the Amended and
         Restated  Receivables  Sales Agreement dated as of March 30, 1995 among the  Borrower,  as master  servicer,  the Sellers  parties  thereto and
         Carcorp, Inc., as amended from time to time, and the documents executed in connection therewith;  provided, however, that the terms, conditions and structure (including the legal and organizational  structure of the
         Finance  Subsidiary and the restrictions  imposed on its activities) of and the documentation  incident to any such  transactions  entered into
         after  the  date  hereof   must  be   reasonably   acceptable   to  the
         Administrative Agent.

              "Permitted Subordinated Indebtedness" shall mean the collective reference to (a) the Senior Subordinated Notes and (b) additional unsecured subordinated indebtedness of the Borrower or Holdings having no amortization of principal and a scheduled final maturity no earlier than December 31, 2003 and having subordination terms at least as favorable to the Lenders as set forth on Schedule 1.01(D) and other terms and conditions (including, covenants, events of default, interest rate) as shall be reasonably satisfactory to the Required Lenders in the exercise of their sole discretion.

              "Permitted Tax Payment" means for any taxable year of the Borrower in which it joins in filing a consolidated federal income tax return with Holdings, a payment by the Borrower to Holdings in an amount not in excess of the amount required to be paid by the Borrower under the Tax Sharing Agreement, dated as of November 1, 1989, between Holdings and the Borrower, as in effect on the date hereof, as amended solely to reflect the mergers described in clauses (iii) of the definition of Recapitalization Transactions; provided that within 20 days of receipt of such payment Holdings applies the amount thereof to satisfy such tax liability or its obligations under the Tax Sharing Agreement or to make an equity contribution or loan to the Borrower.






                                                                              16



              "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

              "Plan"  with  respect to any person  shall mean any  pension  plan
         (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of such person or any ERISA Affiliate of such person.

              "Pledge Agreement" shall mean the Pledge Agreement dated as of July 13, 1994 made by Holdings, the Borrower and each other Pledgor named therein in favor of the Collateral Agent, as amended and in effect from time to time.

              "Pledged Securities" shall have the meaning assigned to such term in the Pledge Agreement.

              "Preliminary Prospectus" shall mean the preliminary prospectus of the Borrower dated May 14, 1996, filed with the Securities and Exchange
         Commission in connection  with the offering of the Senior  Subordinated
         Notes, as amended or supplemented from time to time.

              "Prepayment Event" shall mean (i) any Specified Asset Sale, (ii) any Sale and Lease-Back Transaction deemed to be a Prepayment Event pursuant to Section 6.06, and (iii) the incurrence by Holdings or any Restricted Subsidiary of any Indebtedness (other than Indebtedness permitted by Section 6.01), provided, however, that for purposes of
         Section 2.12(e) (a) a Prepayment Event shall not be deemed to occur until the aggregate Net Proceeds from Prepayment Events not yet applied pursuant to Section 2.12(e) by reason of this proviso equals or exceeds
         $5,000,000, at which time a Prepayment Event shall, except as set forth in clause (b) below, be deemed to occur having Net Proceeds equal to the aggregate Net Proceeds from Prepayment Events not yet so applied and (b) with respect to Specified Asset Sales, a Prepayment Event shall be deemed to occur only with respect to that portion of the Net
         Proceeds thereof required to be repaid pursuant to Section 6.08(i).

              "Purchase Money Indebtedness" shall mean Indebtedness incurred for capital expenditures, which may be secured in compliance with Section
         6.04(i).

              "Recapitalization Transactions" shall have the meaning given thereto in the 1994 Credit Agreement.

              "Register"  shall  have the  meaning  given  such term in  Section
         9.04(d).

              Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration in, into, onto or through the environment (including ambient air, surface water, ground water, land surface, subsurface strata or workplace), including the movement of any Contaminant through or in the air, soil, surface water or ground water.





                                                                              17




              "Remedial Action" means (i) "remedial action" as such term is defined in 42 U.S.C. Section 9601(24) and (ii) all other actions required or voluntarily undertaken to (x) clean up, remove, treat, abate or in any other way address any Contaminant in the environment or workplace, (y) prevent the Release or threat of Release, or minimize the further Release of any Contaminant so it does not migrate or endanger or threaten to endanger public health or welfare of the environment or workplace, or (z) perform studies and investigations in connection with (x) or (y) above.

              "Reportable  Event" shall mean any reportable  event as defined in
         Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

              "Required  Lenders"  shall mean,  at any time,  Lenders with Loans
         (other than  Swingline  Loans),  Letter of Credit  Exposure  and unused
         Commitments representing at least a majority of the sum of the aggregate principal amount of the Loans (other than Swingline Loans) outstanding, the aggregate amount of the Letter of Credit Exposure and unused Commitments at such time.

              "Responsible  Officer" of any corporation shall mean any Executive
         Officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement. Unless the context otherwise requires, Responsible Officer shall mean a Responsible Officer of Holdings.

              "Restricted Subsidiary" shall mean each Subsidiary in existence as of the 1994 Closing Date and any direct or indirect Subsidiary formed or acquired after the 1994 Closing Date, in each case, other than Unrestricted Subsidiaries.

              "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

              "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder as set forth in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

              "Revolving Credit Maturity Date" shall mean July 13, 2001.

              "Revolving  Credit  Note"  shall  mean a  promissory  note  of the
         Borrower,   substantially  in  the  form  of  Exhibit  A-1,  evidencing
         Revolving Loans.

              "Revolving  Lender" shall mean any Lender with a Revolving  Credit
         Commitment.

              "Revolving Loans" shall mean the revolving loans made to the Borrower pursuant to Section 2.01(c). Each Revolving Loan shall be a
         Eurodollar Revolving Loan or an ABR Revolving Loan.

              "Sale and Lease-Back Transaction" shall have the meaning assigned to that term in Section 6.06.

              "Secured Parties" shall mean the Credit Agreement Creditors and any holders, if any, of any Permitted Acquisition Indebtedness which have executed and delivered to the Collateral Agent an Acknowledgement to the Intercreditor Agreement in the form of Exhibit A thereto.

              "Senior  Subordinated  Notes"  shall  mean  the  unsecured  Senior
         Subordinated Notes of the Borrower in an aggregate initial principal amount of $400,000,000 and having terms and conditions satisfactory to the Administrative Agent; provided that (a) such notes shall have a maturity of at least 10 years on their date of issue, (b) such notes shall not be subject to any mandatory prepayment, amortization, sinking fund or repurchase (other than a customary subordinated change of control put and a subordinated offer to purchase upon an asset sale),
         (c) such notes shall not have any financial covenants or maintenance tests, (d) such





                                                                              18



         notes may be  guaranteed  on a senior  subordinated  basis by  Domestic
         Restricted Subsidiaries of the Borrower and by Holdings.

              "Senior  Subordinated  Notes  Documents"  shall  mean  the  Senior
         Subordinated Notes, the Senior Subordinated Notes Indenture and each other document and agreement executed in connection with the Senior
         Subordinated Notes.

              "Senior Subordinated Notes Indenture" shall mean the Indenture dated as of June 1, 1996 among First Union Bank of North Carolina, as trustee, the Borrower, as issuer, and Holdings, as guarantor, pursuant to which the Senior Subordinated Notes are issued.

              "Significant  Subsidiary"  shall mean the  Borrower,  the Canadian
         Borrower and any subsidiary of Holdings that at the date of any determination (i) accounts for 5% or more of the consolidated assets of Holdings, (ii) has accounted for 5% or more of the consolidated EBITDA of Holdings for each of the two consecutive periods of four fiscal quarters immediately preceding the date of determination or (iii) has been designated by the Borrower in writing to the Administrative Agent as a Significant Subsidiary.

              "Specified Asset Sale" shall mean any sale, lease, transfer, assignment or other disposition of assets, business units or property of Holdings or any of its subsidiaries for Net Proceeds in excess of $100,000 in any transaction or series of related transactions described in paragraph (i) or (k) (only to the extent required by the proviso thereto) of Section 6.08.

              "Statutory  Reserves"  shall  mean  a  fraction  (expressed  as  a decimal),  the numerator of which is the number one and the denominator of which is the number one minus the  aggregate of the maximum  reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject (a) with respect to the Base CD Rate (as such term is used in the  definition of
         "Alternate Base Rate"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities  approximately  equal to three
         months,   and  (b)  with  respect  to  the  Adjusted  LIBO  Rate,   for
         Eurocurrency  Liabilities  (as defined in  Regulation  D of the Board).
         Such reserve  percentages  shall include those imposed pursuant to such
         Regulation   D.   Eurodollar   Loans  shall  be  deemed  to  constitute
         Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such  Regulation
         D. Statutory Reserves shall be adjusted  automatically on and as of the effective date of any change in any reserve percentage.

              "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

              "Subsidiary" shall mean any subsidiary of Holdings.

              "Swingline Lender" shall mean Chemical, in its capacity as Swingline Lender hereunder and under the other Loan Documents.

              "Swingline Loan Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans as set forth in Section
         2.01(d).

              "Swingline Loans" shall mean the swingline loans made by the Swingline Lender to the Borrower pursuant to Section 2.01(d).






                                                                              19



              "Swingline Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-4, evidencing the Swingline
         Loans.

              "Taxes"  shall have the  meaning  assigned to such term in Section
         2.18.

              "Total   Indebtedness"  shall  mean,  without   duplication,   all
         outstanding  Indebtedness  of  Holdings  and  its  subsidiaries,  on  a consolidated basis.

              "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

              "Tranche A Term Loan Maturity Date" shall mean January 13, 2002.

              "Tranche A Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11.

              "Tranche A Term Loans" shall mean the "Term Loans" made to the Borrower pursuant to Section 2.01(a) of the 1994 Credit Agreement. Each
         Tranche A Term Loan shall be a Eurodollar Tranche A Term Loan or an ABR
         Tranche A Term Loan.

              "Tranche A Term Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing Tranche
         A Term Loans.

              "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

              "Tranche B Term Loan Maturity Date" shall mean December 31, 2002.

              "Tranche B Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11.

              "Tranche B Term Loans" shall mean the "Loans" made to the Borrower pursuant to Section 2.01 of the Larizza Credit Agreement. Each Tranche
         B Term Loan shall be a Eurodollar Tranche B Term Loan or an ABR Tranche
         B Term Loan.

              "Tranche B Term Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-3, evidencing Tranche
         B Term Loans.

              "Transactions"  shall have the  meanings  assigned to such term in
         Section 3.02.

              "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

              "UCC" shall mean the Uniform Commercial Code of New York.

              "Unrestricted  Subsidiary" shall mean (i) each Finance Subsidiary,
         (ii) any Subsidiary of Holdings (other than the Borrower) none of the Capital Stock or other ownership interest of which is owned by the Borrower or any of its Subsidiaries, provided that Holdings has notified the Administrative Agent of its acquisition or creation of such Subsidiary and its ownership interest therein concurrently with such acquisition or creation and the intended purposes of such Subsidiary and (iii) any Subsidiary of an Unrestricted Subsidiary. Each
         Unrestricted Subsidiary, other than a non-U.S. Unrestricted Subsidiary, shall have entered into the existing Tax Sharing Agreement with Holdings and the Borrower (or another tax sharing agreement containing terms which, in the reasonable judgment of the Administrative Agent, are customary in similar circumstances to provide an appropriate allocation of tax liabilities and benefits).

                   The Unrestricted Subsidiaries shall be capitalized solely from the following sources: (a) any Investment in such Unrestricted
         Subsidiary by any Person other than Holdings and the Restricted





                                                                              20



         Subsidiaries; (b) Indebtedness issued by such Unrestricted Subsidiary, or proceeds thereof; (c) capital stock of any Unrestricted Subsidiary, or proceeds thereof; (d) capital stock of Holdings issued by Holdings after the 1994 Closing Date, or proceeds thereof; and (e) Investments permitted to be made in Unrestricted Subsidiaries pursuant to Section
         6.07(l).

              "Wallcoverings  Disposition"  shall  mean  (a) the  sale  of,  or
         distribution   to   Holdings   shareholders   of,   the  stock  of  the
         Wallcoverings  Subsidiaries  or  the  assets  and  liabilities  of  the
         Borrower's  wallcoverings  business and (b) concurrently with such sale or  distribution,  the  release  of (x) the stock of the  Wallcoverings
         Subsidiaries  from  the  Pledge  Agreement  and (y)  the  Wallcoverings
         Subsidiaries from the Guarantee Agreement and (c) related  transactions
         as  described  in  the   Preliminary   Prospectus   or  to   effectuate
         Wallcoverings'  acquisition  of the  stock  of  Imperial  Wallcoverings
         (Canada)  Inc.  owned  by the  Canadian  Borrower  or of the  stock  of
         Imperial  Wallcoverings  Limited from Collins & Aikman  United  Kingdom
         Limited or to repay the Wallcoverings Subsidiaries' indebtedness to the
         Canadian  Borrower  or to  Collins  & Aikman  United  Kingdom  Limited;
         provided that the  aggregate  net  Investment by Holdings and the other
         Restricted Subsidiaries in the Wallcoverings Subsidiaries subsequent to the Effective Date does not exceed $55,000,000, plus an amount equal to all  operating  losses or capital  expenditures  funded by the Borrower prior to the Wallcoverings Disposition.

              "Wallcoverings  Subsidiaries" shall mean Imperial  Wallcoverings,
         Inc., a Delaware corporation ("Wallcoverings"),  Imperial Wallcoverings
         (Canada) Inc., a Canadian corporation, Imperial Wallcoverings Limited, a United Kingdom corporation, and Marketing Service, Inc., a Delaware corporation.

              "Withdrawal  Liability"  shall mean  liability to a  Multiemployer
         Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              "WP" shall mean Wasserstein Perella Partners, L.P.

              "WP Entities" shall mean WP, WPMP or any of their Affiliates.

              "WPMP" shall mean Wasserstein Perella Management Partners, Inc.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.
Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".
All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. For all purposes of this Agreement (other than preparation of the financial statements to be delivered pursuant to Section 5.04), all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing Holdings' audited financial statements for its fiscal year ended
January 27, 1996 referred to in Section 3.09.


                                                    ARTICLE II.

                                                    THE CREDITS

         SECTION 2.01. Loans; Revolving Credit Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties set forth in the 1994 Credit Agreement, certain of the 1994 Lenders have made
Tranche A Term Loans to the Borrower.  The Borrower  acknowledges  the Tranche A
Term Loans made to it and confirms and agrees that, as of the Effective Date, the Tranche A Term Loans are absolutely and unconditionally repayable in accordance with the terms hereof and are not subject to any defense, setoff or counterclaim. Amounts paid or prepaid in respect of Tranche A Term Loans may not be reborrowed.





                                                                              21




         (b)  Subject  to  the  terms  and   conditions  and  relying  upon  the
representations  and warranties set forth in the Larizza Credit  Agreement,  the
Larizza  Lenders  have made Tranche B Term Loans to the  Borrower.  The Borrower acknowledges  the Tranche B Term Loans made to it and  confirms and agrees that, as of  the  Effective  Date,  the  Tranche  B  Term  Loans  are  absolutely  and unconditionally  repayable  in  accordance  with the  terms  hereof  and are not subject  to any  defense,  setoff or  counterclaim.  Amounts  paid or prepaid in respect of Tranche B Term Loans may not be reborrowed.

         (c)  Subject  to  the  terms  and   conditions  and  relying  upon  the
representations  and  warranties  set forth in the 1994 Credit  Agreement,  each
Revolving Lender has, severally and not jointly,  made, and subject to the terms and  conditions  and relying upon the  representations  and warranties set forth herein, each Revolving Credit Lender agrees, severally and not jointly, to make,
Revolving  Loans to the Borrower,  at any time and from time to time on or after the 1994 Closing  Date and until the earlier of the  Revolving  Credit  Maturity
Date and the  termination of the Revolving  Credit  Commitment of such Lender in accordance with the terms hereof,  in an aggregate  principal amount at any time outstanding not to exceed the excess of (i) its Revolving Credit  Commitment set forth  opposite its name in Schedule  2.01, as the same may be reduced from time to time pursuant to Section 2.09,  minus (ii) its  Applicable  Percentage of the sum of the  Letter  of Credit  Exposure  and  Swingline  Loans  plus the  Dollar
Equivalent Amount of the Indebtedness of Foreign Subsidiaries  outstanding under
Section 6.01(r) not supported by a Foreign  Subsidiary  Letter of Credit at such time.  Within the foregoing limits,  the Borrower may borrow,  pay or prepay and reborrow  Revolving  Loans on or after  the 1994  Closing  Date and prior to the
Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.  As provided in Section 2.19, the Revolving Credit  Commitment may be utilized for the issuance of Letters of Credit.

         (d) (i) The Swingline Lender hereby agrees,  subject to the limitations set forth below with respect to the maximum amount of Swingline  Loans permitted to be outstanding  from time to time, to make a portion of the Revolving  Credit
Commitments  available to the Borrower  from time to time during the period from the 1994  Closing  Date through and  excluding  the earlier of Revolving  Credit
Maturity Date and the  termination  of the Revolving  Credit  Commitments  in an aggregate  principal  amount not to exceed the  Swingline  Loan  Commitment,  by
making   Swingline   Loans  to  the  Borrower.   Swingline  Loans  may  be  made
notwithstanding  the fact that such Swingline  Loans,  when  aggregated with the
Swingline Lender's outstanding  Revolving Loans and outstanding Swingline Loans, may exceed the Swingline  Lender's  Revolving Credit  Commitment.  The Swingline
Lender's  commitment to make  Swingline  Loans to the Borrower  pursuant to this
Section 2.01(d) is herein called its "Swingline Loan  Commitment."  The original amount of the Swingline Lender's  Swingline Loan Commitment is $10,000,000.  The
Swingline  Lender's  Swingline  Loan  Commitment  shall  expire  on the date the
Revolving  Credit  Commitments  are terminated  and all Swingline  Loans and all other amounts owed  hereunder  with respect to Swingline  Loans shall be paid in full no later than that date. Amounts borrowed under this Section 2.01(d) may be repaid and  reborrowed to but excluding the date of termination of the Revolving
Credit Commitments.

                (ii) In no event shall (a) the aggregate principal amount of Swingline Loans outstanding at any time exceed the aggregate Swingline Loan
Commitment in effect at such time, (b) the aggregate principal amount of Revolving Loans and Swingline Loans outstanding at any time exceed the Revolving
Credit Commitments as reduced by the aggregate Letter of Credit Exposure plus the Dollar Equivalent Amount of the Indebtedness of Foreign Subsidiaries outstanding under Section 6.01(r) not supported by a Foreign Subsidiary Letter of Credit at such time or (c) the aggregate Swingline Loan Commitment exceed at any time the aggregate Revolving Loan Commitments in effect at such time.
Swingline Loans may only be made as ABR Loans.

               (iii) With respect to any Swingline Loans which have not been voluntarily prepaid by the Borrower, the Swingline Lender (by request to the Administrative Agent) or Administrative Agent at any time may, on one Business
Day's notice, require each Lender, including the Swingline Lender, and each Lender hereby agrees, subject to the provisions of this Section 2.01(d), to make a Revolving Loan (which shall be funded as an ABR Loan) in an amount equal to such Lender's Applicable Percentage of the amount of the Swingline Loans
("Refunded Swingline Loans") outstanding on the date notice is given which Swingline Lender requests the Lenders to prepay; provided





                                                                              22



that so long as no Default or Event of Default shall have occurred and be continuing, Lenders shall not be required to make such Revolving Loans if the aggregate principal amount of Swingline Loans outstanding as of any Tuesday of each week (or the first Business Day occurring after any such Tuesday if such Tuesday is not a Business Day) is less than $1,000,000.

                (iv) In the case of Revolving  Loans made by Lenders  other than the Swingline Lender under the immediately  preceding paragraph (iii), each such
Lender  shall  make  the  amount  of  its  Revolving   Loan   available  to  the
Administrative  Agent,  in same day funds,  at the office of the  Administrative
Agent located at 270 Park Avenue,  New York,  New York, not later than 1:00 P.M.
(New York time) on the  Business  Day next  succeeding  the date such  notice is given.  The proceeds of such Revolving  Loans shall be immediately  delivered to the Swingline Lender (and not to the Borrower) and applied to repay the Refunded
Swingline  Loans.  On the day such  Revolving  Loans  are  made,  the  Swingline
Lender's  Applicable  Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving  Loan made by the  Swingline  Lender and such  portion  of  Swingline  Loans  deemed to be so paid shall no longer be outstanding as Swingline  Loans and shall be  outstanding as Revolving  Loans of
Lenders.  The Borrower  authorizes  the  Administrative  Agent and the Swingline
Lender to charge the  Borrower's  account with  Administrative  Agent (up to the amount  available in such account) in order to pay  immediately to the Swingline
Lender  the  amount  of such  Refunded  Swingline  Loans to the  extent  amounts received  from  Lenders,  including  amounts  deemed  to be  received  from  the
Swingline  Lender,  are not sufficient to repay in full such Refunded  Swingline
Loans.  If any  portion  of any such  amount  paid (or deemed to be paid) to the
Swingline  Lender  should be recovered by or on behalf of the Borrower  from the
Swingline  Lender in  bankruptcy,  by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all
Lenders in the manner  contemplated by Section  9.06(b).  Subject to the proviso contained in the first sentence of the preceding paragraph and to the compliance by the  Swingline  Lender  with the  provisions  of Section  2.01(d)(vii),  each
Lender's  obligation to make the Revolving  Loans  referred to in this paragraph
shall  be  absolute  and   unconditional  and  shall  not  be  affected  by  any
circumstance,  including,  without  limitation,  (i) any  setoff,  counterclaim, recoupment,  defense or other  right  which such  Lender  may have  against  the
Swingline  Lender,  the Borrower or any other Person for any reason  whatsoever;
(ii) the occurrence or  continuance  of an Event of Default or a Default;  (iii)
any adverse change in the condition  (financial or otherwise) of Holdings or any of its subsidiaries; (iv) any breach of this Agreement by Holdings, the Borrower or  any  other  Lender;  or (v)  any  other  circumstance,  happening  or  event whatsoever,  whether  or not  similar to any of the  foregoing.  Nothing in this
Section  2.01(d)  shall be deemed to relieve any Lender from its  obligation  to fulfill its  Commitments  hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                 (v) A copy of each notice given by the Swingline Lender or the Administrative Agent pursuant to this Section 2.01(d) shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Borrower.
Upon the  making  of a  Revolving  Loan by a  Lender  pursuant  to this  Section
2.01(d),  the amount so funded  shall no longer be owed in respect of  Swingline
Loans.

                (vi) If as a result of any bankruptcy or similar proceeding, Revolving Loans are not made pursuant to this Section 2.01(d) sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Applicable Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Swingline
Lender, each Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in New York, New York. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of the Swingline
Lender in form and substance reasonably satisfactory to all parties. In the event any Lender fails to make available to the Swingline Lender the amount of such Lender's participation as provided in this Section 2.01(d), the Swingline
Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Swingline Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Alternate Base Rate plus the Applicable Margin then in effect.






                                                                              23



               (vii) Notwithstanding   anything  herein  to  the  contrary,  the
Swingline  Lender shall not make any Swingline  Loans after the  occurrence  and during  the  continuation  of a Default or Event of Default of which it is aware unless the Required Lenders have consented thereto.

              (e) Subject to the terms and conditions and relying upon the representations and warranties set forth in the 1994 Credit Agreement, certain of the 1994 Lenders have made Canadian Term Loans to the Canadian Borrower. The
Canadian Borrower acknowledges the Canadian Term Loans made to it and confirms and agrees that, as of the Effective Date, the Canadian Term Loans are absolutely and unconditionally repayable in accordance with the terms hereof and are not subject to any defense, setoff or counterclaim. Amounts paid or prepaid in respect of Canadian Term Loans may not be reborrowed.

              (f) Each Lender which is increasing its outstanding loans on the Effective Date will pay to the Administrative Agent for the accounts of the appropriate 1994 Lenders and the Larizza Lenders the difference between its Loans shown on Schedule 2.01 and its outstanding Loans on the Effective Date.

         SECTION 2.02. Loans. (a) Each Loan was or shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective commitments; provided, however, that the failure of any Revolving Lender to make any Revolving Loan shall not in itself relieve any other Revolving Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Revolving Loan required to be made by such other Lender). The Loans comprising each ABR Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 (or, in the case of Swingline Loans, $500,000) and not less than $5,000,000 (or, in the case of Swingline Loans, $500,000) (or an aggregate principal amount equal to the remaining balance of the Revolving Credit Commitments); provided that the aggregate amount of any Loans comprising a Eurodollar Borrowing shall be subject to a minimum principal amount of $5,000,000 and shall be an integral multiple of $1,000,000.

         (b) Each Borrowing shall be comprised of ABR Loans, or (except in the case of Swingline Loans) Eurodollar Loans, as the Borrower or the Canadian
Borrower, as the case may be, may request pursuant to Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower or the Canadian Borrower, as the case may be, to repay such Loan in accordance with the terms of this Agreement and the applicable Note.
Borrowings of more than one Type may be outstanding at the same time; provided, however, that (except in the case of Swingline Loans) the Borrower or the Canadian Borrower, as the case may be, shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 15 separate
Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

         (c) Subject to paragraph (e) below, each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.16, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 11:00 a.m., New York City time, and the Administrative Agent shall credit the amounts so received to the general deposit account of the Borrower, with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid by either the Borrower or such Lender to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing





                                                                              24



and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount together with the applicable interest thereon, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement and the Borrower's obligations under the preceding sentence shall terminate. If the Borrower shall repay to the Administrative Agent such corresponding amount together with the applicable interest thereon, then such amount shall not constitute a Loan hereunder and the Borrower shall have no further obligations hereunder in respect thereof.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest
Period  requested  with respect  thereto  would end after the  Revolving  Credit
Maturity Date.

         (e) The Borrower may refinance all or any part of any Revolving  Credit
Borrowing with a Revolving Credit Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any
Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.04 or 2.12, as applicable, with the proceeds of a new Revolving Credit Borrowing, and the proceeds of the new
Revolving Credit Borrowing, to the extent they do not exceed the principal amount of the Revolving Credit Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to paragraph (c) above.

         (f) If the Administrative Agent has not received from the Borrower the payment required by Section 2.22(a) by 12:00 noon, New York City time, on the date on which an Issuing Bank has notified the Borrower and the Administrative
Agent that payment of a draft  presented under any Letter of Credit will be made
(or such later time permitted by Section 2.22(a)), as provided in Section 2.22, the Administrative Agent will promptly notify such Issuing Bank and each Revolving Lender of the Letter of Credit Disbursement and, in the case of each such Lender, its Applicable Percentage of such Letter of Credit Disbursement.
Each Revolving Lender (other than the applicable Issuing Bank) will pay to the Administrative Agent not later than 2:00 p.m., New York City time, on such date
(or, if payment by the Borrower is not required until after 11:00 a.m., New York
City time, on such date,  by 10:00 a.m. on the  immediately  following  Business
Day) such Lender's Applicable Percentage of such Letter of Credit Disbursement, which the Administrative Agent will promptly pay to such Issuing Bank. The
Administrative Agent will promptly remit to each Revolving Lender its Applicable
Percentage of any amounts subsequently received by the Administrative Agent from the Borrower in respect of such Letter of Credit Disbursement.

         SECTION 2.03. Notice of Revolving Borrowings. The Borrower shall give the Administrative Agent written notice (or telephone notice promptly confirmed in writing) (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before a proposed borrowing and
(b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) the date of such Borrowing (which shall be a Business Day) and the amount thereof;
and (ii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest
Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Revolving
Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Notes; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Loan and Swingline Loan of such Lender on the Revolving Credit Maturity Date (or such earlier date on which the Revolving Loans and Swing Line Loans become due and payable pursuant to Article VII), (ii) the remaining principal amount of the Tranche A Term Loan of such Lender, in 23 consecutive quarterly installments, respectively, payable on each quarterly anniversary of the 1994 Closing Date in accordance with Section 2.11 (or the then unpaid





                                                                              25



principal  amount of such  Tranche A Term Loan,  on the date that such Tranche A
Term  Loan  becomes  due and  payable  pursuant  to  Article  VII) and (iii) the remaining  principal  amount of the  Tranche B Term Loan of such  Lender,  in 27 consecutive quarterly installments, payable on each March 31, June 30, September
30 and December 31 in accordance with Section 2.11 (or the then unpaid principal amount of such Loan,  on the date that such  Tranche B Term Loan becomes due and payable pursuant to Article VII). The Canadian  Borrower hereby  unconditionally promises to pay to the  Administrative  Agent for the account of each Lender the principal  amount of the  Canadian  Term Loan of such Lender,  in 3  consecutive quarterly  installments,  payable  on each  quarterly  anniversary  of the  1994
Closing  Date,  commencing  on January 13,  2002 (or the then  unpaid  principal amount  of such  Canadian  Term Loan on the date that the  Canadian  Term  Loans become due and payable  pursuant to Article  VII).  Each of the Borrower and the
Canadian  Borrower hereby further agrees to pay interest on the unpaid principal amount  of the  Loans  made to it from  time to time  outstanding  from the date hereof until  payment in full thereof at the rates per annum,  and on the dates, set forth in Section 2.06.

              (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower and the Canadian Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

              (c) The Administrative Agent shall maintain the Register pursuant to Section 9.04(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan, Swingline Loan, Tranche A
Term Loan, Canadian Term Loan and Tranche B Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower or the Canadian Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower or the Canadian Borrower and each Lender's share thereof.

              (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.04(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower and the Canadian Borrower therein recorded;
provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower or the Canadian Borrower to repay (with applicable interest) the Loans made to the Borrower or the Canadian
Borrower by such Lender in accordance with the terms of this Agreement.

              (e)  The   Borrower   agrees   that,   upon  the  request  to  the
Administrative  Agent by any Lender,  the  Borrower  will execute and deliver to such Lender (i) a Revolving Credit Note with  appropriate  insertions as to date and  principal  amount,  and/or  (ii) a Tranche  A Term  Note  with  appropriate insertions as to date and principal  amount,  and/or (iii) a Tranche B Term Note with appropriate  insertions as to date and principal amount, and/or (iv) in the case of the Swingline Lender, a Swingline Note with appropriate insertions as to date and principal  amount.  The Canadian Borrower agrees that, upon the request to the  Administrative  Agent by any Lender,  the Canadian Borrower will execute and deliver to such Lender a Canadian Term Note with  appropriate  insertions as to date and principal amount.

         SECTION 2.05.  Fees.  (a) The Borrower  agrees to pay to each Revolving
Lender,  through  the  Administrative  Agent,  on the last day of  March,  June,
September  and  December  in each year,  and on the date on which the  Revolving
Credit  Commitment  of such Lender shall be  terminated  as provided  herein,  a commitment  fee (a  "Commitment  Fee") of 1/2 of 1% (or,  at any  time  when the
Applicable  Level is higher  than  Level I, 3/8 of 1%) per annum on the  average daily  unused  amount of the  Revolving  Commitment  of such  Lender  during the preceding  quarter (or shorter period ending with the Revolving  Credit Maturity
Date or the date on which the Revolving  Credit  Commitment of such Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days. For purposes of calculating any  Lender's  Commitment  Fee,  the  outstanding  Swingline  Loans and  Foreign
Subsidiary   Indebtedness   under  Section  6.01(r)  not  supported  by  Foreign
Subsidiary  Letters  of  Credit  during  the  period  for  which  such  Lender's
Commitment Fee is calculated shall be





                                                                              26



deemed to be zero. The Commitment Fee due to each Lender shall cease to accrue on the date on which the Commitment of such Lender shall be terminated as provided herein.

         (b)  The  Borrower   agrees  to  pay  to  the   Lenders,   through  the
Administrative  Agent, on the Effective Date, the amendment fees (the "Amendment
Fees") in the amounts previously agreed to be payable to the Lenders.

         (c) The Borrower agrees to pay to the Administrative Agent, for its own account, at the times previously agreed, the fees (the "Agency Fees") in the amounts previously agreed to be payable to the Administrative Agent for its own account in accordance with the fee letter between Chemical and Holdings dated
April 19, 1994.

         (d) The Borrower agrees to pay to each Issuing Bank, for its own account, a fronting fee for each Letter of Credit issued by such Issuing Bank, in the amount agreed upon between the Borrower and such Issuing Bank, payable as agreed to by the Borrower and such Issuing Bank for such Letter of Credit, and negotiation, amendment, issuing, payment and other customary fees (collectively, the "Fronting Fees") in the amounts separately agreed to by such Issuing Bank and the Borrower.

         (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders or to the applicable Issuing Banks, as the case may be.
Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION  2.06.  Interest  on Loans.  (a) Subject to the  provisions  of
Section 2.07, the Loans comprising each ABR Borrowing and Swingline Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

         (c)  Interest  on each Loan shall be payable  on the  Interest  Payment
Dates applicable to such Loan and as otherwise provided in this Agreement. The applicable Alternate Base Rate and Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         (d) For purposes of the Interest Act (Canada) (i) whenever any interest or fee under this Agreement with respect to credit extended thereunder, is calculated using a rate based on a year of 360 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to
(x) the applicable rate based on a year of 360 days multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 and (ii) the principle of deemed reinvestment of interest does not apply to any such interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

         SECTION  2.07.  Default  Interest.  If the  Borrower  or  the  Canadian
Borrower, as the case may be, shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower or the Canadian Borrower, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable Margin plus 2% per annum.






                                                                              27



         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the interbank eurodollar market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telex or telecopy notice of such determination to the Borrower, the Canadian Borrower and the Lenders. In the event of any such determination, any request by the Borrower or the Canadian
Borrower,  as the case may be, for a  Eurodollar  Borrowing  pursuant to Section
2.03 or 2.10 shall, until the Administrative Agent shall have advised the Borrower, the Canadian Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR
Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION   2.09.   Termination   and   Reduction  of  Revolving   Credit
Commitments.  (a)  The  Revolving  Credit  Commitments  shall  be  automatically terminated  on  the  Revolving  Credit  Maturity  Date.  The  Letter  of  Credit
Commitment shall be  automatically  terminated at 5:00 p.m., New York City time, on the date that is five Business Days prior to the  Revolving  Credit  Maturity
Date.

         (b) Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit
Commitments; provided, however, that (i) each partial reduction of the Revolving
Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (ii) the Revolving Credit Commitments shall not be reduced to an amount which is less than the Letter of Credit
Exposure and the outstanding Revolving Credit Loans and Swingline Loans at such time.

         (c) Each reduction in the Revolving Credit Commitments  hereunder shall be made ratably among the applicable Lenders in accordance with their respective
applicable  Revolving  Credit  Commitments.   The  Borrower  shall  pay  to  the
Administrative  Agent for the account of the applicable  Lenders, on the date of each  termination  or  reduction,  the  Commitment  Fees  on the  amount  of the
Commitments  so  terminated  or  reduced   accrued  through  the  date  of  such
termination or reduction.

         SECTION 2.10.  Conversion and Continuation of Tranche A Term, Tranche B
Term and Canadian Term Borrowings. The Borrower or the Canadian Borrower, as the case may be, shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Tranche A Term
Borrowing  into an ABR Tranche A Term  Borrowing,  or to convert any  Eurodollar
Tranche B Term Borrowing into an ABR Tranche B Term Borrowing, or to convert any
Eurodollar Canadian Term Borrowing into an ABR Canadian Term Borrowing, (ii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Tranche A Term Borrowing into a Eurodollar Tranche A Term Borrowing, or convert any ABR Tranche B Term Borrowing into a Eurodollar Tranche B Term Borrowing, or convert any ABR Canadian Term
Borrowing to a Eurodollar  Canadian Term Borrowing or to continue any Eurodollar
Tranche A Term  Borrowing or Eurodollar  Tranche B Term  Borrowing or Eurodollar
Canadian Term  Borrowing as a Eurodollar  Tranche A Term Borrowing or Eurodollar
Tranche B Term Borrowing or Eurodollar Canadian Term Borrowing, as applicable, for an additional Interest Period and (iii) not later than 10:00 a.m., New York
City time,  three  Business  Days prior to  conversion,  to convert the Interest
Period with respect to any  Eurodollar  Tranche A Term  Borrowing or  Eurodollar
Tranche B Term Borrowing or Eurodollar Canadian Term Borrowing to another permissible Interest Period, subject to the following conditions:

              (a) each conversion or continuation shall be made pro rata among the applicable Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;






                                                                              28



              (b) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be not less than $1,000,000; provided that the aggregate principal amount of each Eurodollar Borrowing resulting from any such conversion or continuation shall not be less than $1,000,000;

              (c) each conversion shall be effected by each applicable Lender by such Lender converting its applicable Loan (or portion thereof), and accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower or the Canadian Borrower, as the case may be, at the time of conversion;

              (d) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the applicable Lenders pursuant to
         Section 2.15;

              (e) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

              (f) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (e) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

              (g)  no  Interest  Period  may  be  selected  for  any  Eurodollar
         Borrowing  that  would end later  than a Tranche A Term Loan  Repayment
         Date,  Canadian  Term  Loan  Repayment  Date  or  Tranche  B Term  Loan
         Repayment Date, as applicable, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (i) the Eurodollar Tranche A Term
         Borrowings,  the Eurodollar  Canadian Term Borrowings or the Eurodollar
         Tranche B Term Borrowings, as the case may be, with Interest Periods ending on or prior to such Tranche A Term Loan Repayment Date, Canadian
         Term Loan Repayment Date or Tranche B Term Loan Repayment Date and (ii) the ABR Tranche A Term Borrowings, ABR Canadian Term Borrowings or ABR
         Tranche B Term Borrowings, as the case may be, would not be at least equal to the principal amount of Tranche A Term Borrowings, Canadian
         Term  Borrowings  or Tranche B Borrowings  to be paid on such Tranche A
         Term Loan Repayment Date,  Canadian Term Loan Repayment Date or Tranche
         B Term Loan Repayment Date; and

              (h) a Borrowing may not be converted into or continued as a Eurodollar Borrowing if a Default or an Event of Default has occurred and is continuing and the Required Lenders have determined such conversion or continuation is not appropriate.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower or the Canadian Borrower, as the case may be, requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative
Agent shall promptly advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued
Borrowing. If the Borrower or the Canadian Borrower, as the case may be, shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new
Interest Period as an ABR Borrowing.

         SECTION 2.11.  Repayment of Tranche A Term, Tranche B Term and Canadian
Term Borrowings. (a) The Tranche A Term Borrowings shall be payable as to principal in such number of consecutive installments, payable





                                                                              29



on such dates (each a "Tranche A Term Loan Repayment Date") and in such amounts as set forth on Schedule 2.11(a).

         (b) The Tranche B Term Borrowings shall be payable as to principal in such number of consecutive installments, payable on such dates (each a "Tranche
B Loan Repayment Date") and in such amounts as set forth on Schedule 2.11(a).

         (c) The Canadian Term Borrowings shall be payable as to principal in such number of consecutive installments, payable on such dates (each a "Canadian
Term Loan Repayment Date") and in such amounts as set forth on Schedule 2.11(a).

         (d) To the extent not previously paid, all Tranche A Term Borrowings shall be due and payable on the Tranche A Term Loan Maturity Date, all Canadian
Term Borrowings shall be due and payable on the Canadian Term Loan Maturity Date and all Tranche B Term Borrowings shall be due and payable on the Tranche B Term
Loan  Maturity  Date.  Each  payment of  Eurodollar  Tranche A Term  Borrowings,
Canadian Eurodollar Term Borrowings or Eurodollar Tranche B Term Borrowings repaid pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

         SECTION 2.12. Prepayment. (a) The Borrower or the Canadian Borrower, as the case may be, shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon, in the case of Eurodollar
Borrowings, at least three Business Days', and in the case of ABR Borrowings, at least one Business Day's, prior written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent; provided, however, that each partial prepayment (other than of a Swingline Loan) of ABR Loans shall be in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

         (b) On the date of any termination or reduction of the Revolving Credit
Commitments  pursuant to Section 2.09,  the Borrower shall pay or prepay so much of, first, the Swingline Loans and, second,  the Revolving Credit  Borrowings as shall be necessary in order that the aggregate principal amount of the Revolving
Loans and Swingline Loans outstanding will not exceed the excess, if any, of (i)
the  aggregate   Revolving  Credit  Commitments  after  giving  effect  to  such termination  or  reduction,  minus (ii) the Letter of Credit  Exposure  plus the
Dollar Equivalent Amount of the Indebtedness of Foreign Subsidiaries outstanding under Section 6.01(r) not supported by a Foreign  Subsidiary Letter of Credit at the time.

         (c) The Borrower and the Canadian Borrower shall prepay the Borrowings at the times and in the amounts required pursuant to Section 2.12(e) and 2.12(f).

         (d) The Borrower's and the Canadian Borrower's prepayment obligations under any paragraph of this Section 2.12 shall be in addition to, and shall not be discharged by the performance of, its obligations under any other such paragraph. Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower or the Canadian Borrower, as the case may be, to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section
2.15 but  otherwise  without  premium or  penalty.  All  prepayments  under this
Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         (e) In the event and on each occasion  that a Prepayment  Event occurs, the Borrower or the Canadian Borrower, as the case may be, shall apply an amount equal to the  Applicable  Asset Sale  Prepayment  Percentage of the Net Proceeds
therefrom to prepay (x) the Tranche A Term Loans and the Canadian Term Loans and
(y) the Tranche B Term Loans,  in each case ratably  according to the  aggregate
outstanding   amounts   thereof  in  accordance   with  Section  2.12(g)  below.
Substantially  simultaneously with (and in any event not later than the Business
Day next  following) the occurrence of a Prepayment  Event,  the Borrower or the
Canadian  Borrower,  as the case may be, shall pay to the  Administrative  Agent
(for  application  to the  prepayment of Loans in  accordance  with this Section
2.12(e)) an amount equal to the Applicable  Asset Sale Prepayment  Percentage of
the Net Proceeds from such Prepayment Event.



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                                                                              30




         (f) Not later than 90 days after the end of each fiscal year of the Borrower or the Canadian Borrower, as the case may be, commencing with the first full fiscal year beginning after the date hereof, the Borrower or the Canadian
Borrower, as the case may be, shall pay to the Administrative Agent (for application to the prepayment of (x) the Tranche A Term Loans and the Canadian
Term Loans and (y) the Tranche B Term Loans, in each case ratably according to the aggregate outstanding amounts thereof in accordance with Section 2.12(g)) an amount equal to the Applicable Excess Cash Flow Prepayment Percentage (as of the last day for the fiscal year for which Excess Cash Flow is calculated) of the amount of the Excess Cash Flow for such fiscal year.

         (g) Each prepayment of principal of the Tranche A Term Borrowings or the Tranche B Term Borrowings pursuant to this Section 2.12 shall be applied to reduce scheduled payments of principal of the applicable Borrowings due under paragraph (a) or (b), as applicable, of Section 2.11 after the date of such prepayment pro rata in accordance with the remaining scheduled amount of each such payment; provided, however, that in the case of any prepayment of the Tranche A Term Borrowings and the Tranche B Term Borrowings pursuant to Section
2.12(f) or Section 2.12(a), the principal amount of such prepayment shall be applied to reduce scheduled payments of principal due under Section 2.11 after the date of such prepayment in the chronological order of maturity. Each prepayment of principal of the Canadian Term Borrowings pursuant to this Section
2.12 shall be applied to reduce scheduled  payments of principal of the Canadian
Term Borrowings due under paragraph (c) of Section 2.11 after the date of such prepayment pro rata in accordance with the remaining scheduled amount of each such payment; provided, however, that in the case of any prepayment of the Canadian Term Borrowings pursuant to Section 2.12(f) or Section 2.12(a), the principal amount of such prepayment shall be applied to reduce scheduled payments of principal due under Section 2.11 after the date of such prepayment in the chronological order of maturity. Prepayments of the Tranche A Term Loans and Canadian Term Loans shall be applied first to the repayment in full of the Tranche A Term Loans and second to the repayment of the Canadian Term Loans in accordance with Section 2.12(h). Notwithstanding anything in this Section 2.12 to the contrary, so long as any Tranche A Term Loans or Canadian Term Loans are outstanding, each prepayment with respect to the Tranche B Term Loans shall be applied in accordance with Section 2.12(j).

         (h)  Notwithstanding  anything  herein to the  contrary,  the  Canadian
Borrower shall not have any mandatory obligation under this Section 2.12 (i) to prepay any Canadian Term Loans until such time as the Tranche A Term Loans have been repaid in full or (ii) to prepay more than 25% of the original principal amount of the Canadian Term Loans prior to the fifth anniversary of the 1994
Closing Date. Any mandatory prepayment of the Canadian Term Loans which would be made but for the provisions of clause (ii) of the preceding sentence shall be due and payable on the first Business Day following the fifth anniversary of the 1994 Closing Date.

         (i) In the event the amount of any prepayment required to be made above shall exceed the aggregate  principal  amount of the applicable  outstanding ABR
Loans (the amount of any such excess  being  called the  "Excess  Amount"),  the
Borrower or the Canadian Borrower,  as the case may be, shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable
ABR  Loans  and to  deposit  an  amount  equal  to the  Excess  Amount  with the
Collateral  Agent  in  a  cash  collateral  account   maintained   (pursuant  to
documentation  satisfactory  to the  Administrative  Agent)  by and in the  sole dominion and control of the Collateral  Agent. Any amounts so deposited shall be held by the Collateral  Agent as collateral for the  Obligations  and applied to the  prepayment  of the  applicable  Eurodollar  Loans at the end of the current
Interest Periods applicable  thereto. On any Business Day on which (x) collected amounts  remain on deposit in or to the credit of such cash  collateral  account after giving  effect to the  payments  made on such day pursuant to this Section
2.12(i) and (y) the Borrower or the Canadian Borrower, as the case may be, shall have delivered to the Collateral Agent a written request or a telephonic request
(which shall be promptly  confirmed in writing)  that such  remaining  collected amounts be invested in the Permitted  Investments specified in such request, the
Collateral  Agent  shall use its  reasonable  efforts to invest  such  remaining collected amounts in such Permitted  Investments;  provided,  however,  that the
Collateral  Agent shall have continuous  dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash  collateral  account and no Permitted
Investment  shall mature after the end of the Interest Period for which it is to be applied.  Neither the Borrower nor the Canadian Borrower shall have the right to withdraw any amount from such cash  collateral  account until the  applicable
Eurodollar  Loans and accrued  interest thereon are paid in full or if a Default or Event of Default then exists or would result.




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                                                                              31



         (j) The  Borrower  shall  at  least  four  Business  Days  prior to any expected  prepayment  pursuant to this  Section  2.12 notify the  Administrative
Agent of such  prepayment  and the  approximate  amount and date  thereof.  Upon receipt of any such notice, the  Administrative  Agent shall promptly provide to each Tranche B Lender a notice (each,  a "Tranche B Prepayment  Option  Notice")
(i) setting  forth the amount of such  prepayment to be applied to the Tranche B
Term Loans (the "Tranche B Prepayment Amount") and the estimated portion thereof that the  applicable  Tranche B Lender will be entitled to receive if it accepts such  prepayment on the prepayment  date (each, a "Tranche B Prepayment  Date"),
(ii)  requesting  such  Tranche B Lender to notify the  Administrative  Agent in writing, no later than the Business Day preceding the Tranche B Prepayment Date, of such Tranche B Lender's  acceptance  or rejection (in each case, in whole and not in part) of such  prepayment and (iii)  informing such Tranche B Lender that failure by such  Tranche B Lender to accept  prepayment  in writing on or before the  Business  Day prior to the  Tranche B  Prepayment  Date  shall be deemed an
acceptance  of  such   prepayment.   On  the  Tranche  B  Prepayment  Date,  the
Administrative Agent shall apply that portion of the Tranche B Prepayment Amount in respect  of which  Tranche B Lenders  have  accepted  or been  deemed to have accepted prepayment in accordance with Section 2.12(g).  The remaining amount of the Tranche B Prepayment  Amount after the payment  described in the immediately preceding  sentence  shall be allocated to the  then-outstanding  Tranche A Term
Loans and Canadian Term Loans in accordance with Section 2.12(g) for prepayments of the same type.


         SECTION  2.13.  Reserve  Requirements;  Change  in  Circumstances.  (a)
Notwithstanding  any other provision herein, if after the date of this Agreement any  change  in  applicable  law  or  regulation  or in  the  interpretation  or
administration   thereof  by  any  governmental   authority   charged  with  the
interpretation  or  administration  thereof  (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or any Issuing
Bank in respect of any Letter of Credit or of the  principal  of or  interest on any  Eurodollar  Loan made by such Lender or any Fees or other  amounts  payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income of such Lender or such  Issuing  Bank by the  jurisdiction  in which such
Lender  or such  Issuing  Bank  has its  principal  office  or by any  political subdivision or taxing authority  therein and (ii) any Taxes described in Section
2.18), or shall impose,  modify or deem applicable any reserve,  special deposit or similar  requirement against assets or deposits with or for the account of or credit extended by or, in the case of the Letters of Credit,  participated in by such Lender  (except any such  reserve  requirement  which is  reflected  in the
Adjusted  LIBO Rate) or such Issuing Bank or shall impose on such Lender or such
Issuing Bank or the interbank  eurodollar  market any other condition  affecting this  Agreement,  any  Letter  of  Credit  (or any  participation  with  respect thereto),  the Letter of Credit  Exposure,  the Letter of Credit  Commitment  or
Eurodollar  Loans made by such  Lender,  and the result of any of the  foregoing shall be to increase  the cost to such Lender or such  Issuing Bank of making or maintaining the Letter of Credit  Exposure,  the Letter of Credit  Commitment or
any Eurodollar Loan (or, in the case of such Issuing Bank, of making any payment or maintaining  the Letter of Credit  Commitment) or to reduce the amount of any sum received or  receivable  by such Lender or such  Issuing  Bank  hereunder or under the Notes  (whether  of  principal,  interest or  otherwise)  by an amount deemed by such Lender or such  Issuing  Bank to be  material,  then the Borrower will pay to such Lender or such Issuing Bank upon demand such additional  amount or  amounts  as will  compensate  such  Lender  or such  Issuing  Bank  for such additional costs incurred or reduction suffered.

         (b) If any Lender or Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or Issuing Bank or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy
(whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company would have achieved but for such adoption, change or compliance
(taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or Issuing Bank such





                                                                              32



additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of each Lender or Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing
Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error. The Borrower shall pay each Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) In the event any Lender or Issuing Bank delivers a notice pursuant to paragraph (e) below, the Borrower may require, at the Borrower's expense and subject to Section 2.15, such Lender or Issuing Bank to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitment and the Loans at the time owing to it and its Notes and participations in Letters of Credit held by it and its obligations to acquire such participations) to a financial institution specified by the Borrower provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental
Authority, (ii) the Borrower shall have received the written consent of the Administrative Agent, which consent shall not unreasonably be withheld, to such assignment, (iii) the Borrower shall have paid to the assigning Lender or Issuing Bank all monies accrued and owing hereunder to it (including pursuant to this Section) and (iv) in the case of a required assignment by an Issuing Bank, all outstanding Letters of Credit issued by such Issuing Bank shall be canceled and returned to such Issuing Bank.

         (e) Promptly after any Lender or Issuing Bank has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section, such Lender or Issuing Bank will notify the Borrower thereof.
Failure on the part of any Lender or Issuing Bank so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or Issuing Bank's right to demand compensation with respect to such period or any other period; provided that the Borrower shall not be under any obligation to compensate any Lender or Issuing
Bank under Section 2.13(b) with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in such increased costs or reduction; provided, further, that, the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                (i) declare that Eurodollar Loans will not thereafter be made by such Lender  hereunder,  whereupon  any request by the  Borrower  for a
         Eurodollar Borrowing shall, as to such Lender only, be deemed a request
         for  an  ABR  Loan  unless  such  declaration   shall  be  subsequently
         withdrawn; and

               (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender





                                                                              33



or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense (other than taxes) which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower or the Canadian
Borrower to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower or the Canadian Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar
Loan. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section (and the reasons therefor) shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error.

         SECTION  2.16.  Pro Rata  Treatment.  Except as required  under Section
2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees or Letter of Credit Fees, each reduction of the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated
(except in the case of Swingline Loans) pro rata among the Lenders in accordance with their respective Revolving Credit Commitments or, if applicable outstanding
Loans, as the case may be. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

         SECTION  2.17.  Payments.  (a) Each of the  Borrower  and the  Canadian
Borrower shall make each payment without set-off or counterclaim (including principal of or interest on any Borrowing or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York,
Attention of Wholesale Loan Services, in immediately available funds, for credit to Chemical Bank, ABA Number 021000128, Account Number 323-5-02059.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan
Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day
(except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment





                                                                              34



into the next succeeding month, in which event such payment shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.18. Taxes. (a) Any and all payments by the Borrower and the Canadian Borrower to the Administrative Agent, the Issuing Banks or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with
Section 2.17 free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Issuing Bank and the Administrative Agent, taxes that would not be imposed but for a connection between such Lender, such Issuing Bank or the Administrative
Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, such Issuing Bank or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including, without limitation, entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan
Document, and (ii) in the case of each Lender, each Issuing Bank and the Administrative Agent, any United States withholding taxes payable with respect to payments hereunder or under the other Loan Documents under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) for such Lender, such Issuing Bank or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this Section 2.18, the term "Initial
Date" shall mean (i) in the case of the Administrative Agent, any Issuing Bank or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment including any assignment by a Lender or an Issuing Bank to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, any Issuing
Bank or the Administrative Agent (i) the sum payable by the Borrower or the Canadian Borrower, as the case may be, shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender, such Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Canadian Borrower, as the case may be, shall make such deductions and
(iii) the Borrower or the Canadian Borrower, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower and the Canadian Borrower shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender, any Issuing Bank or the Administrative Agent
(in the case of payments to be made by the Borrower) not organized under the laws of the United States of America or a state thereof (or, in the case of payments to be made by the Canadian Borrower, not organized under the laws of Canada) if such Lender, such Issuing Bank or the Administrative Agent fails to comply with the requirements of paragraphs (f) or (g), as the case may be, and paragraph (h) of this Section 2.18.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Lender, each Issuing Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section  2.18) paid by such  Lender,  such  Issuing  Bank or the  Administrative
Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 10 days after the date any Lender, any Issuing Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender, an Issuing Bank or the Administrative Agent shall become aware that it is entitled to receive a refund or is reasonably requested by the Borrower to pursue a claim for a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund (unless instructed to pursue a claim by the Borrower) and shall, within 30 days after receipt of a request by the Borrower, pursue or timely claim such refund at the Borrower's expense; provided that such Lender shall not be required to pursue or claim such refund if such Lender reasonably determines that the pursuit or claim of such refund will have a disadvantageous impact upon such Lender. If any Lender, any Issuing Bank or the Administrative Agent receives a refund in respect





                                                                              35



of any Taxes or Other Taxes for which such Lender, such Issuing Bank or the Administrative Agent has received payment from the Borrower hereunder, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund
(plus any interest received) to the Borrower, provided that the Borrower, upon the request of such Lender, such Issuing Bank or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender, such Issuing Bank or the Administrative
Agent in the event such Lender, such Issuing Bank or the Administrative Agent is required to repay such refund.

         (d)  Within  30 days  after the date of any  payment  of Taxes or Other
Taxes withheld by the Borrower or the Canadian Borrower, as the case may be, in respect of any payment to any Lender, any Issuing Bank or the Administrative
Agent, the Borrower or the Canadian Borrower, as the case may be, will furnish to the Administrative Agent, at its address referred to in Schedule 2.01, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

         (f) In the case of any Borrowing by the Borrower, this paragraph (f) shall apply. Each Lender, each Issuing Bank and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 10 days prior to the first Interest Payment Date following the Initial Date in respect of such Issuing Bank or such Lender, it will deliver to the Borrower and the Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that the Issuing Bank or such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the Code, United States
Internal Revenue Service Form W-8 or successor applicable form and a statement from such Lender certifying to the fact that interest payable to it hereunder
(A) will not be described in Section 871(h)(3)(A) or Section 881(c)(3)(A), (B) or (C) of the Code and (B) will not be effectively connected with a trade or business carried on in the United States by such Lender. Each Lender, each Issuing Bank and the Administrative Agent required to deliver to the Borrower and the Administrative Agent a Form 1001, 4224 or W-8 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Administrative
Agent (if appropriate) two further copies of Form 1001, 4224 or W-8, or successor forms, or other similar manner of certification and such extensions or renewals thereof as may reasonably be requested by the Borrower and, in the case where a Form W-8 has been delivered, a further statement certifying to the fact set forth in clause (B) of the preceding sentence (i) at the times reasonably requested by the Borrower, (ii) after the occurrence of an event requiring a change in the most recent form or statement previously delivered by it to the Borrower or (iii) in the case of Form 1001, 4224 or W-8, on or before the date that any such form expires or becomes obsolete, and, in the case of Form 1001 or 4224, certifying that such Issuing Bank or such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United
States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision, unless such Issuing Bank or such Lender advises the Borrower that it is unable lawfully to provide such forms and other certifications and notifies the Borrower to such effect. Unless the Borrower and the Administrative Agent have received forms, certificates and other documents satisfactory to them indicating that payments hereunder or under or in respect of the Notes or the Letters of Credit to or for any Issuing Bank or Lender not incorporated under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

         (g) In the event the Canadian Borrower is required to pay additional amounts pursuant to this Section 2.18, this paragraph (g) shall apply. Each
Lender, each Issuing Bank and the Administrative Agent that is not incorporated within or under the laws of Canada and that is claiming such additional amounts agrees that within a reasonable





                                                                              36



period of time following the request of the Canadian  Borrower,  it will, to the extent it is legally  entitled to a reduction in the rate of or  exemption  from
Canadian   withholding   taxes,   deliver  to  the  Canadian  Borrower  and  the
Administrative  Agent (if appropriate)  any form or document  required under the laws,  regulations,  official  interpretations  or treaties  enacted by, made or entered into with Canada  properly  completed  and duly executed by such Issuing
Bank,  such  Lender  or  Administrative  Agent  establishing  that any  payments hereunder are exempt from Canadian  withholding tax or subject to a reduced rate of Canadian  withholding  tax, as the case may be;  provided  that,  in the sole determination  of such Lender,  such Issuing Bank or the  Administrative  Agent, such form or document  shall not be  otherwise  disadvantageous  to such Lender, such Issuing Bank or the Administrative Agent.

         (h) Any Issuing Bank and any Lender claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Canadian Borrower to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Issuing Bank or such Lender, be otherwise disadvantageous to such Issuing Bank or such Lender.

         SECTION 2.19.  Issuance of Letters of Credit.

         (a) Each  Issuing  Bank  agrees,  upon the  terms  and  subject  to the conditions  herein set forth,  to issue  Letters  of Credit  (including  Foreign
Subsidiary  Letters  of  Credit),  in  a  form  reasonably   acceptable  to  the
Administrative  Agent and such Issuing Bank,  appropriately  completed,  for the account of the Borrower, at any time and from time to time on and after the 1994
Closing  Date  until the  earlier  of the date five  Business  Days prior to the
Revolving  Credit  Maturity Date and the  termination  of the  Revolving  Credit
Commitments in accordance  with the terms hereof;  provided,  however,  that any
Letter of Credit shall be issued by an Issuing Bank only if, and each request by the  Borrower  for the  issuance  of any  Letter  of  Credit  shall be  deemed a representation  and warranty of the Borrower  that,  immediately  following  the issuance  of any such  Letter of Credit,  (i)(x)  the Letter of Credit  Exposure
(other than in respect of Foreign Subsidiary Letters of Credit) shall not exceed the  Letter of  Credit  Commitment  in effect at the time and (y) the  Letter of
Credit  Exposure in respect of Foreign  Subsidiary  Letters of Credit  shall not exceed  $200,000,000  and (ii) the sum of the Letter of Credit  Exposure and the
aggregate  principal  amount of outstanding  Revolving Loans and Swingline Loans plus the Dollar  Equivalent  Amount of the Indebtedness of Foreign  Subsidiaries
outstanding  under Section 6.01(r) not supported by a Foreign  Subsidiary Letter of Credit shall not exceed the aggregate  Revolving Credit Commitments in effect at the time.  In  determining  whether  the  issuance of a Letter of Credit will comply with clauses (i) and (ii) of the  preceding  sentence,  each Issuing Bank may rely  conclusively  on information  obtained from the  Administrative  Agent regarding the aggregate principal amount of outstanding  Revolving Loans and the aggregate Revolving Credit Commitments,  Letter of Credit Exposure and Swingline
Loans.

         (b) Each Letter of Credit shall expire no later than the fifth Business
Day preceding the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars. Each Letter of Credit shall reduce availability under the Revolving Credit Commitments.

         (c) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior written notice from the Borrower to the applicable
Issuing Bank and the Administrative Agent (which shall give prompt notice thereof to each Revolving Lender) specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) the fifth Business Day preceding the Revolving Credit Maturity
Date and (ii) subject to extension, two years after the date of any such Letter of Credit), the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. Such Issuing Bank will give the Administrative Agent and the Administrative Agent shall give each Revolving Lender prompt notice of the issuance and amount of each Letter of Credit and the expiration of each Letter of Credit.

         (d) No Issuing Bank shall be required to issue a Letter of Credit unless it has agreed with the Borrower upon the Fronting Fees to be paid by the Borrower in connection with such Letter of Credit and the form of such Letter of Credit is reasonably acceptable to such Issuing Bank.





                                                                              37




         (e) Holdings has identified to the Administrative Agent certain letters of credit aggregating not more than $11,000,000 (the "Existing Letters of Credit") which were issued for the account of Holdings or certain of its subsidiaries prior to the 1994 Closing Date by financial institutions which are Lenders under this Agreement. The parties hereto wish to treat the Existing
Letters of Credit as if they had been issued under this Agreement. Therefore, the Existing Letters of Credit shall be deemed to be Letters of Credit issued on the 1994 Closing Date for all purposes of this Agreement, including, without limitation, Section 2.20. The Borrower agrees to take any action reasonably requested by the applicable Issuing Bank (including delivering new letter of credit applications) in order to implement this paragraph (e) and make the Borrower the account party of record for the Existing Letters of Credit. Each
Letter of Credit issued by an Issuing Bank under the 1994 Credit Agreement and outstanding on the Effective Date shall be a Letter of Credit hereunder for all purposes of this Agreement, including, without limitation, Section 2.20.

         SECTION 2.20.  Participations;  Unconditional  Obligations.  (a) By the
issuance of a Letter of Credit and without any further action on the part of the applicable  Issuing  Bank or the  Revolving  Lenders  in respect  thereof,  each
Issuing Bank hereby grants to each Revolving  Lender,  and each Revolving Lender hereby agrees to acquire from such Issuing Bank, a participation  in such Letter of Credit equal to such  Revolving  Lender's  Applicable  Percentage of the face amount of such Letter of Credit,  effective  upon the issuance of such Letter of
Credit.  In  consideration  and in furtherance of the foregoing,  each Revolving
Lender hereby absolutely and unconditionally agrees to pay to the Administrative
Agent, for the account of such Issuing Bank, in accordance with Section 2.02(f),
such  Revolving  Lender's  Applicable   Percentage  of  each  Letter  of  Credit
Disbursement made by such Issuing Bank;  provided,  however,  that the Revolving
Lenders  shall not be obligated to make any such payment to an Issuing Bank with respect to any wrongful  payment or  disbursement  made as a result of the gross negligence  or willful  misconduct of such Issuing Bank in  determining  whether documents  presented  in  connection  with such  Letter  of Credit  Disbursement conform to the requirements of the applicable Letter of Credit.

         (b) Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever other than in the case of any wrongful payment made as a result of the gross negligence or willful misconduct of the Issuing Bank in determining whether documents presented in connection with such Letter of Credit conform to the requirements of the applicable Letter of Credit.

         SECTION 2.21.  Letter of Credit Fee. The Borrower  agrees to pay to the
Administrative Agent for the account of the Revolving Lenders for each calendar quarter (or shorter period ending with the first date on which the Letter of Credit Commitment shall have expired or been terminated and there shall be no outstanding Letters of Credit) a fee (the "Letter of Credit Fee") on the average daily amount of the outstanding Letters of Credit at a per annum rate equal to the Applicable Margin at such time for Eurodollar Revolving Loans; provided that with respect to any Letter of Credit as to which the Borrower has failed to make a payment required by Section 2.22, interest calculated at the rate set forth in
Section 2.07 from the date such payment was due through the date such payment is made shall be paid by the Borrower in lieu of the Letter of Credit Fee on the date such payment is made. The Letter of Credit Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The
Administrative Agent agrees to disburse to each Revolving Lender its pro rata portion of such Letter of Credit Fee promptly upon receipt. The Letter of Credit
Fee shall be paid in arrears on the last day of March, June, September and December of each year and on the Revolving Credit Maturity Date (or the first date on which the Letter of Credit Commitment shall have expired or been terminated and there shall be no outstanding Letters of Credit, if earlier).
Once paid the Letter of Credit Fee paid or payable shall not be refundable in any circumstances whatsoever, absent manifest error.

         SECTION 2.22. Agreement To Repay Letter of Credit Disbursements. (a) If an Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower shall pay to the Administrative Agent, on behalf of such Issuing Bank, an amount equal to the amount of such draft before 11:00 a.m., New York City time, on the Business Day on which such Issuing Bank shall have notified the Borrower that payment of such draft will be made (or such later time as is not later than one hour after the Borrower shall have received such notice or, if the Borrower shall





                                                                              38



have received such notice later than 4:00 p.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day). The Administrative Agent will promptly pay any such amounts received by it to such Issuing Bank.

         (b) The Borrower's obligation to repay each Issuing Bank for payments and disbursements made by such Issuing Bank under the outstanding Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                (i) any lack of validity or enforceability of any Letter of Credit;

                (ii) the existence of any claim, setoff,  defense or other right which the Borrower or any other person may at any time have against the
         beneficiary  under  any  Letter  of  Credit,   any  Issuing  Bank,  the
         Administrative  Agent or any Lender  (other than the defense of payment in  accordance  with the terms of this  Agreement or a defense based on the gross  negligence or wilful  misconduct of any Issuing Bank) or any other person in connection  with this Agreement or any other  agreement or transaction;

               (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by an Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of such Issuing Bank;

                (iv) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; provided that such payment shall not have constituted gross negligence or wilful misconduct of such Issuing Bank; and

                 (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of the applicable Issuing Bank.

         It is  understood  that in making any payment  under a Letter of Credit
(x) each Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of such Issuing
Bank.

         SECTION 2.23. Letter of Credit Operations. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under an outstanding Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such outstanding Letter of Credit. Such Issuing
Bank shall (i) as promptly as possible after such demand for payment give oral notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and (ii) as promptly as possible after such Issuing Bank determines whether such demand for payment was in accordance with the terms and conditions of such outstanding Letter of Credit, give notice in the same manner to the Administrative Agent and the Borrower as to such determination and as to whether such Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notices shall not relieve the Borrower of its obligation to reimburse such Issuing Bank with respect to any such Letter of Credit Disbursement, and the Administrative Agent shall promptly give each Revolving Lender notice thereof.

         SECTION 2.24. Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders therefor, deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to





                                                                              39



its Letter of Credit Exposure as of such date. Such deposit shall be held by the
Collateral   Agent  as  collateral  for  the  payment  and  performance  of  the
Obligations.  So long as such  Event of Default is  continuing,  the  Collateral
Agent shall have exclusive  dominion and control,  including the exclusive right of  withdrawal,  over  such  account.  Other  than any  interest  earned  on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole  discretion of the Collateral  Agent,  such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate  in such  account.  Moneys in such  account  shall  automatically  be applied by the Collateral Agent to reimburse the applicable Issuing Bank and the
Revolving Lenders for Letter of Credit Disbursements and, if the maturity of the
Loans has been accelerated, to satisfy the Obligations. All remaining amounts on deposit shall be returned to the Borrower  within three  Business Days after all
Events of Default have been cured or waived.

         SECTION 2.25. Termination and Reduction of Letter of Credit Commitment.
(a)   Notwithstanding  any  other  provision  hereof,  in  the  event  that  any restrictions  or  limitations  are  imposed  upon  or  determined  or held to be applicable to any Issuing Bank,  any Revolving  Lender or the Borrower by, under or pursuant to any law or regulation (Federal,  state or local) now or hereafter in  effect  or  by  reason  of  any  interpretation  thereof  by  any  court  or
Governmental  Authority  (including any interpretation by the Comptroller of the
Currency as to the applicability of 12 U.S.C. ss. 84 or any substitute  statute, as now or hereafter in effect, to the transactions  contemplated hereby),  which would prevent such Revolving Lender from legally incurring liability under or in connection with a Letter of Credit issued or to be issued pursuant hereto,  then
such  Revolving   Lender  shall  give  prompt  written  notice  thereof  to  the
Administrative  Agent (which shall  notify the  Borrower,  each Issuing Bank and each  other  Revolving  Lender  thereof  as  soon  as  reasonably  practicable), whereupon  the  obligation of each Issuing Bank to issue  additional  Letters of
Credit  pursuant  hereto shall be reduced by the  Applicable  Percentage of such
Revolving  Lender  (and,  as to any  Letter of  Credit  thereafter  issued,  the
Applicable  Percentages  of the other  Revolving  Lenders shall be determined as though such Revolving Lender does not have a Revolving Credit  Commitment) until the  Administrative  Agent  shall  be  advised  that  such  event  is no  longer continuing or until such  Revolving  Lender shall have  assigned its  Commitment pursuant to the provisions of this Agreement.

         (b) The Borrower may permanently terminate, or from time to time in part permanently reduce, the Letter of Credit Commitment, in each case upon at least three Business Days' prior written or telex notice to the Administrative
Agent; provided that the Letter of Credit Commitment shall not be reduced to an amount that is less than the Letter of Credit Exposure at the time.

         (c) In the event that the Revolving Credit Commitments are at any time reduced pursuant to Section 2.09 to an amount that is less than the Letter of Credit Commitment, the Letter of Credit Commitment shall be permanently reduced to an amount equal to the Revolving Credit Commitments.


                                                   ARTICLE III.

                                          REPRESENTATIONS AND WARRANTIES

         Each of Holdings, the Canadian Borrower and the Borrower represents and warrants to each of the Lenders and each Issuing Bank that:

         SECTION 3.01. Organization, Corporate Powers. Each of Holdings and each
Restricted Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated,
(ii) has all requisite corporate power and authority, and all material licenses, permits, franchises, consents and approvals, to own or lease its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified and in good standing as a foreign corporation to do business in every jurisdiction where such qualification is necessary, except where the failure so to qualify would not have a Material Adverse Effect and
(iv) has the corporate power and authority to execute, deliver and perform each of the Loan Documents and each agreement or instrument contemplated hereby or thereby to which it is or will be a party. As of the Effective Date, none of Holdings or any Restricted Subsidiary of Holdings has any assets or business, or is a party to any material contract within the meaning of Item 6.01(b)(10) of Regulation S-K of the Securities and





                                                                              40



Exchange Commission, other than as disclosed or referred to or incorporated by reference in the registration statement of which the Preliminary Prospectus is a part or as contemplated hereby and thereby.

         SECTION 3.02. Authorization. The execution, delivery and performance of each of the Loan Documents, the borrowings hereunder and the consummation of the
1996  Transactions  and  the  other  transactions  contemplated  by  any  of the foregoing  (collectively,  the "Transactions") (i) have been (or, in the case of the Wallcoverings Disposition, will be prior to consummation) duly authorized by all requisite  corporate and, if required,  stockholder action and (ii) will not
(x) violate (A) any provision of law,  statute,  rule or regulation  (including,
without  limitation,   Regulations  G,  T,  U  and  X)  or  the  certificate  of
incorporation or by-laws (or similar governing documents) of any of Holdings and the Restricted Subsidiaries,  (B) any applicable order of any court or any rule, regulation  or  order  of  any  Governmental  Authority  or (C)  any  indenture, certificate of designation for preferred stock, agreement or other instrument to which any of Holdings or any Restricted Subsidiary is a party or by which any of them or any of their  property is bound,  (y) be in conflict  with,  result in a breach of or  constitute  (with notice or lapse of time or both) a default under any such  indenture,  agreement  or other  instrument  where any such  conflict, violation,  breach or default  referred to in clause  (ii)(x) or (ii)(y) of this
Section,  individually or in the aggregate, would have a Material Adverse Effect or (z) result in the  creation or  imposition  of any Lien upon any  property or assets of Holdings or any  subsidiary  of Holdings,  except for Liens created by the Pledge Agreement.

         SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered  by each of  Holdings,  the  Canadian  Borrower  and the  Borrower and
constitutes,  and each other Loan  Document  executed  and  delivered  by any of
Holdings,  the  Borrower,  the Canadian  Borrower or the  Subsidiary  Guarantors
constitutes,  a legal,  valid and binding  obligation of such party  enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency,  moratorium,  reorganization or other similar laws affecting  creditors' rights generally and except as enforceability  may be
limited  by  general   principles   of  equity   (regardless   of  whether  such
enforceability is considered in a proceeding in equity or at law).

         SECTION  3.04.  1996  Transactions.  (a) All consents and approvals of,
filings  and   registrations   with,  and  other  actions  in  respect  of,  all
Governmental  Authorities  required  in  order  to make or  consummate  the 1996
Transactions have been obtained, given, filed or taken and are in full force and effect,  other than (i)  filings  and other  actions  required  pursuant  to the
Securities Act of 1933,  the Securities  Exchange Act of 1934 and the respective rules  and  regulations  thereunder,  and  filings  and other  actions  required pursuant to state  securities  or blue sky laws, in each case to the extent that such filings and other actions are not required to have been made or taken prior to the date  hereof,  (ii) any such  consents,  approvals  or  filings  or other actions which may be required to effectuate the Wallcoverings Disposition (which will be obtained or made prior to the  consummation  thereof) and (iii) any such consents,  approvals,  filings or other  actions,  the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

         (b) The Preliminary Prospectus at the time of its dissemination to the public did not and on the Effective Date will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Copies of the Preliminary Prospectus have been delivered to the Lenders.

         (c) The  final  prospectus  filed  with  the  Securities  and  Exchange
Commission in connection with the offering of the Senior  Subordinated Notes and any amendments or supplements  thereto will not at the time of its dissemination to the  public or on the  Effective  Date  contain  any  untrue  statement  of a material fact or omit to state any material fact  necessary in order to make the statements therein, in the light of the circumstances under which they are made,
not  misleading.   Copies  of  such  final  prospectus  and  any  amendments  or supplements thereto will be delivered to the Lenders promptly following the time they are made  available to the public or filed with the Securities and Exchange
Commission.

         SECTION 3.05. Use of Proceeds. The Borrower will use the proceeds of the Revolving Loans only for the purposes set forth in Section 5.08.




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                                                                              41



         SECTION 3.06. Federal Reserve Regulations. (a) None of Holdings or any subsidiary of Holdings is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) The making of the Loans hereunder and the use of the proceeds thereof as contemplated hereby and the other Transactions will not violate or be inconsistent with the provisions of the Regulations of the Board, including
Regulations G, T, U and X.

         SECTION 3.07. Capitalization of the Borrower and Holdings. (a) As of the Effective Date, the authorized capital stock of the Borrower consists of 2,000 shares of common stock, par value $1.00 per share ("Borrower Common
Stock"), of which 1,000 shares will be issued and outstanding as of the Effective Date. All such outstanding shares of Borrower Common Stock are fully paid and nonassessable and, are owned beneficially and of record by Holdings, free and clear of all Liens and encumbrances whatsoever (other than the Lien of the Pledge Agreement). Except for the Pledge Agreement, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any capital stock of the Borrower.

         (b) As of the Effective Date, the authorized  capital stock of Holdings
consists  of  (i)  150,000,000   shares  of  Holdings  Common  Stock,  of  which
approximately  69,000,000  shares  will  be  issued  and  outstanding  as of the
Effective Date and (ii) 16,000,000  shares of preferred  stock,  par value $0.01 per share,  of which no shares will be outstanding as of the Effective  Date. On the Effective Date, all such outstanding shares of Holdings Common Stock will be fully paid and nonassessable.  On the Effective Date, each Designated Person (or group of Designated  Persons) will be the owner,  beneficially and of record, of the number of shares of Holdings Common Stock specified on Schedule  3.07(b)(1).
Except as provided in  Schedule  3.07(b)(2)  hereto,  neither  Holdings  nor any
Subsidiary  is a party  to any  outstanding  subscriptions,  options,  warrants, calls,  rights (including  preemptive rights) or other agreements or commitments
(other than stock  options  granted to employees,  consultants  or directors and directors'  qualifying  shares) of any nature  relating to any capital  stock of
Holdings.

              (c) As of the Effective Date, the authorized capital stock of the Canadian Borrower consists of an unlimited number of common shares without par value ("Canadian Borrower Common Stock"), of which 612 shares will be issued and outstanding as of the Effective Date and an unlimited number of voting, nonparticipating preferred shares, no shares of which will be issued and outstanding as of the Effective Date. All such outstanding shares of Canadian
Borrower Common Stock are fully paid and nonassessable and are owned directly or indirectly, beneficially and of record by the Borrower free and clear of all Liens and encumbrances whatsoever.

         SECTION 3.08. Pledge Agreement. The security interests created in favor of the Collateral Agent, for the benefit of the Lenders, under the Pledge
Agreement will at all times constitute first-priority, perfected security interests in the Pledged Securities, and such Pledged Securities will be subject to no Liens or security interests of any other person. No filings or recordings are or will be required in order to perfect the security interests in the Pledged Securities created under the Pledge Agreement.

         SECTION  3.09.  Financial  Statements.   (a)  Holdings  has  heretofore
furnished to each of the Lenders  consolidated  balance sheets and  consolidated statements of income and cash flow of Holdings and its consolidated subsidiaries as of and for the fiscal  years ended  January  27,  1996 and January 28,  1995,
certified  by  Arthur  Andersen  L.L.P.,   independent  public  accountants  for
Holdings.  Such balance  sheet and  statement  of income and cash flows  present fairly the  financial  condition  and results of  operations of Holdings and its consolidated  subsidiaries  on a consolidated  basis as of the dates and for the periods indicated.  Except as disclosed in the Preliminary  Prospectus,  neither
Holdings nor any of its Subsidiaries had, at the date of the most recent balance sheet  referred  to above,  any  material  Guarantee,  contingent  liability  or liability  for taxes,  or any  long-term  lease or unusual  forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.  The financial  statements  referred to in this Section
3.09(a)  have been  prepared in  accordance  with GAAP  applied on a  consistent basis.
         (b) The pro forma consolidated  balance sheet of Holdings as of January
27, 1996  included in the  Preliminary  Prospectus  is the audited  consolidated balance  sheet of Holdings as of such date,  adjusted to give effect



                                                                              42





(as if such
events had occurred on such date) to all the 1996 Transactions (excluding the Wallcoverings Disposition) and other identified pro forma adjustments set forth in the Preliminary Prospectus, including the payment of all fees and expenses expected to be incurred in connection therewith (as estimated at the time of the preparation of such balance sheet), based upon the assumptions specified therein. Such pro forma consolidated balance sheet presents fairly, on a pro forma basis, the consolidated financial position of Holdings as of such date assuming that the events specified in the preceding sentence had actually occurred or are true, as the case may be, on such date and has been prepared based upon reasonable assumptions and in accordance with GAAP applied on a consistent basis.

         SECTION 3.10. No Material Adverse Change. There has been no material adverse change in the business, properties, assets, operations or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, since
January 27, 1996.

         SECTION 3.11. Title to Properties; Possession Under Leases. (a) Each of
Holdings, the Borrower and the Significant Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements on or other limited property interests in, all their respective material properties and assets, except for minor defects in title and limitations on property interests that do not interfere with their respective ability to conduct their respective business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.04.

         (b) Each of Holdings, the Borrower and the Significant Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not have a Material Adverse
Effect. Each of Holdings, the Borrower and the Significant Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         (c) Each of Holdings, the Borrower and the Significant Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions would not, individually or in the aggregate, have a Material
Adverse Effect.

         SECTION 3.12.  Subsidiaries.  (a) Schedule 3.12(a) sets forth as of the
Effective Date a list of all Subsidiaries of Holdings and the percentage ownership interest of Holdings therein and whether such Subsidiaries are Significant Subsidiaries.

         (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, consultants or directors and directors' qualifying shares) of any nature relating to any capital stock of any subsidiary of Holdings, except for the Pledge Agreement or as provided in Schedule 3.12(b).

         SECTION 3.13. Litigation; Compliance with Laws. (a) Except as described or incorporated by reference in the registration statement of which the Preliminary Prospectus is a part, there are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental
Authority now pending or, to the knowledge of Holdings, the Borrower or the Canadian Borrower, threatened against or affecting Holdings or any of its subsidiaries or any property or rights of Holdings or any of its subsidiaries as to which there is a reasonable possibility of an adverse determination and which
(i) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect or (ii) involve the Loan Documents or (iii) if adversely determined could materially adversely affect the 1996 Transactions.

         (b) None of  Holdings  or any of its  Subsidiaries  is in default  with respect  to  any  law,  order,  judgment,  writ,  injunction,  decree,  rule  or regulation  of any  Governmental  Authority  where  such  default  could  have a
Material  Adverse  Effect.  The  Borrowings  hereunder,  the use of the proceeds
thereof as described in Section 5.08 and the other 1996  Transactions   will not
violate any  applicable  law or regulation or violate or  be  prohibited  by any judgment,



                                                                              43




writ, injunction, decree or order of any court or Governmental Authority or subject Holdings or any of its subsidiaries to any civil or criminal penalty or fine.

         SECTION  3.14.  Agreements.   (a)  None  of  Holdings  or  any  of  its
Subsidiaries  is a party  to any  agreement  or  instrument  or  subject  to any corporate  restriction  that has  resulted  or could  reasonably  be expected to result in a Material Adverse Effect.

         (b) None of Holdings or any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could result in a Material Adverse
Effect. After giving effect to the 1996 Transactions, no Default or Event of Default shall have occurred and be continuing.

         SECTION  3.15.  Investment  Company Act. None of Holdings or any of its
Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.16. Public Utility Holding Company Act. None of Holdings or any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility
Holding Company Act of 1935, as amended.

         SECTION 3.17. Tax Returns. Each of Holdings and its Subsidiaries has filed or caused to be filed all Federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments in excess of $2,000,000 in the aggregate received by it, except taxes that are being contested in accordance with Section 5.03 and taxes, assessments, charges, levies or claims in respect of property taxes for property that Holdings or one of its Subsidiaries has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. Each of Holdings and its Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to the periods ending on or before January 27, 1996, which taxes, if not paid or adequately provided for, would have a Material Adverse Effect. The tax returns of Holdings and its Subsidiaries have been examined by relevant Federal tax authorities for all periods through January 25, 1992, and all deficiencies asserted as a result of such examinations have been paid. Except as set forth on Schedule 3.17 or in the Preliminary Prospectus, as of the Effective Date, with respect to each of Holdings and its Subsidiaries, (i) no material claims are being asserted in writing with respect to any taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (iii) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal
Revenue Service or any other taxing authority and (iv) no currently pending issues have been raised in writing by the Internal Revenue Service or any other taxing authority. For purposes hereof, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental
Authority.

         SECTION 3.18. No Material Misstatements. (a) The information, reports, financial statements, exhibits and schedules furnished by or on behalf of Holdings or any of its Subsidiaries or Affiliates to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Preliminary Prospectus), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Effective Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Effective Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading.

         (b) All financial projections concerning Holdings and its Subsidiaries that are or have been made available to the Administrative Agent or any Lender by Holdings or any of its Subsidiaries or Affiliates, unless otherwise



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                                                                              44



disclosed, have been or will be prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable.

         SECTION  3.19.  Employee  Benefit  Plans.  Each  of  Holdings  and  the
Restricted  Subsidiaries  and each of their ERISA Affiliates is in compliance in
all  material  respects  with  the  applicable   provisions  of  ERISA  and  the
regulations   and   published   interpretations   thereunder   except  for  such
noncompliance  which  would not be  expected  to result  in a  Material  Adverse
Effect.  No  Reportable  Event has  occurred as to which  Holdings or any of the
Restricted  Subsidiaries or any of their ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file would not result in a Material  Adverse Effect and as of the Effective Date, the
present  value of all benefit  liabilities  under each Plan of Holdings  and the
Restricted Subsidiaries or any of their ERISA Affiliates (on a termination basis and based on those  assumptions  used to fund such Plan) did not, as of the last annual valuation report applicable thereto,  exceed by more than $15,000,000 the value of the assets of such Plan on a termination basis. None of Holdings or any of the Restricted  Subsidiaries or any of their ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could result in a  Material  Adverse  Effect.  None  of  Holdings  or any  of the  Restricted
Subsidiaries or any of their ERISA Affiliates has received any notification that any  Multiemployer  Plan is in  reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer  Plan is reasonably  expected to be  in  reorganization  or to be  terminated  where  such  reorganization  or termination  has  resulted or could  reasonably  be expected to result,  through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

         SECTION 3.20.  Labor Matters.  There are no strikes against Holdings or any of its Subsidiaries pending,  other than any strikes which,  individually or in the  aggregate,  could not  reasonably  be  expected  to result in a Material
Adverse  Effect.  The hours worked and payment made to employees of Holdings and each of its  Subsidiaries  have not been in violation in any material respect of the Fair Labor  Standards  Act or any other  applicable  law  dealing  with such matters. All material payments due from Holdings or any of its Subsidiaries,  or for which any claim may be made against Holdings or any of its Subsidiaries,  on account of wages and employee  health and welfare  insurance and other  benefits have been paid or  accrued  as a  liability  on the  books of  Holdings  or such subsidiary  to the  extent  required  by  GAAP.  The  consummation  of the  1996
Transactions  will  not  give  rise  to a  right  of  termination  or  right  of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any of its  Subsidiaries (or any predecessor) is a party or by which  Holdings or any of its  subsidiaries  (or any  predecessor)  is bound, other  than  collective  bargaining  agreements  which,  individually  or in the aggregate, are not material to Holdings and its Subsidiaries taken as a whole.

         SECTION 3.21. Environmental Matters. (a) Except as disclosed in writing to the Administrative  Agent, each Lender and the Issuing Bank prior to the date of this Agreement, which disclosed matters individually and in the aggregate are not reasonably  expected by Holdings or the Borrower to have a Material  Adverse
Effect,  (i) Holdings and each of its  Subsidiaries has complied in all respects with all  applicable  Federal,  state,  local  and other  statutes,  ordinances, orders,  judgments,  rulings and regulations relating to environmental pollution or to environmental  regulation or control,  except to the extent of any failure so to comply which alone and together with other such failures is not reasonably expected to result in a Material  Adverse  Effect;  (ii) none of Holdings or any
Subsidiary  of Holdings  has  received  notice of any failure so to comply which alone or together with other such failures is reasonably expected to result in a
Material  Adverse Effect;  and (iii) none of Holdings or any of its Subsidiaries manages,  transports  or stores  any  hazardous  wastes,  hazardous  substances, hazardous  materials,  toxic substances or toxic pollutants,  as those terms are
used  in  the  Resource   Conservation  and  Recovery  Act,  the   Comprehensive
Environmental  Response  Compensation and Liability Act, the Hazardous Materials
Transportation  Act, the Toxic  Substance  Control Act, the Clean Air Act or the
Clean Water Act, in violation of any applicable regulations promulgated pursuant thereto or of any other applicable law where such violation is reasonably likely to result, individually or together with other violations, in a Material Adverse
Effect.

         (b) Except with respect to matters that, individually and in the aggregate, Holdings and the Borrower reasonably believe would not have a Material Adverse Effect, as of the Effective Date: (i) the operations of Holdings and each of its Subsidiaries comply in all respects with all Environmental Laws and, to the knowledge of Holdings, the Canadian Borrower or the Borrower after inquiry, no conditions exist (including at properties leased or subleased





                                                                              45



to third persons) which would subject  Holdings or its  Subsidiaries to damages,
liabilities,   penalties,   injunctive   relief  or  clean-up  costs  under  any
Environmental  Law or which  require or are  reasonably  likely to  require  any
Remedial  Action  under any  Environmental  Law;  (ii) each of Holdings  and its
Subsidiaries has obtained all Environmental  Permits necessary for its operation or required by any Environmental Law, and all such Environmental  Permits are in good  standing,  and none of  Holdings or its  Subsidiaries  has been cited by a
Governmental   Authority   for   violating  any  terms  or  conditions  of  such
Environmental  Permits within the five-year  period prior to the Effective Date;
(iii)  none of  Holdings  or its  Subsidiaries  is  subject  or a  party  to any
Environmental  Claim;  (iv) with respect to present  facilities and  operations, none of Holdings or its  Subsidiaries,  or, to the  knowledge of  Holdings,  the
Canadian Borrower or the Borrower,  any predecessor of such persons,  is subject to any outstanding written order or agreement with any Governmental Authority or private party  respecting  (A) any  Environmental  Law, (B) any Remedial  Action
under  any  Environmental  Law,  or  (C)  any  Environmental  Claim;  (v) to the
knowledge  of  Holdings,  the  Canadian  Borrower or the  Borrower,  none of the operations  of any  of  Holdings  or its  Subsidiaries  is  the  subject  of any investigation by a Governmental Authority evaluating whether any Remedial Action under any Environmental Law is needed; (vi) none of Holdings or its Subsidiaries or, to the knowledge of Holdings,  the Canadian  Borrower or the  Borrower,  any
predecessor  of such  persons has filed any notice under any  Environmental  Law indicating past or present  treatment,  storage or disposal of a hazardous waste as defined under 40 C.F.R.  Parts 260 through 270 (in effect as of the Effective
Date) or any state equivalent, or reporting a Release of a Contaminant; (vii) to the  knowledge of  Holdings,  the  Canadian  Borrower or the Borrower  except as permitted under any Environmental  Law, none of Holdings or its Subsidiaries has experienced  a Release  of any  Contaminant,  and  there  has been no  voluntary disposal,  use, storage,  recycling or treatment on, under or at any property of such person (or in tanks or other facilities  thereon) of any Contaminant which, if known to be present  on such  property,  or present in soils or  groundwater, would require Remedial Action under any Environmental Law; and (viii) no Lien in
favor  of  any   Governmental   Authority  for  (A)  any  liability   under  any
Environmental  Law or (B)  damages  arising  from  or  costs  incurred  by  such
Governmental  Authority  in  response  to a Release  of a  Contaminant  into the environment has been recorded with respect to any property of Holdings or any of its  Subsidiaries.  For purposes of this Section 3.21(b),  "knowledge" means the actual  knowledge  of any  Responsible  Officer of  Holdings  or any  Restricted
Subsidiary,   any  officer  of  Holdings  or  any  Restricted   Subsidiary  with
responsibility for environmental  compliance, or any plant or facilities manager with responsibility for overall management of such plant or facility of Holdings or any of its Subsidiaries.

         (c) Each of Holdings and its Subsidiaries reasonably believes that Holdings and its Subsidiaries on a consolidated basis have made adequate provision (in accordance with GAAP) for all damages, liabilities, penalties or costs that they reasonably expect to incur in connection with any Environmental
Claim or any Remedial Action existing or, to the knowledge of Holdings or the Borrower, reasonably anticipated as of the date of this Agreement.

         SECTION 3.22. Solvency. (a) The fair salable value of the assets of the Borrower exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower as they mature. The assets of the Borrower do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Borrower does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the 1996 Transactions).

              (b) Upon consummation of the 1996 Transactions, the fair salable value of the assets of the Borrower and its subsidiaries taken as a whole will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its subsidiaries.

              (c) The assets of the Borrower and its subsidiaries taken as a whole do not, and upon consummation of the 1996 Transactions will not, constitute unreasonably small capital for the Borrower and its subsidiaries to carry out their respective businesses as now conducted and as proposed to be conducted including the capital needs of the Borrower and its subsidiaries taking into account the particular capital requirements of the business conducted by the Borrower and each of its subsidiaries, and projected capital requirements and capital availability thereof.

              (d) The Borrower does not intend to, or intend to permit any of its subsidiaries to, incur debts beyond their respective ability to pay such debts as they mature, taking into account the timing and amounts of cash to be



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                                                                              46



received by the Borrower and each of such subsidiaries, and of amounts to be payable on or in respect of debt of the Borrower and each of such subsidiaries.

         SECTION   3.23.   Absence  of  Certain   Restrictions.   No  indenture,
certificate of designation for preferred stock, agreement or other instrument to which  Holdings  or any  Restricted  Subsidiary  is a  party  will  prohibit  or
materially   restrain,   or  have  the  effect  of   prohibiting  or  materially
restraining,  or imposing  materially adverse conditions upon, the incurrence of
Indebtedness,  the granting of Liens, the provision of Guarantees or the payment of dividends by  subsidiaries  of Holdings  except for  restrictions  (a) on the granting of Liens on assets that are encumbered by Liens  permitted under clause
(a),  (b),  (i),  (k),  (l), (r) or (t) of Section 6.04, to the extent that such restrictions  apply  only to the  assets so  encumbered  and are  imposed by the agreements  under which such Liens were granted or (b)  contained in  agreements relating to Indebtedness permitted by Section 6.01.

         SECTION 3.24. No Foreign Assets Control Regulation Violation. None of the 1996 Transactions will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R.,
Subtitle  B,  Chapter  V, as  amended  (including  the  Foreign  Assets  Control
Regulations,  the  Transaction  Control  Regulations,  the Cuban Assets  Control
Regulations,  the Foreign Funds Control Regulations,  the Iranian Assets Control
Regulations,  the  Nicaraguan  Trade  Control  Regulations,  the  South  African
Transactions Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin
Regulations, the Panamanian Transactions Regulations, the Kuwaiti Assets Control
Regulations and the Iraqi Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or Presidential
Executive Order granting authority therefor, nor will the proceeds of the Loans be used by the Borrower in a manner that would violate any thereof.

         SECTION  3.25.   Insurance.   Each  of  Holdings  and  the   Restricted
Subsidiaries  carries and  maintains  with respect to its  insurable  properties insurance  (including  self  insurance)  with  financially  sound and  reputable insurers of the types,  to such extent and  against  such risks as is  customary with companies in the same or similar businesses, including fire and other risks insured  against by extended  coverage and public  liability  insurance  against claims for personal  injury or death or property  damages  occurring  upon,  in, about  or in  connection  with  the use of any  properties  owned,  occupied  or controlled by it.

         SECTION 3.26. Certain Other Representations. All representations and warranties contained in any other Loan Document and made by any of Holdings or any of its Subsidiaries are true and correct as of the date made or deemed to have been made.

         SECTION 3.27. Senior Debt. All payment obligations of the Borrower under the Loan Documents constitute Senior Indebtedness (as defined in the Senior Subordinated Notes Indenture), and all payment obligations of Holdings under the Loan Documents constitute Senior Guarantor Indebtedness (as defined in the Senior Subordinated Notes Indenture).



                                                    ARTICLE IV.

                                                    CONDITIONS

         The obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01. All Credit Events. On the date of each Borrowing, other than a Borrowing in which Revolving Credit Loans are refinanced with new
Revolving Credit Loans (without any increase in the aggregate principal amount of Revolving Credit Loans outstanding) as contemplated by Section 2.02(e), and on the date of each issuance or renewal of a Letter of Credit:




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                                                                              47



              (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03, or the Administrative Agent and the applicable Issuing Bank shall have received a notice regarding the issuance or renewal of such Letter of Credit as required by Section
         2.19(c), as applicable.

              (b) The  representations  and  warranties  set  forth in each Loan
         Document shall be true and correct in all material respects on and as of the date of such Borrowing, issuance or renewal with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

              (c) At the time of and immediately after such Borrowing, issuance or renewal no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and each issuance or renewal of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this
Section 4.01.

         SECTION 4.02.  Conditions to Effectiveness.  On the Effective Date:

              (a) Each Lender,  if it so requests in accordance  with subsection
         2.04(e), shall have received a duly executed Revolving Credit Note, Tranche A Term Note and Tranche B Term Note and the Swingline Lender, if it so requests in accordance with subsection 2.04(e), shall have received a Swingline Note, in each case, complying with the provisions of Section 2.04. Each Lender, if it so requests in accordance with subsection 2.04(e), shall have received a duly executed Canadian Term
         Note, complying with the provisions of Section 2.04; provided Lenders which are also 1994 Lenders or Larizza Lenders will only receive new
         Notes in exchange for their old Notes.

              (b) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date, including reimbursement of any out-of-pocket expenses referred to in
         Section 9.05 (to the extent that notice thereof is given to the Borrower prior to the Effective Date).

              (c) The issuance by the Borrower of the Senior Subordinated Notes for aggregate gross proceeds of not less than $400,000,000 shall have occurred or shall occur simultaneously with the effectiveness hereof and the Net Proceeds of the Senior Subordinated Notes shall have been applied as follows: first to the prepayment in full of the 1994 Delayed
         Draw Term Loans under the 1994 Credit Agreement, second to the prepayment of the Tranche A Term Loans in excess of $150,000,000, third to the repayment of outstanding Revolving Loans as contemplated by the Preliminary Prospectus (but not the reduction of the Revolving Credit
         Commitments) and fourth the balance will be used for general corporate purposes. Prepayments shall be applied so that after giving effect to the purchases in Section 2.01(f) each Lender has outstanding Loans as set forth on Schedule 2.01.

              (d) The  Administrative  Agent shall have  received the  favorable written  opinions of (i) Cravath,  Swaine & Moore,  special counsel for
         Holdings and its subsidiaries, (ii) Elizabeth R. Philipp, Esq., general counsel for Holdings and its subsidiaries,  and (iii) Stikeman, Elliott special  Canadian  Counsel for the  Canadian  Borrower,  each dated the
         Effective Date and addressed to the Lenders,  and in form and substance satisfactory to the  Administrative  Agent and covering the matters set forth in Exhibit D. In addition,  the  Administrative  Agent shall have
         received  the  favorable   written   opinions  of  such  local  counsel
         (including  Canadian  counsel) with respect to legal  matters  relating hereto as the  Administrative  Agent may reasonably have requested,  in such form and to such  effect as shall be  satisfactory  to the Lenders
         and  to  Simpson   Thacher  &   Bartlett,   special   counsel  for  the
         Administrative Agent.

              (e) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each of the Borrower, the Canadian Borrower and Holdings, certified as of a recent date by the Secretary of State of the state of its organization (or, in the case of the Canadian Borrower, the Ministry of Consumer and Commercial Relations of the Province of





                                                                              48



         Ontario), and a certificate as to the good standing of each of the Borrower, the Canadian Borrower and Holdings as of a recent date, from such Secretary of State (or, in the case of the Canadian Borrower, the Ministry of Consumer and Commercial Relations of the Province of Ontario); (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower, the Canadian Borrower and Holdings dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such entity as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such entity authorizing the execution, delivery and performance of the Loan Documents to which it is a party, the granting of the Liens thereunder and, in the case of the Borrower and the Canadian Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such entity have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such entity; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; (iv) a certificate or equivalent documentation from the Secretary of State of each state (or, in the case of the Canadian Borrower, the Ministry of Consumer and Commercial
         Relations of the Province of Ontario and the Inspector General of Financial Institutions of the Province of Quebec) in which any of the Borrower , the Canadian Borrower or Holdings conducts material business or owns material assets as to the qualification of such entity to do business and its good standing in such state; and (v) such other documents as the Lenders or their counsel or Simpson Thacher &
         Bartlett, special counsel for the Administrative Agent, may reasonably request.

              (f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of Holdings and the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and those set forth in paragraphs (c), (h), (i) and (n) of this Section 4.02 (disregarding, for this purpose, the provisions of any such paragraph that refer to the satisfaction of the Administrative Agent, its counsel or the Lenders with any matter).

              (g) Except as contemplated by the 1996 Transactions, there shall not have occurred any material change in the capitalization (whether in debt or equity), corporate structure or assets of Holdings or any of its subsidiaries, or any changes in the certificate of incorporation or by-laws of Holdings or any of its Subsidiaries.

              (h) The  consummation  of the offering of the Senior  Subordinated
         Notes  shall  have  been   approved   or  exempted  by  all   requisite
         Governmental  Authorities,   and  all  such  approvals  or  exemptions,
         including  any  conditions  imposed  thereby,  shall  be  in  form  and substance  acceptable to the Required Lenders in their sole discretion.
         No action  shall have been taken by any  Governmental  Authority  which restrains  or prevents  or seeks to restrain or prevent,  or imposes or seeks to impose  materially  adverse  conditions  upon, any of the 1996
         Transactions.  Without  limiting the generality of the  foregoing,  the
         Required Lenders shall be satisfied, in their sole discretion, that all governmental approvals have been obtained which, if not obtained, could render the  obligations to the Lenders under the Loan Documents  either void or voidable or subordinate  them to other claims or obligations or could impair or subject to subordination the security  interests of, or the exercise of remedies by, the Lenders.

              (i) No action, suit, litigation or similar proceeding at law or in equity or by or before any court or Governmental Authority shall exist or, in the case of litigation by a Governmental Authority, be threatened, with respect to any of the 1996 Transactions which would in the reasonable opinion of the Required Lenders be likely to have a Material Adverse Effect.

              (j)  The Effective Date shall occur prior to June 30, 1996.






                                                                              49



              (k) Each Lender and the Administrative Agent shall have received the pro forma consolidated balance sheet of Holdings described in
         Section 3.09(b).

              (l) Holdings, the Borrower and each Guarantor shall have executed and delivered to the Administrative Agent an Acknowledgement and Consent substantially in the form of Exhibit F.

              (m) All aspects of the structure and documentation of the offering
         of  the  Senior   Subordinated   Notes  and  all  corporate  and  other
         proceedings  taken  or to be  taken  in  connection  therewith  and all documents  incidental thereto shall be reasonably  satisfactory in form and  substance  to the  Administrative  Agent and to Simpson  Thacher &
         Bartlett, special counsel for the Administrative Agent, and each Lender shall have received copies of all such documents as such Lender, acting through the  Administrative  Agent, may reasonably  request.  All legal matters  incident to this Agreement and the borrowings  hereunder shall be  reasonably  satisfactory  to the Agents  and to  Simpson  Thacher &
         Bartlett, special counsel for the Administrative Agent.

              (n) The conditions precedent in Section 4.01 shall be satisfied on the Effective Date.

              (o) All unpaid interest, fees and commissions accrued under the 1994 Credit Agreement through the Effective Date shall be paid to the Administrative Agent on the Effective Date.

         Each of Holdings, the Borrower and the Canadian Borrower hereby directs its counsel referred to in clause (d) above to deliver the opinions to be delivered by such counsel pursuant to such paragraph, it being understood that the Lenders will and may rely thereon.


                                                    ARTICLE V.

                                               AFFIRMATIVE COVENANTS

         Each of Holdings, the Canadian Borrower and the Borrower covenants and agrees that from and after the 1994 Closing Date, so long as this Agreement or any Letter of Credit shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under or in respect of any Loan Document or Letter of Credit shall be unpaid, unless the Required
Lenders shall otherwise consent in writing, Holdings, the Canadian Borrower and the Borrower will, and will cause each of the Restricted Subsidiaries to:

         SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section  6.08 and  except  for the  liquidation  or  dissolution  of  Restricted
Subsidiaries (other than Significant Subsidiaries) if the assets of such corporations to the extent they exceed estimated liabilities are acquired by a wholly owned Restricted Subsidiary in such liquidation or dissolution; provided that Subsidiaries which are Guarantors may not be liquidated into Subsidiaries that are not Guarantors and domestic Subsidiaries may not be liquidated into foreign Subsidiaries.

         (b) Do or cause to be done all things  necessary  to obtain,  preserve, renew, extend and keep in full force and effect the rights,  licenses,  permits, franchises,  authorizations,  patents,  copyrights,  trademarks  and trade names material to the conduct of its  business;  comply in all material  respects with
all  applicable  laws,  rules,   regulations  and  orders  of  any  Governmental
Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made,  all  needful  and  proper  repairs,  renewals,  additions, improvements  and  replacements  thereto  necessary  in order that the  business carried on in  connection  therewith,  if any, may be properly  conducted at all times.

         (c)  Without  limiting  the  generality  of the  provisions  of Section
5.01(b), each of Holdings, the Canadian Borrower and the Borrower shall (i)(A) undertake reasonable efforts to comply, and to cause each Subsidiary to





                                                                              50



comply, in all material respects with all Environmental Laws and any order, decree or similar requirements of any Governmental Authority concerning (1) a material violation of any Environmental Law, (2) a financial contribution by Holdings or any of its Subsidiaries under any Environmental Law or (3) a Remedial Action by or on the part of Holdings or any of its Subsidiaries under any Environmental Law and (B) undertake reasonable efforts to remedy and to cause each of its Subsidiaries to remedy, as soon as reasonably practicable, any material violation of Environmental Laws, except in any case that compliance or remedy shall not be required insofar as any failure to undertake such efforts cannot reasonably be expected by Holdings, the Canadian Borrower or the Borrower to have a Material Adverse Effect, or so long as (x) the validity of the same shall be contested diligently and in good faith, (y) the subject property does not contain a material plant or other facility or shall then be in no danger of being sold, forfeited or lost pursuant to such contest and (z) reserves have been established in accordance with GAAP by Holdings or such subsidiary in connection therewith; and (ii) undertake reasonable efforts to require and to cause each of its subsidiaries to require, to the extent practicable and appropriate, that a lease for any renewing or new tenant contain terms substantially equivalent to those of clause (i) above.

         SECTION  5.02.   Insurance.   Keep  its  insurable  properties  insured
(including  through  self-insurance)  at all  times  by  financially  sound  and reputable  insurers in such amounts as shall be customary for similar businesses and maintain  such other  insurance,  of such types,  to such extent and against such risks,  as is customary with  companies in the same or similar  businesses, including  insurance  against fire and other risks  insured  against by extended coverage and public  liability  insurance  against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties  owned,  occupied or controlled by it; and maintain such other insurance as may be required by law.

         SECTION 5.03. Taxes. Pay and discharge promptly all taxes,  assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its  property,  before the same shall become  delinquent  or in default,  as well as all lawful  claims for labor,  materials  and  supplies  or otherwise  which,  if unpaid,  might give rise to a Lien upon such properties or any part thereof;  provided,  however, that such payment and discharge shall not be required with respect to any such tax,  assessment,  charge, levy or claim so long as (a) the validity or amount  thereof  shall be contested in good faith by
appropriate   proceedings  and  Holdings  or  any  Restricted   Subsidiary,   as
applicable,  shall set aside on its books adequate  reserves as required by GAAP with respect  thereto,  (b) such tax,  assessment,  charge,  levy or claim is in respect of property  taxes for property that  Holdings or one of the  Restricted
Subsidiaries  has  determined  to abandon  and the sole  recourse  for such tax, assessment,  charge, levy or claim is to such property or (c) the amount of such taxes assessments, charges, levies and claims and interest and penalties thereon does not exceed $1,000,000 in the aggregate.

         SECTION 5.04. Financial Statements, Reports, Amendments, etc. In the case of Holdings, furnish to the Administrative Agent for distribution to each Credit Agreement Creditor (with sufficient copies for each Credit Agreement
Creditor).

              (a) within 90 (or,  in the case of clause  (ii)  below,  105) days after the end of each fiscal year (x)  consolidated  balance sheets and related  statements of income and cash flows,  showing the consolidated financial  condition of each of (i) Holdings and its  Subsidiaries  and
         (ii) unless Carcorp, Inc. is the only Unrestricted Subsidiary, Holdings and the Restricted  Subsidiaries,  in each case as of the close of such fiscal  year and the  results  of their  operations  during  such year, audited in the case of clause (i) above by Arthur Andersen LLP or other independent  public  accountants of recognized  national  standing (who shall  be  reasonably  acceptable  to  the  Administrative  Agent)  and accompanied  by (1) in the  case of  clause  (i),  an  opinion  of such accountants  (which shall not be qualified in any material  respect) to the effect that such consolidated  financial  statements fairly present the  financial  condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively,  in  accordance  with  GAAP  and (2) a  certificate  of a
         Financial   Officer   certifying  that  such   consolidated   financial
         statements  fairly  present  the  financial  condition  and  results of operations of Holdings and its  consolidated  subsidiaries and Holdings and the Restricted Subsidiaries,  respectively, in accordance with GAAP consistently  applied  (except as  disclosed  in such  certificate,  in reasonable detail,  which detail shall be reasonably  acceptable to the
         Administrative  Agent) and (y) a statement of  stockholders'  equity of
         Holdings, presented on a basis consistent with the financial statements furnished pursuant to clause (x) above, and certified by one of





                                                                              51



         Holdings' Financial Officers as fairly presenting the stockholders' equity of Holdings in accordance with GAAP consistently applied (except as disclosed in such certificate in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent);

              (b) within 45 (or, in the case of clause (ii) below, 60) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheets and related statements of income and cash flows, showing the consolidated financial condition of each of
         (i) Holdings and its Subsidiaries and (ii) unless Carcorp., Inc. is the only Unrestricted Subsidiary, Holdings and the Restricted Subsidiaries, in each case as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, together with the balance sheets and related statements of income and cash flows as of the corresponding dates and for the corresponding periods in the prior year, all certified by one of its Financial Officers as fairly presenting the consolidated financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted
         Subsidiaries, respectively, in accordance with GAAP (other than the absence of footnotes in accordance with GAAP) consistently applied
         (except as disclosed in such certificate in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent), subject to normal year-end audit adjustments;

              (c) concurrently  with any delivery of financial  statements under
         (a) or (b) above, a certificate (a "Compliance Certificate") of the accounting firm or Financial Officer (which certificate shall be in the form of Exhibit E if delivered by a Financial Officer) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Default or Event of Default has occurred or, if such Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail (which detail shall be reasonably satisfactory to the Administrative Agent) demonstrating compliance with the covenants contained in Sections 6.14,
         6.15 (in the case of Section 5.04(a) only), 6.16 and 6.17 and showing the Applicable Level;

              (d) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of Holdings and the Subsidiaries or Holdings and the Restricted Subsidiaries, as the case may be, delivered pursuant to clauses (a) and (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to clauses (a) and (b) above following such change, a schedule prepared by a Financial Officer reconciling such changes to what the financial statements would have been without such changes;

              (e) promptly after the same become publicly available, copies of all periodic reports and proxy statements and, to the extent requested by the Administrative Agent, any other materials filed by Holdings or any of its Subsidiaries with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any Governmental
         Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

              (f) within 90 days after the beginning of each fiscal year, a copy of the annual income and capital expenditure budget for such fiscal year;

              (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings or any of its Restricted Subsidiaries, or compliance with the terms of any Loan Document, as any Credit Agreement Creditor, acting through the Administrative Agent, may reasonably request;

              (h) promptly, a copy of any amendment or waiver of any provisions of any agreement which amendment or waiver is described in Section 6.10 or 6.11;




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                                                                              52



              (i)  promptly   following  the  creation  or  acquisition  of  any
         Subsidiary, a certificate from a Responsible Officer,  identifying such
         new  Subsidiary  and  the  ownership   interest  of  Holdings  and  its
         Subsidiaries  therein;  and concurrently with the delivery of financial statements  under (a) or (b) above, a description of the Investments in
         Unrestricted  Subsidiaries made during the fiscal quarter ending on the date of such  financial  statements and the amount  thereof;  provided, that with respect to the Subordinated Notes owed by Carcorp, Inc. under the  receivables  financing  facility (the "Sub  Notes"),  the Borrower shall  not be  required  to  report  any  changes  in  the  outstanding principal  amount of the Sub Notes,  unless the  aggregate  outstanding principal amount of such Sub Notes exceeds $75,000,000;

              (j) if requested by the Administrative Agent, within 105 days following the end of any fiscal year of any Unrestricted Subsidiary, a balance sheet and related statements of income and cash flow for such Unrestricted Subsidiary at the end of and for such fiscal year; and

              (k) promptly, a copy of all reports submitted in connection with any interim or special audit made by independent accountants of the books of Holdings or any of its Subsidiaries.

         SECTION  5.05.  Litigation  and Other  Notices.  Furnish to each Credit
Agreement Creditor prompt written notice of the following:

              (a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

              (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings or any Subsidiary in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

              (c) any development specific to Holdings and its Subsidiaries and not otherwise publicly disclosed known to a Responsible Officer that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

         SECTION 5.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to each Credit Agreement Creditor
(i) as soon as possible,  and in any event within 30 days after any  Responsible
Officer of the Borrower, any Guarantor or any ERISA Affiliate of any of them knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower, any Guarantor or any of their ERISA Affiliates to the PBGC in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice the Borrower or any Guarantor or any of their ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by any of their ERISA Affiliates which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 20 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by the Borrower, any Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower, any Guarantor or such ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.




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                                                                              53



         SECTION  5.07.   Maintaining   Records;   Access  to   Properties   and
Inspections.  Maintain all financial  records in accordance with GAAP and permit any persons designated by the  Administrative  Agent (or, during the continuance of an Event of Default,  any Lender) to visit and inspect the financial  records and the properties of Holdings or any Restricted Subsidiary at reasonable times, upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records,  and permit any persons designated by the Administrative Agent (or, during the continuance of an Event of Default, any
Lender) to discuss  the  affairs,  finances  and  condition  of  Holdings or any
Restricted  Subsidiary  with the officers  thereof and  independent  accountants therefor  (subject to  reasonable  requirements  of  confidentiality,  including requirements imposed by law or by contract).

         SECTION 5.08. Use of Proceeds.  (a) Use the proceeds of Revolving Loans
for  general   corporate   purposes   (including  to  make  Permitted   Business
Acquisitions and Investments under Section 6.07(l)); provided no Revolving Loans or Foreign  Subsidiary Letters of Credit shall be used to finance any portion of a Permitted  Business  Acquisition  or Investment  under Section  6.07(l) unless immediately after giving effect thereto the unused Revolving Credit  Commitments are at least $50,000,000.

         (b) Use Letters of Credit  (other than  Foreign  Subsidiary  Letters of
Credit) solely for general corporate purposes in the ordinary course of business of the Borrower and its subsidiaries; and use Foreign Subsidiary Letters of Credit to support Indebtedness of Foreign Restricted Subsidiaries permitted under subsection 6.01(r).

         SECTION  5.09.  Further   Assurances.   Execute  any  and  all  further
documents,  financing  statements,  agreements  and  instruments,  and  take all further action (including filing UCC financing  statements,  mortgages and deeds of trust),  which may be required under  applicable law, or which the Collateral
Agent  may  reasonably   request,   in  order  to  effectuate  the  transactions
contemplated by the Loan Documents, and in order to grant, preserve, protect and perfect the validity and first priority  (subject to Liens  permitted by Section
6.04) of the security  interests  created or intended to be created  pursuant to the  Pledge  Agreement.  In  addition,  from  time  to  time,  Holdings  and the
Restricted  Subsidiaries  will,  at  their  cost  and  expense,  subject  to the obtaining of any required regulatory authorizations (which Holdings and Borrower agree to use their best efforts to obtain)  promptly  secure the  Obligations by causing the  following to occur:  (i) promptly  upon  creating or acquiring  any additional subsidiary, the stock of such subsidiary will (unless such subsidiary is a subsidiary of an  Unrestricted  Subsidiary or of a foreign  subsidiary)  be pledged pursuant to the Pledge Agreement,  provided that no more than 65% of the capital stock of any foreign subsidiary shall be required to be pledged pursuant to this Section 5.09, and (ii) such  subsidiary  will (unless such subsidiary is an  Unrestricted  Subsidiary  or a  foreign  subsidiary)  become  a party to the
Guarantee Agreement. All such security interests and Liens will be created under the Pledge  Agreement and other security  agreements and other  instruments  and documents in form and substance reasonably satisfactory to the Collateral Agent, and  Holdings  and the  Restricted  Subsidiaries  shall  deliver  or cause to be delivered  to the  Administrative  Agent  all  such  instruments  and  documents
(including  legal  opinions and lien  searches) as the  Required  Lenders  shall reasonably request to evidence  compliance with this Section 5.09.  Holdings and the Restricted Subsidiaries agree to provide such evidence as the Administrative
Agent shall reasonably  request as to the perfection and priority status of each such security interest and Lien.

         SECTION  5.10.  Change  in  Ownership.  In the  case of  Holdings,  own directly at all times,  legally and  beneficially,  100% of the capital stock of the Borrower,  free of Liens except Liens in favor of the Collateral Agent; and,
in  the  case  of  Borrower,   own  (a)  directly  at  all  times,  legally  and
beneficially,  100% of the capital stock of the Finance Subsidiary free of Liens except Liens in favor of the Collateral  Agent and (b) directly or indirectly at all times,  legally and beneficially,  100% of the capital stock of the Canadian
Borrower free of Liens except Liens, if any, in favor of the Collateral Agent.

         SECTION 5.11. Fiscal Year; Accounting. In the case of each of Holdings and its subsidiaries, cause its respective fiscal year to end on the last
Saturday in January; provided Holdings and its Subsidiaries may change to a fiscal year ending on the last Saturday in December (except that the fiscal year end may vary for any foreign subsidiary domiciled in a jurisdiction that prohibits such last Saturday year end).

         SECTION 5.12. Dividends. In the case of the Borrower, permit its subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations.



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                                                                              54




         SECTION 5.13. Rate Protection Agreements. Maintain in effect, the interest rate protection agreements entered into pursuant to Section 5.13 of either Existing Credit Agreement to the extent originally required therein.

         SECTION 5.14. Corporate Separateness. Cause the management, business and affairs of each of Holdings and the Subsidiaries to be conducted in such a manner so that each of Holdings and the Unrestricted Subsidiaries will be perceived as a legal entity separate and distinct from each other and the Restricted Subsidiaries.

         SECTION 5.15. Business of Restricted Subsidiaries. Not permit any material portion of the business and activities of the Restricted Subsidiaries to be performed and conducted by the Unrestricted Subsidiaries.


                                                    ARTICLE VI.

                                                NEGATIVE COVENANTS

         Each of Holdings, the Canadian Borrower and the Borrower covenants and agrees that from and after the 1994 Closing Date, so long as this Agreement or any Letter of Credit shall remain in effect or any monetary Obligation shall be unpaid, unless the Required Lenders shall otherwise consent in writing, Holdings, the Canadian Borrower and the Borrower will not, and will not cause or permit any Restricted Subsidiary to:

         SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

              (a) Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money in an amount not to exceed $35,000,000 under agreements existing on the date of this Agreement and set forth in
         Schedule 6.01 and other Indebtedness existing on the Effective Date, but not any extensions, renewals or refinancings of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the interest rate with respect thereto and other terms thereof are no less favorable than the Indebtedness being refinanced or extended and the average life to maturity thereof is greater than or equal to the Indebtedness being refinanced or extended
         (provided that such  Indebtedness  permitted under clause (i) or clause
         (ii) above shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom);

              (b)   Indebtedness  of  the  Borrower   consisting  of  contingent
         liabilities arising from indemnities and other contractual  obligations of the Borrower  existing from the sale of properties prior to the date hereof by Holdings and the Borrower and their predecessors;

              (c) So long as  immediately  after giving effect to the incurrence thereof  no Default or Event of  Default  shall  have  occurred  and be
         continuing,   Permitted   Subordinated   Indebtedness   and   unsecured
         subordinated Guarantees of such Permitted Subordinated Indebtedness;

              (d) Indebtedness of (i) the Borrower to any subsidiary of the Borrower evidenced, if the amount of such Indebtedness owing to a Domestic Restricted Subsidiary exceeds $10,000,000, by an Intercompany
         Note pledged to the Collateral Agent under the Pledge Agreement, (ii) any Domestic Restricted Subsidiary to the Borrower evidenced, if the amount of such Indebtedness exceeds $10,000,000, by an Intercompany
         Note pledged to the Collateral Agent under the Pledge Agreement, (iii) any Domestic Restricted Subsidiary to any other Restricted Subsidiary evidenced, if the amount of such Indebtedness owing to a Domestic
         Restricted Subsidiary exceeds $10,000,000, by an Intercompany Note pledged to the Collateral Agent under the Pledge Agreement, (iv) any Foreign Restricted Subsidiaries to the Borrower or to any other
         Domestic Restricted Subsidiary in an aggregate principal amount, together with Investments under Section 6.07(l) and Indebtedness outstanding under Section 6.01(r), not at any time in excess of $200,000,000 plus the Foreign



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                                                                              55



         Currency  Fluctuation  Amount and evidenced by one or more Intercompany
         Notes pledged to the Collateral Agent under the Pledge Agreement if the outstanding amount of such Indebtedness exceeds $5,000,000 in the aggregate, (v) Holdings to Borrower, in an amount not greater than $2,000,000 at any time, (vi) Manchester Plastics, Ltd. to any Domestic
         Restricted  Subsidiary in an aggregate  principal  amount not to exceed
         $35,000,000, evidenced by one or more Intercompany Notes pledged to the Collateral Agent under the Pledge Agreement and (vii) any Foreign
         Restricted Subsidiary to any other foreign Subsidiary;

              (e) Capital  Lease  Obligations  and Purchase  Money  Indebtedness
         incurred by the Borrower  (or any other  Restricted  Subsidiary  in the
         case  of  Purchase   Money   Indebtedness   incurred,   together   with
         Indebtedness  under clause (o) below,  not in excess of  $30,000,000 in the  aggregate  at any time  outstanding)  prior to or within  270 days after a Capital  Expenditure  permitted  under Section 6.03 in order to
         finance  such  Capital  Expenditure,   and  extensions,   renewals  and
         refinancings  thereof if the  interest  rate with  respect  thereto and other terms thereof are no less favorable than the  Indebtedness  being refinanced and the average life to maturity  thereof is greater than or
         equal  to  the  Indebtedness  being  refinanced   (provided  that  such
         Indebtedness  shall not be (A)  Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended,  renewed or refinanced,  (B) in a principal  amount which exceeds the  Indebtedness being  renewed,  extended or  refinanced  or (C)  incurred,  created or assumed  if any  Default  or  Event  of  Default  has  occurred  and is continuing or would result therefrom).

              (f) Capital Lease Obligations incurred by the Borrower or any Restricted Subsidiary in respect of any Sale and Leaseback Transaction that is permitted under Section 6.06;

              (g) Indebtedness of the Borrower and its subsidiaries in the nature of Interest Rate Agreements and other interest rate and foreign currency hedging transactions entered into in order to fix the effective rate of interest, or to hedge against currency fluctuations, on the Loans and other Indebtedness (it being understood that such transactions shall be entered into for business purposes and not for the purpose of speculation);

              (h)  Indebtedness  of  a  Domestic  Restricted   Subsidiary  which
         represents  the  assumption by such Domestic  Restricted  Subsidiary of
         Indebtedness  of a Restricted  Subsidiary in connection with the merger of  such  Restricted  Subsidiary  with or into  the  assuming  Domestic
         Restricted  Subsidiary or the purchase of all or substantially  all the assets of such other Restricted Subsidiary;

              (i) Indebtedness of the Restricted Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, bankers acceptances, letters of credit and surety bonds provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

              (j) Indebtedness arising from the honoring by a bank or other financial institutions of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

              (k) (i) Indebtedness of a Restricted Subsidiary acquired after the date  hereof,  (ii)  indebtedness  of a  Restricted  Subsidiary  of the
         Borrower   incurred  after  the  date  hereof  in  connection  with  an
         acquisition,   and  (iii)  Indebtedness  of  a  corporation  merged  or
         consolidated  with or  into a  Restricted  Subsidiary  after  the  date hereof,  which  Indebtedness  exists  at the time of such  acquisition, merger or  consolidation  (whether or not created in  contemplation  of such event) and such acquisition,  merger or consolidation is permitted by this  Agreement;  provided  that the aggregate  principal  amount of
         Indebtedness  under this clause (k) shall not exceed  $50,000,000  less outstanding Indebtedness under paragraph (l) below;

              (l) Indebtedness of the Borrower incurred after the date hereof, which Indebtedness is created or incurred at the time of any Permitted
         Business Acquisition to finance such acquisition; provided that the





                                                                              56



         aggregate principal amount of Indebtedness which may be created or incurred under this paragraph (l) shall not exceed $3,000,000;

              (m) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits, property, casualty, liability or other insurance to Holdings or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

              (n) (i) Indebtedness represented by the Loans, the Letters of Credit and the Guarantees thereof by the Guarantors pursuant to the Guarantee Agreement and (ii) Indebtedness represented by the Guarantees of Indebtedness permitted under clause (l) above by the Guarantors pursuant to the Guarantee Agreement;

              (o) other Capital Lease Obligations of the Restricted Subsidiaries in an aggregate principal amount at any time outstanding, together with Indebtedness of Restricted Subsidiaries of the Borrower outstanding under clause (e) above, not in excess of $30,000,000;

              (p) other unsecured  Indebtedness of the Borrower and the Canadian
         Borrower in an aggregate principal amount at any time outstanding not in excess of $40,000,000 and unsecured Guarantees by the Borrower of any Indebtedness of the Canadian Borrower incurred in accordance with this clause (p);

              (q) other  Indebtedness  of the  Borrower or any other  Restricted
         Subsidiary  together with Indebtedness listed on Schedule 6.01 (as such
         Indebtedness  may be refinanced as permitted by Section  6.01(a)) in an aggregate  principal  amount  outstanding  at any  time  not to  exceed
         $35,000,000   and   unsecured   Guarantees   by  the  Borrower  of  any
         Indebtedness of any Restricted  Subsidiary  incurred in accordance with this clause (q);

              (r)  other   Indebtedness  of  Foreign   Restricted   Subsidiaries
         denominated  in  Dollars  or in  Foreign  Currencies  in  an  aggregate outstanding  amount at any one time not to exceed the Dollar Equivalent
         Amount  of,  together  with  Investments   under  Section  6.07(l)  and
         outstanding  Indebtedness under Section 6.01(d)(iv),  $200,000,000 plus the Foreign Currency Fluctuation Amount; and

              (s) Indebtedness of Foreign Restricted Subsidiaries incurred for the purpose of financing working capital in an aggregate outstanding amount at any one time not to exceed the Dollar Equivalent Amount of $35,000,000 plus the Foreign Currency Fluctuation Amount.

              (t) all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (q) above.

         SECTION 6.02. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock (other than dividends and distributions on Holdings Common Stock payable solely by the issuance of additional shares of Holdings Common Stock) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Restricted
Subsidiary to purchase or acquire) any shares of any class of its capital stock or any option, warrant or other right to acquire shares of such stock or set aside any cash, property, securities or combination thereof amount for any such purpose; provided, however, that:

              (a) any Subsidiary may declare and pay dividends or make other
         distributions   to  the   Borrower  or  to  wholly   owned   Restricted
         Subsidiaries;

              (b) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings may pay dividends in cash on its common stock or preferred stock or may redeem, purchase, retire or otherwise acquire for value its common stock or preferred stock provided that the sum of such dividends and consideration paid for such redemptions, purchases, retirements and other acquisitions in any fiscal year shall not exceed
         $12,000,000;





                                                                              57




              (c) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing and the Dividend Condition shall have been met, Holdings may pay dividends in cash on its common stock or any preferred stock and may redeem, purchase, retire or otherwise acquire for value its common stock or any preferred stock in any fiscal year in an amount not to exceed in the aggregate for all such transactions 25% of Net Income for the prior fiscal year less the amount of dividends and consideration (for redemptions, purchases, retirements and other acquisitions) paid in such current fiscal year pursuant to clause (b) above;

              (d) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings may repurchase director's qualifying shares of Holdings and capital stock of Holdings and options therefor of employees and directors of Holdings and the Restricted Subsidiaries provided that (i) no such repurchase may be made unless Holdings is obligated to do so at the time of repurchase pursuant to contractual agreements between Holdings and the applicable officer or director and (ii) the aggregate amount paid by Holdings in connection with such repurchases at any time shall not exceed $3,000,000 plus the aggregate amount (but only to the extent such amount is simultaneously contributed by Holdings to the Borrower) received by Holdings from the sale or issuance of its capital stock or options therefor to officers and directors of Holdings and the Restricted Subsidiaries after the 1994 Closing Date;

              (e) the Borrower may pay dividends or make other  distributions to
         Holdings in amounts  sufficient to allow  Holdings to pay (i) Permitted
         Tax Payments and state and local taxes and other governmental  charges, and administrative and routine expenses required to be paid by Holdings in the  ordinary  course of its  business,  (ii) the  dividends,  other
         consideration  (for  redemptions,   purchases,  retirements  and  other
         acquisitions  of common stock and  preferred  stock) and other  amounts contemplated by clauses (b) and (c) above; provided that dividends paid to Holdings pursuant to this clause (ii) in order to permit Holdings to pay dividends  are used by Holdings for such purpose  within 20 days of the receipt of such dividends by Holdings,  (iii) the repurchase  price for the capital stock and options therefor of Holdings  contemplated by clause (d) above provided that such dividends  pursuant to clause (iii)
         are used by Holdings for such purpose  within 20 days of the receipt of such  dividends by Holdings and (iv) the amount of any Investment in an
         Unrestricted Subsidiary if the Borrower and the Restricted Subsidiaries
         could have made such Investment in Unrestricted  Subsidiaries  pursuant to Section  6.07 (l) (but on the  assumption  that the  Borrower  could otherwise invest in such Unrestricted  Subsidiary);  provided that such dividends pursuant to clause (iv) are used by Holdings for such purpose within 20 days of  receipt  of such  dividends  by  Holdings;  provided further  that no dividend  may be paid to  Holdings  pursuant to clause
         (ii) or (iii) or (iv) if at the time of such  dividend or after  giving effect thereto a Default or Event of Default shall have occurred and be continuing;

              (f) the foregoing shall not prohibit the ESOP Investment or employee-directed purchases of Holdings stock pursuant to any employee benefit plan; and

              (g) Holdings and the Restricted Subsidiaries may declare and pay dividends (a) consisting of the stock of the Wallcoverings Subsidiaries and (b) in amounts equal to the Available Wallcoverings Proceeds, in connection with the consummation of the Wallcoverings Disposition.

         SECTION 6.03. Capital Expenditures.  Permit Capital Expenditures of the
Restricted Subsidiaries on a consolidated basis during any fiscal year to be greater than the amount set forth below for such fiscal year:

         Fiscal Year                                  Amount

              1994                                  85,000,000
              1995                                 130,000,000
              1996                                  80,000,000
              1997                                  80,000,000
              1998                                  80,000,000
              1999                                  80,000,000



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                                                                              58



              2000                                  80,000,000
              2001                                  80,000,000
              2002                                  80,000,000

         provided, however, that (i) to the extent Capital Expenditures made in any fiscal year are less than the amount set forth above opposite such fiscal year, Restricted Subsidiaries shall be permitted to carry forward the unused amount to the succeeding fiscal years so long as such aggregate Capital Expenditures in any fiscal year do not exceed
         $130,000,000;  (ii) Capital  Expenditures  may not be made by Holdings;
         and (iii) Capital Expenditures that are refinanced with Sale and Lease-Back Transactions within 270 days of acquisition which result in Operating Leases shall be deemed not to be Capital Expenditures.

         SECTION 6.04. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

              (a) Liens on property or assets of the Restricted Subsidiaries existing on the date of this Agreement and, in the case of Liens securing Indebtedness for borrowed money, set forth in Schedule 6.04;
         provided that such Liens shall secure only those obligations which they secure on such date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and do not subsequently apply to any other property or assets of Holdings or any Restricted
         Subsidiary;

              (b) any  Lien  on any  property  or  asset  used  by a  Restricted
         Subsidiary in the ordinary course of business, which Lien existed prior to the acquisition thereof by such subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of any other Restricted Subsidiary;

              (c) any Lien on any property or asset of a Restricted Subsidiary securing Indebtedness permitted by Section 6.01(k), provided that such Lien does not apply to any other property or assets of Holdings or any Restricted Subsidiary not securing such Indebtedness at the date of acquisition of such property or asset;

              (d) Liens for taxes, assessments or other governmental charges or levies not yet due, or which are for less than $1,000,000 in the aggregate, or which are being contested in compliance with Section 5.03 or for property taxes for property that the Borrower or one of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

              (e)   carriers',   warehousemen's,    mechanics',   materialmen's,
         repairmen's  or other like  Liens  arising  in the  ordinary  course of business and securing  obligations which are not due or which are being contested in good faith by  appropriate  proceedings  and in respect of which, if applicable,  Holdings or the relevant  Restricted  Subsidiary shall have set aside on its books reserves in accordance with GAAP;

              (f) pledges and deposits  made in the ordinary  course of business in  compliance  with the Federal  Employers  Liability Act or any other
         workmen's   compensation,   unemployment  insurance  and  other  social
         security  laws  or  regulations  and  deposits  securing  liability  to insurance carriers under insurance or self-insurance arrangements;

              (g) deposits to secure the  performance of bids,  trade  contracts
         (other  than  for  Indebtedness),  leases  (other  than  Capital  Lease
         Obligations),   statutory   obligations,   surety  and  appeal   bonds,
         performance  bonds and other  obligations of a like nature  incurred in the ordinary course of business;

              (h) zoning restrictions, easements, trackage rights, leases (other
         than  Capital  Lease  Obligations),   licenses,   special  assessments,
         rights-of-way,  restrictions  on use of real property and other similar encumbrances  incurred in the ordinary course of business which, in the aggregate,  are not substantial in amount and do not materially detract from the value of the  property  subject  thereto or  interfere  in any material  respect  with the  ordinary  conduct of the  business  of any
         Restricted Subsidiary;



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                                                                              59




              (i)  purchase   money   security   interests  in  real   property,
         improvements  thereto  or  equipment  acquired  (or,  in  the  case  of improvements,  constructed)  by any  Restricted  Subsidiary  (including
         without  limitation,   the  interests  of  vendors  and  lessors  under
         conditional  sale and title  retention  agreements);  provided that (i)
         such security interests secure Indebtedness  permitted by Section 6.01,
         (ii) such security interests are incurred, and the Indebtedness secured thereby  is  created,  within  270  days  after  such  acquisition  (or construction),  (iii) the Indebtedness  secured thereby does not exceed
         100% of the cost of such real  property,  improvements  or equipment at the time of such acquisition (or construction),  (iv) such expenditures are Capital  Expenditures  permitted  under  Section  6.03 and (v) such security  interests do not apply to any other property or assets of any
         Restricted  Subsidiary (other than to accessions to such real property, improvements  or equipment and provided that  individual  financings of equipment  provided by a single lender may be  cross-collateralized  to other financings of equipment provided solely by such lender);

              (j) Liens created in favor of the Collateral Agent for the benefit of the Secured Parties;

              (k)  Liens  securing  reimbursement   obligations  in  respect  of
         commercial  letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

              (l)  Liens  arising  out  of   capitalized   or  operating   lease
         transactions  permitted  under  Section 6.06, so long as such Liens (i)
         attach only to the property sold in such transaction and any accessions thereto and (ii) do not interfere with the business of Holdings and the
         Restricted Subsidiaries in any material respect;

              (m) any Lien on assets of a person securing Indebtedness of such person permitted by Section 6.01(q);

              (n) any Lien  arising  by  operation  of law  pursuant  to Section
         107(1) of the Comprehensive  Environmental  Response,  Compensation and
         Liability Act, 42 U.S.C. ss. 9607(l), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with Section 5.03, or on property that a Restricted Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property, provided that the liability of Holdings and the Restricted Subsidiaries with respect to the matter giving rise to such Lien shall not, in the reasonable estimate of the Borrower (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed
         $7,500,000;

              (o) any leases or subleases to other persons of properties or assets owned or leased by a Restricted Subsidiary;

              (p) Liens consisting of interests of lessors under capital leases permitted by Section 6.01;

              (q) Liens securing judgements for the payment of money in an aggregate amount not in excess of $7,500,000 (to the extent not covered by insurance) which judgements shall not be undischarged or stayed for a period of more than 30 consecutive days;

              (r) the replacement, extension or renewal of any Lien permitted by clause (b), (c) or (i) above, provided that such replacement, extension or renewal  Lien shall not cover any  property  other than the property that was subject to such Lien prior to such  replacement,  extension or
         renewal  and  provided   further  that  the   Indebtedness   and  other
         obligations secured by such replacement,  extension or renewal Lien are permitted by this Agreement;

              (s)  other   Liens  with   respect  to   property  or  assets  not
         constituting  collateral  for the  Obligations  with an aggregate  fair market value of not more than $25,000,000 at any time; and

              (t)  Permitted Receivables Financing




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                                                                              60



         SECTION 6.05. Priority of Loan Payments. (a) Until the Commitments have been terminated and the Obligations have been paid in full, directly or indirectly, make any payment, retirement, repurchase or redemption on account of the principal of any Permitted Subordinated Indebtedness or directly or indirectly prepay any Permitted Subordinated Indebtedness prior to the stated maturity date of such Permitted Subordinated Indebtedness, make any payment or prepayment of any Permitted Subordinated Indebtedness which would violate the terms of this Agreement or of such Permitted Subordinated Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of the Permitted Subordinated Indebtedness or any subordination agreement applicable to such Permitted Subordinated Indebtedness.

         (b) Until the Commitments have been terminated and the Obligations have been paid in full, repay any Funded Debt of Holdings and the Restricted
Subsidiaries except:

                 (i)  the Obligations;

                (ii) payments of Funded Debt made in conformity with the regularly scheduled maturity thereof or mandatory prepayment provisions thereof;

                (iii) if no Default or Event of Default has occurred and is continuing or would result therefrom, refinancings permitted by Section
         6.01;

                (iv) if no Default or Event of Default has occurred and is continuing or would result therefrom, prepayments by a Restricted
         Subsidiary of its Funded Debt  acquired in connection  with a Permitted
         Business Acquisition; and

                 (v) if no Default or Event of Default has occurred and is continuing or would result therefrom, prepayments of up to $10,000,000 in the aggregate of other Funded Debt of the Restricted Subsidiaries.

         SECTION  6.06.  Sale  and  Lease-Back  Transactions.   Enter  into  any
arrangement,  directly or indirectly,  with any person  whereby  Holdings or any
Restricted  Subsidiary  shall sell or transfer any  property,  real or personal, used or useful in its  business,  whether now owned or hereafter  acquired,  and thereafter rent or lease such property or other property which it intends to use for  substantially  the same purpose or purposes as the  property  being sold or transferred  (a "Sale  and  Lease-Back  Transaction"),  other  than any Sale and
Lease-Back  Transaction  which  involves a sale by the  Borrower or a Restricted
Subsidiary solely for cash  consideration on terms not less favorable than would prevail in an arms'-length  transaction and which (a) results in a Capital Lease
Obligation  or an  Operating  Lease,  in either case  entered  into to finance a
Capital  Expenditure  permitted  by  Section  6.03  consisting  of  the  initial acquisition by such  subsidiary of the property sold or transferred in such Sale and Lease-Back  Transaction,  provided that such Sale and Lease-Back Transaction occurs within 270 days after such  acquisition or (b) results in a Capital Lease
Obligation or an Operating  Lease  entered into for any other purpose  (provided that any such Sale and  Lease-Back  Transaction in reliance upon this clause (b)
shall be deemed to be a Prepayment Event).

         SECTION 6.07. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in (collectively, an "Investment"), any other person, except:

              (a) Permitted  Investments  and  Investments  that were  Permitted
         Investments when made;

              (b)  Investments  by Holdings in the  Borrower,  Investments  by a
         Restricted   Subsidiary  in  a  Domestic   Restricted   Subsidiary  and
         Investments  by  Foreign  Restricted   Subsidiaries  in  other  Foreign
         Restricted Subsidiaries;

              (c) Investments arising out of the receipt by the Borrower of noncash consideration for the sale of assets permitted under Section
         6.08 provided that such consideration (if the stated amount or value thereof is in excess of $1,000,000) is pledged upon receipt pursuant to the Pledge Agreement;




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                                                                              61



              (d) intercompany loans permitted to be incurred as Indebtedness under Section 6.01(d);

              (e)   Investments   by  a   wholly-owned   Restricted   Subsidiary
         constituting Permitted Business Acquisitions;

              (f)  (i)  loans  and  advances  to  employees  of  any  Restricted
         Subsidiary not to exceed $300,000 at any time outstanding to any one employee and not to exceed $2,000,000 in the aggregate at any time outstanding and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

              (g) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

              (h) an  Investment  by  the  Borrower  or  any  of the  Restricted
         Subsidiaries   in  any  Finance   Subsidiary   that  the   Borrower  is
         incorporating,  but only to the extent  necessary to  incorporate  such
         Finance  Subsidiary  and  acquire its  capital  stock and  subordinated indebtedness  in  connection  with sales of  receivables,  all with the minimum capitalization necessary;

              (i) investments, other than investments listed in clauses (a) through (h) of this Section, existing on the Effective Date and set forth on Schedule 6.07;

              (j)  the ESOP Loans;

              (k) Investments the sole consideration for which by Holdings and the Restricted Subsidiaries is capital stock of Holdings provided that, after giving effect thereto, no Default or Event of Default under paragraph (m) of Article VII shall have occurred;

              (l) if no Default or Event of Default exists immediately before or after giving effect to such Investment,  other  Investments,  including joint ventures, and Investments in Unrestricted Subsidiaries,  provided that (i) the  consideration  for all such Investments  (whether cash or property,  as valued at the time of such  Investment)  does not  exceed
         (net of any  return  representing  return of capital of (but not return
         on) any such  Investment)  at any  time,  together  with the  amount of
         outstanding   intercompany   loans  under   Section   6.01(d)(iv)   and
         outstanding  Indebtedness under Section 6.01(r),  $200,000,000 plus the
         Foreign  Currency  Fluctuation  Amount  in the  aggregate  and (ii) the consideration  for  Investments in Unrestricted  Subsidiaries  (whether cash or property,  as valued at the time of such  Investment)  does not exceed  (net of any return  representing  return of capital of (but not return  on)  any  such  Investment)  at  any  time  $75,000,000  in the aggregate; and

              (m) Investments resulting from pledges and deposits referred to in
         Section 6.04(f).

None of Holdings and the Restricted Subsidiaries may make any Investment in Unrestricted Subsidiaries except as described in the definition of "Unrestricted
Subsidiaries" set forth in Section 1.01.

         SECTION   6.08.   Mergers,   Consolidations,   Sales  of   Assets   and
Acquisitions.  Merge into or  consolidate  with any other person,  or permit any other person to merge into or consolidate with it, or sell,  transfer,  lease or otherwise  dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter  acquired) or any capital stock of any  subsidiary,  or  purchase,  lease  or  otherwise  acquire  (in one transaction  or a series of  transactions)  all or any  substantial  part of the assets of any other person, except that this Section 6.08 shall not prohibit:

              (a) the purchase and sale of property and assets in the ordinary course of business by any Restricted Subsidiary;

              (b)  Sale and Lease-Back Transactions permitted by Section 6.06;





                                                                              62




              (c)  Permitted Business Acquisitions;

              (d) sales, leases or transfers from one Restricted Subsidiary of the Borrower to the Borrower or to a Restricted Subsidiary provided any sale, lease or transfer by a Domestic Restricted Subsidiary to a Foreign Restricted Subsidiary shall not constitute a significant portion of the assets of such Domestic Restricted Subsidiary;

              (e) sales, leases or other dispositions of (i) inventory of the Restricted Subsidiaries determined by the Board of Directors of the Borrower to be no longer useful or necessary in the operation of the businesses of the Restricted Subsidiaries and (ii) assets of operations that were discontinued prior to the 1994 Closing Date;

              (f)  any Permitted Receivables Financing;

              (g) sales, leases or other dispositions of equipment or real property of the Restricted Subsidiaries determined by the Board of Directors of the Borrower to be no longer useful or necessary in the operation of the business of the Restricted Subsidiaries, provided that the Net Proceeds thereof in excess of $1,000,000 shall be used to prepay the Tranche A Term Loans, the Canadian Term Loans and the
         Tranche B Term Loans in accordance with Section 2.12(e) or used to purchase replacement assets or properties used for the same purpose as the equipment or real property disposed of within 12 months of the receipt thereof;

              (h) any Restricted  Subsidiary may merge with any other Restricted
         Subsidiary, provided that (i) at the time of and immediately after giving effect to any such merger no Default or Event of Default shall have occurred, (ii) the Borrower shall be the surviving corporation of any merger involving the Borrower, and the Canadian Borrower shall be the surviving corporation of any merger involving the Canadian Borrower and (iii) no Restricted Subsidiary organized under the laws of a jurisdiction outside the United States may merge with a Domestic
         Restricted Subsidiary unless the Domestic Restricted Subsidiary is the surviving corporation;

              (i) the Restricted Subsidiaries may sell or otherwise dispose of assets having a fair market value, for all such transactions, not in excess of 25% of the fair market value as determined by the Board of Directors of the Borrower of the assets of the Restricted Subsidiaries at the 1994 Closing Date, provided that (i) each such sale shall be for a consideration determined in good faith by the Board of Directors of the Borrower to be at least equal to the fair market value (if any) of the asset sold, (ii) the aggregate amount of all noncash consideration included in such sale proceeds may not exceed 15% of the fair market value of the aggregate amount of all such sale proceeds; provided, however, that obligations of the type referred to in clauses (a) and
         (b) of the definition of "Permitted Investments" (without regard to the maturity or the credit rating thereof) shall not be deemed non-cash proceeds if such obligations are promptly sold for cash and the proceeds of such sale are included in the calculation of Net Proceeds from such sale, (iii) the aggregate Net Proceeds of all such sales and dispositions since the Effective Date under this clause (i) in excess of $75,000,000 are applied to repay the Tranche A Term Loans, the Canadian Term Loans and the Tranche B Term Loans in accordance with
         Section  2.12(e)  and  the  first  $75,000,000  of such  aggregate  Net
         Proceeds since the Effective Date are either applied to the purchase of assets or properties used in the business of the Borrower and its Restricted Subsidiaries as permitted by Section 6.12 within 12 months of the receipt thereof or are applied to repay the Tranche A Term
         Loans, the Canadian Term Loans and the Tranche B Term Loans in accordance with Section 2.12(e) and (iv) no Default or Event of Default shall have occurred and be continuing immediately prior to or after such sale. Upon receipt by Holdings or any Restricted Subsidiary of Net
         Proceeds of any  Specified  Asset Sale  occurring  after the  Effective
         Date,  Borrower shall  promptly  deliver a certificate of a Responsible
         Officer to the Administrative Agent setting forth the amount of the Net
         Proceeds which Borrower expects to reinvest in replacement assets or property during the subsequent 12-month period which are not required to be applied to the repayment of the Tranche A Term Loans, the Canadian Term Loans and the Tranche B Term Loans. On the first anniversary of the receipt of such Net Proceeds, Borrower shall (i) deliver a certificate of a Responsible Officer to the Administrative



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                                                                              63



         Agent certifying as to the amount and use of such Net Proceeds actually reinvested in replacement assets or property during the preceding
         12-month period and (ii) deliver to the Administrative Agent, for application in accordance with Section 2.12(e), an amount equal to the remaining uninvested Net Proceeds;

              (j)  Investments permitted by Section 6.07; and

              (k) Holdings and the Restricted Subsidiaries may consummate the Wallcoverings Disposition; provided if the Wallcoverings Disposition is an asset sale and Holdings or any Restricted Subsidiary shall apply any net operating loss carry forwards ("NOLS") to reduce the taxes payable in respect of the gain on such sale, an amount equal to the taxes reduced by the application of any NOLS shall either (i) be reinvested in the business within twelve months or (ii) applied to prepay the Loans in accordance with Section 2.12, and the remaining Net Proceeds from any such sale shall be Available Wallcoverings Proceeds which the Borrower may retain in its sole discretion.

         SECTION 6.09.  Transactions with Affiliates and  Stockholders.  Sell or transfer  any  property or assets to, or  purchase  or acquire  any  property or assets  of,  or  otherwise  engage in any other  transactions  with,  any of its
Affiliates  (including   Unrestricted   Subsidiaries  but  excluding  Restricted
Subsidiaries)  or any known holder of 10% or more of any class of capital  stock of Holdings or any Unrestricted  Subsidiary,  except that Holdings or any of the
Restricted  Subsidiaries  may  engage in any of the  foregoing  transactions  at prices and on terms and conditions not less favorable to each than would prevail on an arm's-length  basis from unrelated  third parties;  provided that Holdings and the Restricted  Subsidiaries may not pay any fees to an Affiliate (including an Unrestricted  Subsidiary) for the provision of financial or advisory services if after giving effect thereto a Default or Event of Default shall have occurred and is  continuing;  and provided,  further,  that  Holdings and the  Restricted
Subsidiaries may consummate the Wallcoverings Disposition.

         SECTION   6.10.   Subordinated   Indebtedness.   Amend  or  modify  any
instruments,  agreements  or documents  evidencing  or related to any  Permitted
Subordinated Indebtedness or designate any Indebtedness (other than Indebtedness
incurred   hereunder)   "Designated  Senior   Indebtedness"   under  the  Senior
Subordinated Notes,  unless, in the judgement of the Required Lenders,  any such amendment or modification or designation  does not  substantially  affect either the rights or security  interests  granted to the Credit Agreement  Creditors or the Collateral Agent or the first and superior  position of the Obligations owed to the Credit Agreement  Creditors  relative to the second and inferior position of the  holders  of the  notes or other  instruments  evidencing  the  Permitted
Subordinated  Indebtedness (without limiting the generality of the foregoing, it is understood  that any increase in interest,  fees or other amounts  payable in connection  therewith,  or any amendment  that imposes  additional  covenants or events of default or makes more  restrictive  the covenants or events of default contained therein, shall require the consent of the Required Lenders).

         SECTION 6.11. Amendment of Constitutive Documents;  Change in Corporate
Structure. (i) Permit any amendment or modification to be made to the certificate of incorporation or By-laws of Holdings or of any Restricted
Subsidiary if such amendment or modification is materially adverse to the interests of the Lenders or (ii) permit any Restricted Subsidiary to issue any capital stock or other equity interest to any person other than the Borrower or its wholly owned subsidiaries; provided that Holdings and the Restricted
Subsidiaries may consummate the Wallcoverings Disposition.

         SECTION 6.12.  Business of Holdings and  Restricted  Subsidiaries.  (a)
Engage at any time in any business or business  activity other than the business currently  conducted  by it and business  activities  reasonably  incidental  or
related   thereto  or  (b)  fail  to  maintain  and  operate  such  business  in substantially the manner in which it is presently  conducted and operated (other than as contemplated  herein) if such failure would materially  adversely affect the Credit  Agreement  Creditors;  provided,  however,  that the  activities  of
Holdings  shall be limited  to (i) the  ownership  of the stock of the  Borrower together with activities  directly  related  thereto,  (ii) the ownership of the stock of Unrestricted Subsidiaries described in clause (ii) of the definition of such term set forth in Section 1.01 together with  activities  directly  related thereto,  (iii) performance of its obligations under the Loan Documents and (iv)
actions required by law to maintain its status as a public company.




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                                                                              64



         SECTION  6.13.  Restrictive  Agreements.   Enter  into  any  indenture,
agreement,  instrument  or other  arrangement  which,  directly  or  indirectly, prohibits or restrains,  or has the effect of  prohibiting  or  restraining,  or imposes materially adverse conditions upon, the granting of Liens, the provision of  Guarantees or the payment of dividends or the making of loans or advances or
transfers  of  property  or  assets  by  Holdings  or  any  of  the   Restricted
Subsidiaries other than restrictions (i) on the granting of Liens on assets that are encumbered by Liens  permitted  under clauses (b), (i), (k), (l), (r) or (t)
of Section 6.04 or (ii) contained in agreements  relating to Indebtedness not in excess of $10,000,000 in the aggregate or (iii) contained in agreements relating to Indebtedness permitted by Section 6.01.

         SECTION 6.14. Interest Coverage Ratio. In the case of Holdings, permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than the ratio set forth below opposite the period which includes the last day of such period of consecutive fiscal quarters:

                          Period:                               Amount:

                    Effective Date - Fiscal year end 1997    2.25 to 1.00
                    Fiscal year 1998                         2.75 to 1.00
                    Thereafter                               3.00 to 1.00


         SECTION 6.15. EBITDA. In the case of Holdings, permit its EBITDA for any period of twelve consecutive fiscal months ending on the last day of a fiscal year to be less than $175,000,000.

         SECTION  6.16.  Leverage  Ratio.  In the case of  Holdings,  permit the
Leverage Ratio as of the last day of any fiscal quarter occurring during any period set forth below to be greater than the ratio set forth below for such period:

                        Quarter Ending:                        Ratio:

                    Effective Date - Fiscal year end 1996    2.75 to 1.00
                    Fiscal year 1997                         2.50 to 1.00
                    Fiscal year 1998                         2.25 to 1.00
                    Thereafter                               2.00 to 1.00

         SECTION  6.17.  Current  Ratio.  In the case of  Holdings,  permit  the
Current Ratio to be less than 1.25:1.00 on the last day of any fiscal quarter.

         SECTION 6.18. Tax Sharing. File or consent to the filing of any consolidated income tax return with any person (other than Holdings, the Restricted Subsidiaries and Unrestricted Subsidiaries that have entered into the existing Tax Sharing Agreements).

         SECTION  6.19.   Significant   Subsidiaries.   Permit  the  Significant
Subsidiaries to account for less than 85% of the consolidated assets of Holdings at  any  time  or 90% of  the  consolidated  EBITDA  of  Holdings  for  any  two consecutive periods of four fiscal quarters.

         SECTION 6.20. Inactive Subsidiaries. Permit any Inactive Subsidiary, at any time, to fail to satisfy any of the criteria set forth in the definition of Inactive Subsidiary in Section 1.01.

Notwithstanding anything in the Loan Documents to the contrary, but subject to the proviso to the definition of Wallcoverings Disposition, Holdings and the Restricted Subsidiaries may engage in transactions in preparation for the Wallcoverings Disposition substantially as described or contemplated in the Preliminary Prospectus and may effectuate the Wallcoverings Disposition.




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                                                                              65



                                  ARTICLE VII.

                                                 EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

              (a) any representation or warranty made or deemed made in any Loan
         Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan
         Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

              (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

              (c) default shall be made in the payment of any interest on any Loan or reimbursement of any Letter of Credit Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

              (d) default shall be made in the due observance or performance by the Borrower, the Canadian Borrower or Holdings or any subsidiary thereof of any covenant, condition or agreement contained in Section
         2.12(e), 5.01(a), 5.05(a), 5.08 or 5.10 or in Article VI;

              (e) default shall be made in the due observance or performance by the Borrower, the Canadian Borrower or Holdings or any subsidiary thereof of any covenant, condition or agreement contained in any Loan
         Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days in the case of Sections 5.01(b), 5.02, 5.09 and 5.13 and 15 days in the case of all others, in each case after notice thereof from the Administrative Agent or any Lender to Holdings, the Canadian Borrower or the Borrower;

              (f)  Holdings,   any  Restricted  Subsidiary  or  any  Significant
         Subsidiary shall (i) fail to pay any principal or interest,  regardless of amount, due in respect of Indebtedness having an aggregate principal or notional amount in excess of $7,500,000,  when and as the same shall become due and  payable,  or (ii) fail to observe or perform  any other term,  covenant,  condition or agreement contained in any agreements or
         instruments   evidencing  or  governing  any  Indebtedness   having  an
         aggregate principal amount in excess of $7,500,000 if the effect of any failure  referred to in this clause (ii) is to cause,  or to permit the holder or  holders  of such  Indebtedness  or a trustee on its or their behalf to cause,  such  Indebtedness  to become due prior to its stated
         maturity;  or a termination event or comparable event shall occur under the documents governing the Permitted  Receivables  Financing entitling the persons financing the receivables  owned by the Finance  Subsidiary to  stop  funding  the  purchase  of  receivables  of  all  sellers  of receivables to the Finance Subsidiary;

              (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
         (i) relief in respect of the  Borrower or  Holdings or any  Significant
         Subsidiary, or of a substantial part of the property or assets of the Borrower or Holdings or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or comparable foreign law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or Holdings or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or Holdings or any Significant Subsidiary or (iii) the winding-up or liquidation of the Borrower or Holdings or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;






                                                                              66



              (h) the Borrower or Holdings or any Significant  Subsidiary  shall
         (i)  voluntarily  commence any proceeding or file any petition  seeking relief under Title 11 of the United States Code, as now  constituted or
         hereafter   amended,   or  any  other  Federal  or  state   bankruptcy,
         insolvency, receivership or similar law or comparable foreign law, (ii)
         consent  to the  institution  of, or fail to  contest  in a timely  and appropriate  manner,  any  proceeding  or the  filing  of any  petition described in (g) above,  (iii) apply for or consent to the  appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or Holdings or any Significant  Subsidiary or
         for a  substantial  part of the  property or assets of the  Borrower or
         Holdings or any Significant  Subsidiary,  (iv) file an answer admitting the material  allegations  of a petition  filed  against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
         (vi) become unable, admit in writing its inability or fail generally to pay its  debts as they  become  due or (vii)  take any  action  for the purpose of effecting any of the foregoing;

              (i) one or more judgments for the payment of money in an aggregate amount in excess of $7,500,000 (to the extent not covered by insurance) shall be rendered against Holdings, any Restricted Subsidiary or any Significant Subsidiary or any combination thereof and the same shall remain undischarged or stayed for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings or any Restricted Subsidiary to enforce any such judgment;

              (j) a Reportable Event or Reportable  Events, or a failure to make a required  installment or other payment (within the meaning of Section
         412(n)(1) of the Code), shall have occurred with respect to any Plan or
         Plans that  reasonably  could be expected to result in liability of the
         Borrower, any Guarantor or any of their ERISA Affiliates to the PBGC or to a Plan in an aggregate  amount  exceeding  $5,000,000 and, within 30
         days  after  the  reporting  of  any  such  Reportable   Event  to  the
         Administrative  Agent or after the receipt by the Administrative  Agent of  the  statement  required  pursuant  to  Section  5.06(b)(iii),  the
         Administrative  Agent shall have  notified the Borrower in writing that
         (i) the Required  Lenders have made a determination  that, on the basis of such Reportable Event or Reportable  Events or the failure to make a required payment,  there are reasonable grounds (A) for the termination of such  Plan or  Plans by the  PBGC,  (B) for the  appointment  by the appropriate  United  States  District  Court of a trustee to administer such  Plan or Plans or (C) for the  imposition  of a lien in favor of a
         Plan and (ii) as a result thereof an Event of Default exists hereunder;
         or a trustee  shall be appointed by a United States  District  Court to administer  any  such  Plan  or  Plans;  or the  PBGC  shall  institute proceedings to terminate any Plan or Plans;

              (k)  (i)  the  Borrower,  any  Guarantor  or  any of  their  ERISA
         Affiliates  shall have been notified by the sponsor of a  Multiemployer
         Plan that it has incurred  Withdrawal  Liability to such  Multiemployer
         Plan, (ii) the Borrower, any Guarantor or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal  Liability or is not in fact  contesting  such  Withdrawal  Liability  in a  timely  and appropriate  manner  and (iii) the amount of the  Withdrawal  Liability specified  in such  notice,  when  aggregated  with all  other  amounts
         required  to  be  paid  to  Multiemployer   Plans  in  connection  with
         Withdrawal  Liabilities  (determined  as of the  date or  dates of such
         notification),   exceeds  $7,500,000  or  requires  payments  exceeding
         $7,500,000 in any year;

              (l) the Borrower,  any Guarantor or any of their ERISA  Affiliates shall have been  notified by the sponsor of a  Multiemployer  Plan that such  Multiemployer  Plan is in  reorganization or is being terminated, within the meaning of Title IV of ERISA,  if solely as a result of such reorganization or termination the aggregate annual contributions of the
         Borrower,   the   Guarantors   and  their  ERISA   Affiliates   to  all
         Multiemployer Plans that are then in reorganization or have been or are being  terminated  have  been or will be  increased  over  the  amounts required to be contributed to such  Multiemployer  Plans for their most recently completed plan years by an amount exceeding $7,500,000;

              (m)  there shall have occurred a Change in Control;

              (n) (i) any Loan Document shall for any reason be asserted by Holdings or any of its subsidiaries not to be a legal, valid and binding obligation of the respective parties thereto, (ii) any security interest or



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                                                                              67



         Lien purported to be created by the Pledge Agreement and to extend to assets which are not immaterial to Holdings and its subsidiaries on a consolidated basis shall for any reason (except to the extent resulting from the negligent or wilful failure of the Collateral Agent to retain possession of the applicable collateral) cease to be, or any security interest or Lien purported to be created by the Pledge Agreement and to extend to any assets of Holdings or its subsidiaries shall for any reason be asserted by Holdings or any of its subsidiaries not to be, a valid, first priority perfected security interest (subject to no Liens other than Liens not prohibited by any applicable provision of the Loan
         Documents) in such collateral (other than cash proceeds which are not identifiable proceeds) or (iii) the Obligations and the guarantees thereof pursuant to the Guarantee Agreement shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Permitted Subordinated Indebtedness or such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms; or

              (o) the Finance Subsidiary shall engage in any business or activity other than the purchase of receivables from the Restricted
         Subsidiaries and the sale of such receivables and activities incidental thereto;

then, and in every such event (other than an event with respect to the Borrower or the Canadian Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower and the Canadian Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower and the Canadian Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Canadian
Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower or the Canadian Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower and the Canadian Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Canadian Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII.

                            THE ADMINISTRATIVE AGENT

         In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent and Collateral
Agent on behalf of the Lenders and the Issuing Banks. Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, and each Issuing
Bank hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder or the Issuing Bank, as applicable, and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents (including the power to execute and deliver the Intercreditor Agreement if and when requested to do so by any holders of any Permitted Acquisition Indebtedness), together with such actions and powers as are reasonably incidental thereto. The
Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower or the Canadian Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender and Issuing Bank copies of all notices, financial statements and other materials delivered by the Borrower or the Canadian
Borrower pursuant to this Agreement as received by the Administrative Agent. In acting as Collateral Agent Chemical Bank shall be entitled to the rights and benefits, and



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                                                                              68



subject to the obligations,  set forth for the  Administrative  Agent under this
Article VIII, mutatis mutandis, which Article is hereby incorporated by reference, mutatis mutandis, in each of the Guarantee Agreement and the Pledge
Agreement.

         Neither the Administrative Agent nor any Issuing Bank nor any of their respective affiliates, directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or the Canadian
Borrower or any Guarantor of any of the terms, conditions, covenants or agreements contained in any Loan Documents. The Administrative Agent shall not be responsible to the Lenders or the holders of the Notes or the Issuing Bank for the due execution (other than by the Administrative Agent), genuineness, validity, enforceability (other than against the Administrative Agent) or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (and the Issuing Banks, with respect to Letters of Credit) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note and the Issuing Banks. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor the Issuing Banks nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or the Canadian Borrower on account of the failure of or delay in performance or breach by any Lender
(or, in the case of the Administrative Agent, by any Issuing Bank) of any of its obligations hereunder or to any Lender (or, in the case of the Administrative
Agent, to any Issuing Bank) on account of the failure of or delay in performance or breach by any other Lender or the Borrower, the Canadian Borrower or any Guarantor of any of their respective obligations hereunder or under any other
Loan Document or in connection herewith or therewith. Each of the Administrative
Agent and each Issuing Bank may execute any and all duties hereunder by or through agents or affiliates and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that neither the Administrative Agent nor any Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Administrative
Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank, the Canadian Borrower and the Borrower.
Upon any such resignation, the Required Lenders shall have the right to appoint a successor, with the consent of the Borrower (not to be unreasonably withheld).
If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative
Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, with the consent of the Borrower (not to be unreasonably withheld), which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which is also a bank.
Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         With respect to the Loans made by it hereunder and the Notes issued to it and the Letter of Credit participations acquired by it, each of the Administrative Agent and each Issuing Bank in its individual capacity and not as Administrative Agent or Issuing Bank, as the case may be, shall have the same rights and powers as any other



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                                                                              69



Lender and may exercise the same as though it were not the Administrative Agent or an Issuing Bank, as the case may be, and the Administrative Agent and its Affiliates and each Issuing Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, the Canadian Borrower or any subsidiary or other Affiliate thereof as if it were not the Administrative Agent or an Issuing Bank, as the case may be.

         Each Lender  recognizes that  applicable  laws,  rules,  regulations or guidelines of Governmental  Authorities may require the Administrative  Agent to determine whether the transactions  contemplated  hereby should be classified as
"highly leveraged" or assigned any similar or successor classification, and that
such  determination  may  be  binding  upon  the  other  Lenders.   Each  Lender
understands   that  any  such   determination   shall  be  made  solely  by  the
Administrative  Agent  based  upon such  factors  (which  may  include,  without limitation,  the Administrative  Agent's internal policies and prevailing market practices) as the  Administrative  Agent shall deem relevant and agrees that the
Administrative  Agent shall have no liability for the  consequences  of any such determination.

         Each Lender agrees (i) to reimburse each of the Administrative Agent and, if such Lender is a Revolving Lender, each Issuing Bank, on demand, in the amount of its pro rata share (based on its Commitments hereunder or its Revolving Credit Commitment, if any, in the case of reimbursement of any Issuing
Bank) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent or, if applicable, such Issuing Bank, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and
(ii) to indemnify and hold harmless each of the Administrative Agent and, if such Lender is a Revolving Lender, each Issuing Bank and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or an Issuing
Bank, as the case may be, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or the Canadian
Borrower; provided that no Lender shall be liable to the Administrative Agent or any Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative
Agent or such Issuing Bank, as the case may be, or any of their directors, officers, employees or agents.

         Each  Lender  acknowledges  that  it  has,  independently  and  without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed  appropriate,  made its own credit analysis and decision to enter into this Agreement.  Each Lender also
acknowledges  that  it  will,   independently  and  without  reliance  upon  the
Administrative  Agent,  any Issuing  Bank or any other  Lender and based on such documents  and  information  as it shall  from  time to time  deem  appropriate, continue to make its own decisions in taking or not taking action under or based upon this  Agreement or any other Loan  Document,  any related  agreement or any document furnished hereunder or thereunder.

         The Managing Agents shall have no rights or duties except as expressly set forth in this Agreement.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex or telecopy, as follows:

              (a) if to Holdings  or to the  Borrower,  to it at 701  McCullough
         Drive,  Charlotte,  North Carolina 28262,  Attention of Chief Financial
         Officer (Telecopy No.  704-548-2330) with copies to 210 Madison Avenue,
         6th Floor,  New York,  New York  10016,  Attention  of General  Counsel
         (Telecopy No.
         212-578-1269);




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                                                                              70



              (b) if to the Canadian Borrower, to it at 150 Collins Street, Farnham, Quebec, J2N 2R6, Canada, Attention Controller (Telecopy No.
         514-293-6657) with copies to the Borrower, Attention of Chief Financial
         Officer (Telecopy No.  704-548-2330) and Elizabeth R. Philipp (Telecopy
         No. 212-578-1269);

              (c) if to the Administrative Agent, to it at 270 Park Avenue (10th
         Floor),  New  York,  New York  10017,  Attention  of  Rosemary  Bradley
         (Telecopy No. 212-972-0009);

              (d) if to a Lender, to it at its address (or telecopy number) set forth on its signature page hereto or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex or telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

         SECTION  9.02.  Survival  of  Agreement.  All  covenants,   agreements,
representations  and warranties made by the Borrower,  the Canadian Borrower and the Guarantors herein and in the certificates or other  instruments  prepared or delivered  in  connection  with or pursuant to this  Agreement or any other Loan
Document  shall be  considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans,  and the  execution and delivery to the  Lenders of the Notes  evidencing  such  Loans,  and the  issuance of the
Letters of Credit,  regardless  of any  investigation  made by the Lenders or on their  behalf,  and  shall  continue  in full  force  and  effect as long as the principal of or any accrued  interest on any Loan or any Fee or any other amount payable  under this  Agreement  or any other Loan  Document is  outstanding  and unpaid  and so  long  as the  Commitments  have  not  been  terminated.  Without
prejudice  to  the   survival  of  any  other   agreements   contained   herein,
indemnification  and  reimbursement   obligations  contained  herein  (including
pursuant to Sections  2.13,  2.15 and 9.05) shall survive the payment in full of the principal and interest  hereunder and the  termination of the Commitments or this Agreement.

         SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Canadian Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Issuing Bank, the Administrative Agent and each
Lender and their respective successors and assigns, except that none of the Borrower, the Canadian Borrower or Holdings shall have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

         SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Canadian Borrower, Holdings, the Administrative Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes and participations in Letters of Credit held by it, it being understood that Lenders shall not be required to assign pro rata amounts of their Revolving
Credit Commitments, Tranche A Term Loans, Canadian Term Loans and Tranche B Term
Loans); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Borrower and the Administrative
Agent must give their prior written consent to such assignment (which consents shall not be unreasonably withheld or delayed) and (y) such assignment (unless such assignment is of all of a Lender's Loans, Letter of Credit Exposure and unused Commitments) shall be in an amount of at least $5,000,000 unless otherwise agreed to by the Borrower and the Administrative Agent each in their sole discretion, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent



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                                                                              71



an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
Business Days after the execution thereof unless agreed otherwise by the Administrative Agent, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.18 and 9.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing  and  delivering  an Assignment  and  Acceptance,  the assigning  Lender  thereunder  and the  assignee  thereunder  shall be deemed to confirm to and agree with each other and the other  parties  hereto as  follows:
(i) such assigning  Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment,  and the outstanding  balances of its Tranche A
Term Loans,  Tranche B Term Loans,  Canadian Term Loans and Revolving  Loans, in
each case without  giving  effect to  assignments  thereof which have not become effective,  are as set forth in such Assignment and  Acceptance,  (ii) except as set  forth in (i)  above,  such  assigning  Lender  makes no  representation  or
warranty  and  assumes  no  responsibility   with  respect  to  any  statements,
warranties or representations  made in or in connection with this Agreement,  or the execution, legality, validity, enforceability,  genuineness,  sufficiency or value of this  Agreement,  any other Loan  Document or any other  instrument  or document furnished pursuant hereto, or the financial  condition of the Borrower, the Canadian  Borrower or any Guarantor or the  performance or observance by the
Borrower, the Canadian Borrower or any Guarantor of any of its obligations under this  Agreement,  any other Loan  Document or any other  instrument  or document furnished pursuant hereto;  (iii) such assignee  represents and warrants that it is legally  authorized to enter into such Assignment and  Acceptance;  (iv) such assignee  confirms that it has received copies of this Agreement,  together with copies  of the most  recent  financial  statements  delivered  pursuant  to this
Agreement and such other documents and information as it has deemed  appropriate to make its own credit  analysis and decision to enter into such  Assignment and
Acceptance;  (v) such assignee will  independently and without reliance upon the
Administrative  Agent,  any Issuing  Bank,  such  assigning  Lender or any other
Lender and based on such documents and information as it shall deem  appropriate at the time,  continue to make its own credit  decisions in taking or not taking action under this  Agreement;  (vi) such assignee  appoints and  authorizes  the
Administrative  Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms  hereof,  together  with  such  powers  as are  reasonably  incidental thereto;  and (vii) such assignee agrees that it will perform in accordance with their  terms  all the  obligations  which  by the  terms of this  Agreement  are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at its address referred to in subsection 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The Administrative Agent shall separately record the names and addresses of each Lender that holds Notes in the Register. The
Administrative Agent shall also record the amount of the Commitments of, and the aggregate principal amount of Loans owing to, and the Letter of Credit Exposure of, such Lender in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Canadian
Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register as the owner of the Notes, the Commitments and the Loans and Letter of Credit Exposures recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Canadian Borrower the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Lenders. Within five





                                                                              72



Business Days after receipt of notice, the Borrower or the Canadian Borrower, as the case may be, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, a new Note to the order of such assigning Lender in a principal amount equal to the applicable
Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered
Note; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3, A-4 or A-5 hereto, as appropriate. Canceled Notes shall be returned to the Borrower or the Canadian Borrower, as the case may be. Notwithstanding anything to the contrary contained herein, no assignment under Section 9.04(b) of any rights or obligations under or in respect of the Notes or Loans evidenced by the Notes shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register. The Administrative Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this Section 9.04, including, without limitation, the Notes being assigned in connection with such transfer, and such other documents as the Administrative
Agent may reasonably request.

         (f) Each Lender may without the consent of the  Borrower,  the Canadian
Borrower,  any Issuing Bank or the Administrative  Agent sell  participations to one or more  banks or other  entities  in all or a  portion  of its  rights  and obligations  under this Agreement  (including all or a portion of its Commitment and the Loans owing to it and the Notes and  participations in Letters of Credit held by it); provided,  however,  that (i) such Lender's  obligations under this
Agreement  shall  remain  unchanged,   (ii)  such  Lender  shall  remain  solely
responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost  protection  provisions  contained in Sections 2.13,  2.15, 2.18 and
9.06(a)  to the same  extent as if they  were  Lenders,  provided,  that no such participating  bank or entity  shall be entitled  to receive any greater  amount pursuant to such  Sections  than a Lender would have been entitled to receive in respect  of the  amount  of the  participation  sold  by  such  Lender  to  such participating  bank or entity had no sale occurred,  and (iv) the Borrower,  the
Canadian  Borrower,  the  Administrative  Agent, the Issuing Banks and the other
Lenders  shall  continue  to deal  solely  and  directly  with  such  Lender  in connection with such Lender's rights and obligations  under this Agreement,  and such  Lender  shall  retain  the sole right to enforce  the  obligations  of the
Borrower or the Canadian Borrower, as the case may be, relating to the Loans and participations  in Letters of Credit and to approve any amendment,  modification or waiver of any provision of this  Agreement or any other Loan Document  (other than amendments,  modifications or waivers decreasing any fees payable hereunder or the amount of  principal  of or the rate at which  interest is payable on the
Loans,  extending  any  final  maturity  date,  in each  case in  respect  of an
Obligation in which the relevant  participating bank or entity is participating, or releasing all or substantially all of the Pledged Securities or any Guarantor from the  Guarantee  Agreement  unless all or  substantially  all of the capital stock of such subsidiary is sold in a transaction  permitted by this Agreement).
Each Lender will disclose the identity of its  participants  to the Borrower and
Administrative Agent if requested by the Borrower or the Administrative Agent.

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed  assignment or participation  pursuant to this Section
9.04,   disclose  to  the  assignee  or  participant  or  proposed  assignee  or participant  any information  relating to the Borrower or the Canadian  Borrower furnished  to such  Lender  by or on  behalf  of the  Borrower  or the  Canadian
Borrower;  provided that,  prior to any such  disclosure,  each such assignee or participant  or proposed  assignee or  participant  shall  execute an  agreement whereby such assignee or participant shall agree to be bound by Section 9.17.

         (h) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank;
provided that no such assignment shall release a Lender from any of its obligations hereunder.

         (i) None of the Borrower, Holdings or the Canadian Borrower shall assign or delegate any of its rights or duties hereunder.

         SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement and the other





                                                                              73



Loan  Documents,   or  by  the  Administrative  Agent  in  connection  with  the syndication of the Commitments or the  administration  of this Agreement,  or in connection  with any  amendments,  modifications  or waivers  of the  provisions hereof or thereof (whether or not the transactions  hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the  enforcement  or  protection  of their rights in  connection  with this
Agreement and the other Loan  Documents or in connection  with the Loans made or
the  Notes  issued  hereunder,   including  the  reasonable  fees,  charges  and
disbursements  of Simpson  Thacher & Bartlett,  counsel  for the  Administrative
Agent,  and,  in  connection  with  any  such  enforcement  or  protection,  the reasonable fees,  charges and disbursements of any other counsel  (including the reasonable  allocated  costs  of  internal  counsel  if a Lender  elects  to use internal counsel in lieu of outside counsel) for the  Administrative  Agent, any
Issuing Bank or any Lender (but no more than one such counsel for any Lender).

         (b) The Borrower  agrees to indemnify the  Administrative  Agent,  each
Issuing  Bank,  each Lender and each of their  respective  directors,  officers, employees  and agents (each such person being called an  "Indemnitee")  against, and to hold each Indemnitee harmless from, any and all losses, claims,  damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected  with, or as a result of (i) the execution or delivery of this
Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective  obligations thereunder or the consummation of the Recapitalization Transactions, the Larizza
Acquisition,  the 1996  Transactions  and the  other  transactions  contemplated thereby,  (ii) the use of the  proceeds of the Loans or the use of any Letter of
Credit or (iii) any claim,  litigation,  investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee,  be available to the extent
that  such  losses,  claims,  damages,   liabilities  or  related  expenses  are
determined  by a court of  competent  jurisdiction  by final  and  nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such
Indemnitee  (treating,  for this  purpose  only,  any Lender and its  directors, officers,  employees and agents as a single Indemnitee).  Subject to and without limiting the  generality  of the  foregoing  sentence,  the  Borrower  agrees to indemnify each Indemnitee  against,  and hold each Indemnitee harmless from, any
Environmental Claim, and any and all losses,  claims,  damages,  liabilities and related expenses,  including  reasonable counsel or consultant fees, charges and disbursements,  incurred by or asserted  against any Indemnitee (and arising out of, or in any way connected with or as a result of, any of the events  described in clause (i), (ii) or (iii) of the preceding  sentence)  arising out of, in any way connected  with,  or as a result of (i) any  Environmental  Claim,  (ii) any violation  of any  Environmental  Law,  or  (iii)  any act,  omission,  event or circumstance  (including the actual, proposed or threatened,  release,  removal,
disposition,   discharge  or  transportation,   storage,   holding,   existence,
generation,  processing, abatement, handling or presence on, into, from or under any present,  past or future property of Holdings or any of its  subsidiaries of any Contaminant), regardless of whether the act, omission, event or circumstance constituted  a violation of  Environmental  Law at the time of its  existence or occurrence;  provided that such indemnity  shall not, as to any  Indemnitee,  be available  to the  extent  that such  Environmental  Claim is, or such,  losses, claims,  damages,  liabilities or related expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross  negligence  or wilful  misconduct  of such  Indemnitee  or any of its employers, officers, directors, employees or agents.

         (c) The Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs, and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize such Indemnitee to employ separate counsel at the Borrower's expense.
The Borrower will not be liable under this Agreement for





                                                                              74



any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower's consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

         (d) Holdings, the Canadian Borrower and the Borrower shall not, and shall not permit any of their subsidiaries to, bring any demand, claim, cost recovery or other action they may now or hereafter have against any Indemnitee resulting from any Environmental Claim; provided that this paragraph (d) shall not, as to any Indemnitee, apply to the extent that such Environmental Claim has been determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its employers, directors, officers, employees or agents.

         (e) Notwithstanding anything to the contrary in this Section 9.05, this
Section 9.05 shall not apply to taxes, it being understood that the Borrower's only obligations with respect to taxes shall arise under Sections 2.13 and 2.18 and Section 19 of the Guarantee Agreement.

         (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06. Right of Setoff; Sharing. (a) If an Event of Default shall have occurred and be continuing, each Lender (including each Issuing Bank) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or the Canadian Borrower against any of and all the obligations of the Borrower or the Canadian Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan
Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies
(including other rights of setoff) which such Lender may have.

              (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or interest in Letters of Credit, or interest thereon, then due, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (g) or (h) of Article VII, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans and interests in Letters of Credit, or interest thereon, then due, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans and interests in Letters of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         SECTION  9.07.  Applicable  Law.  THIS  AGREEMENT  AND THE  OTHER  LOAN
DOCUMENTS  SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE
STATE OF NEW YORK.

         SECTION  9.08.  Waivers;  Amendment.  (a) No  failure  or  delay of the
Administrative  Agent, the Issuing Bank or any Lender in exercising any power or right  hereunder  shall  operate  as a waiver  thereof,  nor shall any single or
partial   exercise  of  any  such  right  or  power,   or  any   abandonment  or
discontinuance of steps to enforce such a right or power,  preclude any other or further exercise thereof or the exercise of any other right or power. The rights and  remedies of the  Administrative  Agent,  the Issuing  Banks and the Lenders
hereunder  and  under  the  other  Loan  Documents  are  cumulative  and are not exclusive of any rights or remedies which they would otherwise have. No





                                                                              75



waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower, the Canadian Borrower or Holdings therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower, the Canadian Borrower or Holdings in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Canadian Borrower and the Required Lenders;
provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the final maturity of, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or any Letter of Credit Disbursement or amend or modify the provisions of Section 2.09(c) or 2.16, without the prior written consent of each Lender affected thereby, (ii) extend any Tranche A Term Loan Repayment Date or Tranche B Term Loan Repayment
Date or Canadian Term Loan Repayment Date (other than, in each case, final maturity) or any other date on which principal of the Loans is due, or extend any date on which payment of interest on any Loan or reimbursement of any Letter of Credit Disbursement is due, without the prior written consent of (A) in the case of Tranche A Term Loans, Canadian Term Loans or Tranche B Terms Loans,
Lenders with Tranche A Term Loans, Canadian Term Loans or Tranche B Term Loans, as the case may be, representing at least 80% of the aggregate principal amount of the Tranche A Term Loans, Canadian Term Loans or Tranche B Term Loans then outstanding, as the case may be, or (B) in the case of Loans under the Revolving
Credit  Commitments and Letter of Credit  Disbursements,  Lenders with Revolving
Credit Commitments  representing at least 80% of the aggregate  Revolving Credit
Commitments then in effect, (iii) increase or extend the Commitment or decrease the Commitment Fees or Letter of Credit Fees or other fees of any Lender without the prior written consent of such Lender or (iv) amend or modify the provisions of Section 2.09(c) or 2.16, the provisions of this Section or the definition of "Required Lenders", or release substantially all the Pledged Securities from the Lien of the Pledge Agreement or release any Guarantor from the Guarantee
Agreement unless all or substantially all of the capital stock of such subsidiary is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Banks hereunder without the prior written consent of the Administrative Agent or the Issuing Banks acting as such at the effective date of such agreement, as the case may be. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

         SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender on the subsequent payment dates to the extent not exceeding the legal limitation.

         SECTION  9.10.  Entire  Agreement.   This  Agreement,  the  other  Loan
Documents  and  the  agreements   regarding  certain  Fees  referred  to  herein
constitute  the entire  contract  between  the  parties  relative to the subject matter hereof. Any previous agreement among or representations  from the parties with respect to the subject  matter hereof is  superseded by this  Agreement and the other  Loan  Documents.  Nothing  in this  Agreement  or in the  other  Loan
Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies,  obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents.
Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or





                                                                              76



otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

         SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

         SECTION 9.14.  Headings.  Article and Section headings and the Table of
Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the Borrower, the Canadian Borrower and Holdings hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other
Loan Documents against the Borrower or Holdings or their properties in the courts of any jurisdiction.

         (b) Each of the Borrower, the Canadian Borrower and Holdings hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

         (b) The obligation of each of the Borrower and the Canadian Borrower in respect of any sum due to the Administrative Agent, any Lender or any Issuing
Bank hereunder or under any other Loan Document in US dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than US dollars,





                                                                              77



be discharged  only to the extent that on the Business Day following  receipt of any sum adjudged to be so due in the judgment currency the Administrative Agent, such  Lender  or  such  Issuing  Bank  may in  accordance  with  normal  banking
procedures   purchase   US  dollars  in  the  amount   originally   due  to  the
Administrative  Agent,  such  Lender  or such  Issuing  Bank  with the  judgment currency.  If the  amount  of US  dollars  so  purchased  is less  than  the sum originally due to the  Administrative  Agent,  such Lender or such Issuing Bank, the Borrower  agrees,  as a separate  obligation  and  notwithstanding  any such judgment,  to indemnify the  Administrative  Agent,  such Lender or such Issuing
Bank against the resulting loss.

         SECTION 9.17. Confidentiality. Each of the Lenders, the Issuing Banks and the Administrative Agent agrees that it shall maintain in confidence any information relating to the Borrower and the Canadian Borrower furnished to it by or on behalf of the Borrower or the Canadian Borrower (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party, (y) has been independently developed by such party without violating this Section or (z) was available to such party from a third party having, to such party's knowledge, no obligation of confidentiality to the Borrower or the Canadian Borrower) and shall not reveal the same other than (i) to its directors, officers, employees and advisors with a need to know and (ii) as contemplated by Section 9.04(g), except: (a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental
Authority, of the National Association of Insurance Commissioners (the "NAIC") or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (b) as part of normal reporting or review procedures to Governmental Authorities to the NAIC or to its parent companies, Affiliates or auditors and (c) in order to enforce its rights under any Loan Document in a legal proceeding.







                                                                              78



         IN WITNESS WHEREOF, the Borrower,  the Canadian Borrower Holdings,  the
Administrative Agent, and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   COLLINS & AIKMAN PRODUCTS CO.


                                   by /s/ J. Michael Stepp
                                      Name: J. Michael Stepp
                                      Title: Executive Vice President & CFO


                                   COLLINS & AIKMAN CORPORATION


                                   by /s/ J. Michael Stepp
                                      Name: J. Michael Stepp
                                      Title: Executive Vice President & CFO


                                   COLLINS & AIKMAN CANADA INC.


                                   by /s/ Ronald T. Lindsay
                                      Name: Ronald T. Lindsay
                                      Title: Vice President


                                   CHEMICAL BANK, as Administrative Agent
                                     and Collateral Agent and as a Lender


                                   by /s/ Rosemary Bradley
                                      Name: Rosemary Bradley
                                      Title: Vice President

                                   BANK OF AMERICA NATIONAL TRUST AND
                                     SAVINGS ASSOCIATION, as Managing Agent


                                   by /s/ Linda A. Carper
                                      Name: Linda A. Carper
                                      Title: Managing Director

                                   NATIONSBANK, N.A., as Managing Agent


                                   by /s/ J. Timothy Martin
                                      Name: J. Timothy Martin
                                      Title: Senior Vice President









                                SUNTRUST BANK, ATLANTA, as a Lender



                                By /s/ Brian K. Peters
                                   Name: Brian K. Peters
                                   Title: Vice President

                                By /s/ Jarrette A. Whitein
                                   Name: Jarrette A. Whitein
                                   Title: Group Vice President


                                Address for Notices
                                25 Park Place N.E.
                                Atlanta, Georgia  30303
                                Attention:  Marcella Howard
                                Telecopy:  (404) 658-4905










                                BANK OF IRELAND - GRAND CAYMAN
                                BRANCH, as a Lender


                                By /s/ John Cusack
                                   Name: John Cusack
                                   Title: A.V.P.



                                Address for Notices
                                640 Fifth Avenue
                                New York, New York  10019
                                Attention:  John Cusack
                                Telecopy:  (212) 586-7752










                                THE BANK OF NEW YORK, as a Lender


                                By /s/ H. Stephen Griffith
                                   Name: H. Stephen Griffith
                                   Title: Senior Vice President



                                Address for Notices
                                One Wall Street
                                22nd Floor
                                New York, New York  10286
                                Attention:  Ann Marie Beeble
                                Telecopy:  (212) 635-6434











                                THE BANK OF NOVA SCOTIA



                                By /s/ P.M. Brown
                                   Name: P.M. Brown
                                   Title: Relationship Manager



                                Address for Notices
                                The Bank of Nova Scotia
                                Atlanta Agency
                                Suite 2700
                                600 Peachtree Street, N.E.
                                Atlanta, Georgia 30308
                                Attention:  W.E. Zarrett
                                Telecopy:  (404) 888-8998








                                BANK OF SCOTLAND, as a Lender


                                By /s/ Catherine M. Onffrey
                                   Name: Catherine M. Onffrey
                                   Title: Vice President



                                Address for Notices
                                565 Fifth Avenue
                                New York, New York  10017
                                Attention:  Janet Taffe
                                Telecopy:  (212) 682-5720







                                BANK OF TOKYO - MISTUBISHI TRUST
                                COMPANY, as a Lender


                                  By /s/ Sharon L. Fountain
                                      Name: Sharon L. Fountain
                                      Title: Vice President



                                Address for Notices
                                1251 Avenue of the Americas
                                New York, New York  10020
                                Attention:  Sharon Fountain
                                Telecopy:  (212) 782-6445








                                BANQUE PARIBAS, as a Lender


                                  By /s/ Eric Green
                                      Name: Eric Green
                                      Title: VP



                                Address for Notices
                                787 Seventh Avenue
                                32nd Floor
                                New York, New York  10019
                                Attention:  Eric Green
                                Telecopy:  (212)  841-2535










                                BRANCH BANKING AND TRUST COMPANY, as
                                a Lender


                                  By /s/ Thatcher L. Townsend
                                      Name: Thatcher L. Townsend
                                      Title: Vice President



                                Address for Notices
                                110 South Stratford Road
                                Suite 301
                                Winston-Salem, North Carolina  27103
                                Attention:  Thatcher Townsend
                                Telecopy:  (910) 733-3254












                                RESTRUCTURED OBLIGATIONS BACKED BY
                                SENIOR ASSETS B.V., as a Lender

                                By:   Chancellor Senior Secured Management,
                                      Inc., as Portfolio Advisor


                                  By /s/ Stephen M. Alfieri
                                      Name: Stephen M. Alfieri
                                      Title: MD



                                Address for Notices
                                153 East 53rd Street
                                25th Floor
                                New York, New York  10022
                                Attention:  Steve Alfieri
                                Telecopy:  (212) 891-6619









                                CHL HIGH YIELD LOAN PORTFOLIO
                                (a unit of Chemical Bank)



                                  By /s/ Richard W. Stewart
                                      Name: Richard W. Stewart
                                      Title: Vice President



                                Address for Notices
                                380 Madison Avenue
                                12th Floor
                                New York, New York  10017
                                Attention:  Richard W. Stewart
                                Telecopy:  (212) 622-3797









                                CIBC INC., as a Lender


                                  By /s/ Roger Colden
                                      Name: Roger Colden
                                      Title: Director



                                Address for Notices
                                Two Paces West
                                2727 Paces Ferry Road
                                Suite 1200
                                Atlanta, Georgia  30339
                                Attention:  Roger Colden
                                Telecopy:  (770) 319-4954









                                COMPAGNIE FINANCIERE DE CIC ET DE
                                L'UNION EUROPEENNE, as a Lender


                                  By /s/ Sean Mounier           Marcus Edward
                                      Name: Sean Mounier        Marcus Edward
                                      Title: First Vice President
                                      Title: Vice President


                                Address for Notices
                                520 Madison Avenue
                                37th Floor
                                New York, New York  10022
                                Attention:  Sean Mounier
                                Telecopy:  (212) 715-4535









                                CREDIT LYONNAIS, NEW YORK BRANCH AND
                                CREDIT LYONNAIS ATLANTA AGENCY, as a
                                Lender


                                  By /s/ Robert Ivosevich
                                      Name: Robert Ivosevich
                                      Title:


                                  By /s/ Robert Ivosevich
                                      Name: Robert Ivosevich
                                      Title:


                                Address for Notices
                                303 Peachtree Street, N.E.
                                Suite 4400
                                Atlanta, Georgia  30308
                                Attention:  David Edge
                                Telecopy:  (404) 584-5249










                                CREDITANSTALT CORPORATE FINANCE, INC.,
                                as a Lender


                                  By /s/ Robert M. Biringer
                                      Name: Robert M. Biringer
                                      Title: Senior Vice President
                                  By /s/ W. Craig Stamm
                                      Name: W. Craig Stamm
                                      Title: Senior Associate


                                Address for Notices
                                Two Ravinia Drive
                                Suite 1680
                                Atlanta, Georgia  30346
                                Attention:  Bob Birringer
                                Telecopy:  (404) 390-1851











                                CRESCENT/MACH I PARTNERS, L.P., as a Lender

                                By:   TCW Asset Management Company
                                      its Investment Manager


                                  By /s/ Justine Driscoll
                                      Name: Justine Driscoll
                                      Title: Vice President



                                Address for Notices
                                200 Park Avenue, Suite 220
                                New York, New York  10166
                                Attention:  Mark Gold
                                Telecopy:  (212) 297-4159








                                CRESTAR BANK, as a Lender


                                  By /s/ C. Gray Key
                                      Name: C. Gray Key
                                      Title: Vice President



                                Address for Notices
                                919 East Main Street
                                Richmond, Virginia  23219
                                Attention:  Gray Key
                                Telecopy:  (804) 782-5413










                                DRESDNER BANK, A.G. NEW YORK AND
                                GRAND CAYMAN BRANCHES, as a Lender


                                  By /s/ Thomas J. Nadramia
                                      Name: Thomas J. Nadramia
                                      Title: Vice President


                                  By /s/ John W. Sweeney
                                      Name: John W. Sweeney
                                      Title: Assistant Vice President



                                Address for Notices
                                190 South LaSalle Street
                                Suite 2700
                                Chicago, Illinois  60603
                                Attention:  Brian Bodeur
                                Telecopy:  (312) 444-1305









                                SENIOR DEBT PORTFOLIO
                                BY: Boston Management and Research
                                    as Investment Advisor, as a Lender


                                  By /s/ Jeffrey S. Garner
                                      Name: Jeffrey S. Garner
                                      Title: Vice President



                                Address for Notices
                                24 Federal Street
                                6th Floor
                                Boston, Massachusetts  02110
                                Attention:  Jane Nelson
                                Telecopy:  (617) 695-9594









                                FIRST UNION NATIONAL BANK OF NORTH
                                CAROLINA, as a Lender


                                  By /s/ David Silander
                                      Name: David Silander
                                      Title: VP



                                Address for Notices
                                301 South Tryon Street
                                Floor M-2
                                Charlotte, North Carolina  28288-0145
                                Attention:  David Trotter
                                Telecopy:  (704) 374-4000

                                and

                                201 South College Street
                                Suite 1300
                                Charlotte, North Carolina  28288-0656
                                Attention:  Portfolio Management
                                Telecopy:  (704) 374-4820








                                FUJI BANK, as a Lender


                                  By /s/ Ratsunori Nozawa
                                      Name: Ratsunori Nozawa
                                      Title: Vice President & Manager



                                Address for Notices
                                2 World Trade Center
                                79th Floor
                                New York, New York  10028
                                Attention:  Vincent Ingato
                                Telecopy:  (212) 912-0516










                                GIROCREDIT BANK, as a Lender


                                  By /s/ John Redding           Richard Stone
                                      Name: John Redding        Richard Stone
                                      Title:



                                Address for Notices
                                65 East 55th Street
                                New York, New York  10022
                                Attention:  John Redding
                                Telecopy:  (212) 644-0644










                                INDOSUEZ CAPITAL FUNDING II LTD., as a
                                Lender

                                By Indosuez Capital, as Portfolio Advisor



                                  By /s/ F. Berthelot
                                      Name: F. Berthelot
                                      Title: VP



                                Address for Notices
                                1211 Avenue of the Americas
                                11th Floor
                                New York, New York  10036
                                Attention:  Michael Arougheti
                                Telecopy:  (212) 276-2203










                                THE INDUSTRIAL BANK OF JAPAN, LTD., as a
                                Lender


                                  By /s/ Junri Oda
                                      Name: Junri Oda
                                      Title: Senior Vice President



                                Address for Notices
                                245 Park Avenue
                                New York, New York  10167
                                Attention:  Jennifer McNamara
                                Telecopy:  (212) 682-2870










                                THE LONG-TERM CREDIT BANK OF JAPAN
                                LTD., NEW YORK BRANCH, as a Lender


                                  By /s/ Jay Shankar
                                      Name: Jay Shankar
                                      Title: Vice President



                                Address for Notices
                                165 Broadway
                                49th Floor
                                New York, New York  10006
                                Attention:  Jay Shankar
                                Telecopy:  (212) 335-4524










                                MERRILL LYNCH SENIOR FLOATING RATE
                                FUND, INC.


                                  By /s/ R. Douglas Henderson
                                      Name: R. Douglas Henderson
                                      Title: Authorized Signatory


                                MERRILL LYNCH PRIME RATE PORTFOLIO
                                By:  Merrill Lynch Asset Management, L.P.,
                                     as Investment Advisor

                                  By /s/ R. Douglas Henderson
                                      Name: R. Douglas Henderson
                                      Title: Authorized Signatory



                                SENIOR HIGH INCOME PORTFOLIO, INC.



                                  By /s/ R. Douglas Henderson
                                      Name: R. Douglas Henderson
                                      Title: Authorized Signatory

                                SENIOR HIGH INCOME  PORTFOLIO,  INC.,
                                as  successor interest to
                                SENIOR HIGH INCOME PORTFOLIO II, INC.


                                  By /s/ R. Douglas Henderson
                                      Name: R. Douglas Henderson
                                      Title: Authorized Signatory

                                SENIOR HIGH INCOME PORTFOLIO, INC.,
                                as successor interest to
                                SENIOR STRATEGIC INCOME FUND, INC.


                                  By /s/ R. Douglas Henderson
                                      Name: R. Douglas Henderson
                                      Title: Authorized Signatory


                                Address for Notices
                                800 Scudders Mill Road
                                Plainsboro, New Jersey  08536
                                Attention:  Doug Henderson
                                Telecopy:  (609) 262-2756









                                THE MITSUBISHI TRUST AND BANKING
                                CORPORATION, as a Lender


                                  By /s/ Patricia Loret de Mola
                                      Name: Patricia Loret de Mola
                                      Title: Senior Vice President



                                Address for Notices
                                520 Madison Avenue
                                26th Floor
                                New York, New York  10022
                                Attention:  Jay Kato
                                Telecopy:  (212) 644-6825










                                NBD BANK, as a Lender


                                  By /s/ Russell H. Liebetrau, Jr.
                                      Name: Russell H. Liebetrau, Jr.
                                      Title: Vice President



                                Address for Notices
                                611 Woodward Avenue
                                Detroit, Michigan  48226
                                Attention:  Philip Lowman
                                Telecopy:  (313) 225-2649










                                NEW YORK LIFE INSURANCE AND ANNUITY
                                CORPORATION, as a Lender


                                  By /s/ Adam G. Clemens
                                      Name: Adam G. Clemens
                                      Title: Investment Vice President



                                Address for Notices
                                51 Madison Avenue
                                New York, New York  10010
                                Attention:  Steven Benevento
                                Telecopy:  (212) 447-4122









                                THE NIPPON CREDIT BANK, LTD., as a Lender


                                  By /s/ Clifford Abramsky
                                      Name: Clifford Abramsky
                                      Title: Vice President and Manager



                                Address for Notices
                                245 Park Avenue
                                30th Floor
                                New York, New York  10167
                                Attention:  Cliff Abramsky
                                Telecopy:  (212) 490-3895










                                SOCIETE GENERALE, as a Lender



                                  By /s/ Christopher Speitz
                                      Name: Christopher Speitz
                                      Title: Vice President



                                Address for Notices
                                Trammell Grow Center
                                2001 Ross Avenue
                                Dallas, Texas  75201
                                Attention:  Meredith Carlisle
                                Telecopy:  (214-754-0171)

                                with a copy to:
                                303 Peachtree Street
                                Atlanta, Georgia  30308
                                Attention:  Jerome Jacques
                                Telecopy:  (404) 865-7419









                                THE SUMITOMO TRUST & BANKING CO., LTD.,
                                as a Lender



                                  By /s/ Suraj P. Bhatia
                                      Name: Suraj P. Bhatia
                                      Title: Senior Vice President



                                Address for Notices
                                527 Madison Avenue
                                New York, New York  10022
                                Attention:  Kristin Condon
                                Telecopy:  (212) 418-4848









                                THE TORONTO-DOMINION BANK, as a Lender


                                  By /s/ Debbie A. Greene
                                      Name: Debbie A. Greene
                                      Title: MGR. CR. ADMIN.



                                Address for Notices
                                909 Fannin Street
                                Houston, Texas 77010
                                Attention:  Debbie Greene
                                Telecopy:  (713) 951-9921










                                THE TRAVELERS INSURANCE COMPANY, as a
                                Lender


                                  By /s/ Craig H. Farnsworth
                                      Name: Craig H. Farnsworth
                                      Title: 2nd Vice President


                                THE TRAVELERS INDEMNITY COMPANY, as a
                                Lender


                                  By /s/ Craig H. Farnsworth
                                      Name: Craig H. Farnsworth
                                      Title: 2nd Vice President



                                Address for Notices
                                1 Tower Square
                                Hartford, Connecticut  06183
                                Attention:  Pam Westmoreland
                                Telecopy:  (203) 954-5243









                                UNITED STATES NATIONAL BANK OF
                                OREGON, as a Lender


                                  By /s/ David Wynde
                                      Name: David Wynde
                                      Title: Senior Vice President



                                Address for Notices
                                555 SW Oak Street
                                Suite 400
                                Portland, Oregon  97204
                                Attention:  Stephen Mitchell
                                Telecopy:  (503) 275-4267










                                VAN KAMPEN AMERICAN CAPITAL PRIME
                                RATE INCOME TRUST, as a Lender


                                  By /s/ Brian W. Good
                                      Name: Brian W. Good
                                      Title: Vice President



                                Address for Notices
                                One Parkview Plaza
                                Oakbrook Terrace, Illinois  60181
                                Attention:  Jeffrey Maillett
                                Telecopy:  (708) 684-6740














                                WACHOVIA BANK OF NORTH CAROLINA, N.A.,
                                as a Lender


                                  By /s/ Sarah T. Warren
                                      Name: Sarah T. Warren
                                      Title: Vice President



                                Address for Notices
                                400 S. Tryon Street
                                6th Floor
                                Charlotte, North Carolina  28202-1915
                                Attention:  Sarah Warren
                                Telecopy:  (704) 378-5035












                                WELLS FARGO BANK, as a Lender


                                  By /s/ Kathleen J. Harrison
                                      Name: Kathleen J. Harrison
                                      Title: Vice President



                                Address for Notices
                                555 Montgomery Street
                                MAC0167-173
                                San Francisco, California  94111
                                Attention:  Kathleen Harrison
                                Telecopy:  (415) 362-5081










                                THE YASUDA TRUST & BANKING CO., LTD., as a Lender



                                  By /s/ Makoto Tagawa
                                      Name: Makoto Tagawa
                                      Title: Deputy General Manager



                                Address for Notices
                                666 5th Avenue
                                Suite 801
                                New York, New York 10013
                                Attention:  Richard Ortiz
                                Telecopy:  (212) 373-5797














                                                             SCHEDULE 1.01(A) TO
                                                                CREDIT AGREEMENT


                                                 Applicable Margin


                                           Eurodollar
                 Ratios                    Loan Margin        ABR Loan Margin


Leverage Ratio greater than                   1-3/4%             3/4% of 1%
2.00:1.00
                   or
Interest Coverage Ratio less than
2.75:1.00 ("Level I")


Leverage Ratio less than or equal             1-1/2%             1/2 of 1%
to 2.00:1.00
                   and
Interest Coverage Ratio greater
than or equal to 2.75:1.00 ("Level
II")


Leverage Ratio less than or equal             1-1/4%             1/4 of 1%
to 1.50.1:00
                   and
Interest Coverage Ratio greater
than 3.25:1.00 ("Level III")


Leverage Ratio less than or equal to            1%                   0%
1.00:1.00
                   and
Interest Coverage Ratio greater
than or equal to 3.75:1:00 ("Level
IV")


For purposes of the foregoing, the Applicable Margin for any date shall be determined by reference to the Leverage Ratio and Interest Coverage Ratio as of the last day of the Borrower's fiscal quarter most recently ended as of such date and any change in the Applicable Margin shall become effective upon the delivery to the Administrative Agent of a certificate of a Responsible Officer of the Borrower (which certificate may be delivered prior to delivery of the relevant financial statements) with respect to the financial statements to be delivered, pursuant to Section 5.04 for the most recently ended fiscal quarter
(a) setting forth in reasonable  detail the calculation of the Interest Coverage
Ratio and Leverage Ratio for and at the end of such fiscal quarter and (b) stating that the signer has reviewed the terms of this Agreement and other Loan
Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period, and that the signer does not have knowledge of the existence as at the date of such officers' certificate of any Event of Default or Default and shall apply (i) to ABR Loans outstanding on such delivery date or made on and after such delivery date and (ii) to Eurodollar
Loans made on and after such delivery date; provided, however, that if the proceeds of such Loans are used to finance a Permitted Business Acquisition, and either the Leverage Ratio or Interest Coverage Ratio, after giving effect to such Permitted Business Acquisition on a pro forma basis, would result in a change in the Applicable Margin, such change shall become effective for all purposes simultaneously with the making of such Loans and shall apply (i) to ABR
Loans outstanding on such date or made






on or after such date and (ii) to  Eurodollar  Loans made on or after such date.
It is understood that the foregoing certificate of a Responsible Officer shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to Section 5.04. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the Compliance Certificate with respect to a fiscal quarter following the date the delivery thereof is due, the Leverage
Ratio and Interest Coverage Ratio shall be deemed, solely for the purposes of this definition, to be greater than 2.00:1.00 and less than 2.75:1.00, respectively, until such time as Borrower shall deliver such Compliance
Certificate.










                                                SCHEDULE 1.01(B) TO
                                                 CREDIT AGREEMENT


                        Applicable Prepayment Percentage



                                          Applicable Excess Cash Flow
                Applicable Level             Prepayment Percentage

                     Level I                          50%

                    Level II                          25%

                    Level III                         25%

                    Level IV                          10%










                                                            SCHEDULE 2.01 TO
                                                            CREDIT AGREEMENT


                       ADDRESSES FOR NOTICES; COMMITMENTS



CHEMICAL BANK
Revolving Credit Commitment:                         $10,674,157.26
Tranche A Term Loan:                                 $ 6,404,494.54
Canadian Term Loan:                                  $1,921,348.20


SUNTRUST BANK
Revolving Credit Commitment:                         $ 5,617,977.53
Tranche A Term Loan:                                 $ 3,370,786.51
Canadian Term Loan:                                  $ 1,011,235.96


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION
Revolving Credit Commitment:                         $10,393,258.43
Tranche A Term Loan:                                 $ 6,235,955.05
Canadian Term Loan:                                  $ 1,870,786.52


BANK OF IRELAND
Revolving Credit Commitment:                         $ 3,089,887.64
Tranche A Term Loan:                                 $ 1,853,932.58
Canadian Term Loan:                                  $   556,179.78


THE BANK OF NEW YORK
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34


THE BANK OF NOVA SCOTIA
Revolving Credit Commitment:                         $ 5,617,977.53
Tranche A Term Loan:                                 $ 3,370,786.51
Canadian Term Loan:                                  $ 1,011,235.96


BANK OF SCOTLAND
Revolving Credit Commitment:                         $ 5,617,977.53
Tranche A Term Loan:                                 $ 3,370,786.51
Canadian Term Loan:                                  $ 1,011,235.96


BANK OF TOKYO - MITSUBISHI TRUST COMPANY
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34








BANQUE PARIBAS
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34


BRANCH BANKING AND TRUST COMPANY
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34


RESTRUCTURED OBLIGATIONS BACKED
  BY SENIOR ASSETS B.V.
Tranche B Term Loan:                                 $39,746,192.90



CHL HIGH YIELD LOAN PORTFOLIO
Revolving Credit Commitment:
Tranche B Term Loan:                                 $14,904,622.34


CIBC INC.
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34


COMPAGNIE FINANCIERE DE CIC ET
  DE L'UNION EUROPEENE
Revolving Credit Commitment:                         $10,393,258.43
Tranche A Term Loan:                                 $ 6,235,955.05
Canadian Term Loan:                                  $ 1,870,786.52


CREDIT LYONNAIS NEW YORK BRANCH
Revolving Credit Commitment:                         $10,393,258.43
Tranche A Term Loan:                                 $ 6,235,955.05
Canadian Term Loan:                                  $ 1,870,786.52


CREDITANSTALT CORPORATE FINANCE, INC.
Revolving Credit Commitment:                         $ 3,089,887.64
Tranche A Term Loan:                                 $ 1,853,932.58
Canadian Term Loan:                                  $   556,179.78


CRESCENT/MACH PARTNERS, L.P.
Tranche B Term Loan:                                 $ 4,968,274.11


CRESTAR BANK
Revolving Credit Commitment:                         $ 5,617,977.53
Tranche A Term Loan:                                 $ 3,370,786.51
Canadian Term Loan:                                  $ 1,011,235.96








DRESDNER BANK, A.G. CHICAGO AND
 GRAND CAYMAN BRANCHES
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34


EATON VANCE PRIME RATE
Revolving Credit Commitment:
Tranche B Term Loan:                                 $24,841,370.56


FIRST UNION NATIONAL BANK OF NORTH CAROLINA
Revolving Credit Commitment:                         $10,393,258.43
Tranche A Term Loan:                                 $ 6,235,955.05
Canadian Term Loan:                                  $ 1,870,786.52


FUJI BANK
Revolving Credit Commitment:                         $ 3,089,887.64
Tranche A Term Loan:                                 $ 1,853,932.58
Canadian Term Loan:                                  $    556,179.78


GIROCREDIT BANK
Revolving Credit Commitment:                         $ 3,089,887.64
Tranche A Term Loan:                                 $ 1,853,932.58
Canadian Term Loan:                                  $   556,179.78


INDOSUEZ CAPITAL FUNDING II LTD.
Revolving Credit Commitment:
Tranche B Term Loan:                                 $12,917,512.69


THE INDUSTRIAL BANK OF JAPAN
Revolving Credit Commitment:                         $10,393,258.43
Tranche A Term Loan:                                 $ 6,235,955.05
Canadian Term Loan:                                  $ 1,870,786.52


THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34


MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.
Tranche B Term Loan:                                 $24,841,370.56


MERRILL LYNCH PRIME RATE PORTFOLIO
Tranche B Term Loan:                                 $12,117,512.69


SENIOR HIGH INCOME PORTFOLIO, INC.
Tranche B Term Loan:                                 $11,923,857.86








MITSUBISHI TRUST AND BANKING CORPORATION
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34


NATIONSBANK, N.A.
Revolving Credit Commitment:                         $10,393,258.43
Tranche A Term Loan:                                 $ 6,235,955.05
Canadian Term Loan:                                  $ 1,870,786.52


NBD BANK, N.A.
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34


NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
Tranche B Term Loan:                                 $29,809,644.68


THE NIPPON CREDIT BANK, LTD.
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34


SOCIETE GENERALE
Revolving Credit Commitment:                         $10,393,258.43
Tranche A Term Loan:                                 $ 6,235,955.05
Canadian Term Loan:                                  $ 1,870,786.52


SUMITOMO TRUST AND BANKING
Revolving Credit Commitment:                         $ 3,089,887.64
Tranche A Term Loan:                                 $ 1,853,932.58
Canadian Term Loan:                                  $   556,179.78


THE TORONTO-DOMINION BANK
Revolving Credit Commitment:                         $10,393,258.43
Tranche A Term Loan:                                 $ 6,235,955.05
Canadian Term Loan:                                  $ 1,870,786.52


THE TRAVELERS INSURANCE COMPANY
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34









UNITED STATES NATIONAL BANK OF OREGON
Revolving Credit Commitment:                         $ 5,617,977.53
Tranche A Term Loan:                                 $ 3,370,786.51
Canadian Term Loan:                                  $ 1,011,235.96


VAN KAMPEN MERRITT PRIME RATE INCOME TRUST
Tranche B Term Loan:                                 $18,879,441.62


WACHOVIA BANK OF NORTH CAROLINA, N.A.
Revolving Credit Commitment:                         $10,393,258.43
Tranche A Term Loan:                                 $ 6,235,955.05
Canadian Term Loan:                                  $ 1,870,786.52


WELLS FARGO BANK N.A.
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34


THE YASUDA TRUST & BANKING CO., LTD.
Revolving Credit Commitment:                         $ 7,865,168.54
Tranche A Term Loan:                                 $ 4,719,101.12
Canadian Term Loan:                                  $ 1,415,730.34












                                                          SCHEDULE 2.11(a) TO
                                                            CREDIT AGREEMENT


                              Amortization Schedule



Date                       Tranche A        Canadian          Tranche B

June 30, 1996                                                 $1,250,000

July 13, 1996              $2,333,333

September 30, 1996                                            $1,250,000

October 13, 1996           $2,333,333

December 31, 1996                                             $1,250,000

January 13, 1997           $2,333,333

March 31, 1997                                                $2,500,000

April 13, 1997             $5,500,000

June 30, 1997                                                 $2,500,000

July 13, 1997              $5,500,000

September 30, 1997                                            $2,500,000

October 13, 1997           $5,500,000

December 31, 1997                                             $2,500,000

January 13, 1998           $5,500,000

March 31, 1998                                                $3,750,000

April 13, 1998             $7,000,000

June 30, 1998                                                 $3,750,000

July 13, 1998              $7,000,000

September 30, 1998                                            $3,750,000

October 13, 1998           $7,000,000

December 31, 1998                                             $3,750,000

January 13, 1999           $7,000,000

March 30, 1999                                                $5,000,000

April 13, 1999             $7,750,000

June 30, 1999                                                 $5,000,000

July 13, 1999              $7,750,000

September 30, 1999                                            $5,000,000

October 13, 1999           $7,750,000









December 31, 1999                                              $5,000,000

January 13, 2000           $7,750,000

March 31, 2000                                                 $6,250,000

April 13, 2000             $7,750,000

June 30, 2000                                                  $6,250,000

July 13, 2000              $7,750,000

September 30, 2000                                             $6,250,000

October 13, 2000           $7,750,000

December 31, 2000                                              $6,250,000

January 13, 2001           $7,750,000

March 31, 2001                                                 $6,250,000

April 13, 2001             $7,750,000

June 30, 2001                                                  $6,250,000

July 13, 2001              $7,750,000

September 30, 2001                                             $6,250,000

October 13, 2001           $7,750,000

December 31, 2001                                              $6,250,000

January 13, 2002           $7,750,000       $5,000,000

March 31, 2002                                                $24,250,000

April 13, 2002                              $20,000,000

June 30, 2002                                                 $24,250,000

July 13, 2002                               $20,000,000

September 30, 2002                                            $24,250,000

December 31, 2002                                             $24,250,000

                Total:   $150,000,000       $45,000,000      $195,750,000









